Registration No. 33-80319



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                              SUNRIVER CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                           13-3469637
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                              Echelon IV, Suite 200
                             9430 Research Boulevard
                            Austin, Texas 78759-6543
                                 (512) 349-5800
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                                           Copies to:
     Gerald Youngblood,                             Joseph L. Cannella, Esq.
          Chairman                                  Joseph D. Alperin, Esq.
    SunRiver Corporation                        Fischbein Badillo Wagner Harding
   9430 Research Boulevard                              909 Third Avenue
  Austin, Texas 78759-6543                           New York, New York 10022
       (512) 349-5800                                    (212) 826-2000
(name and address, including zip code
  and telephone number, including
  area code, of agent for service)


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only Securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|


                         CALCULATION OF REGISTRATION FEE



                                              Proposed Maximum  Proposed Maximum       Amount of
      Title of Each Class       Amount to be   Offering Price      Aggregate         Registration
of Securities to be Registered   Registered     Per Share(1)    Offering Price(1)         Fee
- - -------------------------------------------------------------------------------------------------

Common Stock, $.01 par value   1,000,000(2)   $   4.53          $  4,531,250         $     1,563
Common Stock, $.01 par value     500,000(2)   $   2.06          $  1,031,250         $       356
Common Stock, $.01 par value     853,000(3)   $   2.81          $  2,399,063         $       828
Common Stock, $.01 par value  12,091,210(4)   $   2.87          $ 34,762,229         $    11,987
Total ......................  14,444,210          --            $ 42,723,792         $    14,734(5)


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2)  Shares which may be offered by the Company.

(3) Consists of 275,000 shares which may be offered by the Company, 500,000 shares issuable upon exercise of certain five- year warrants expiring May 19, 1997 and registered for resale, 68,000 shares issuable upon exercise of certain warrants expiring November 16, 1997 and registered for resale and 10,000 shares owned by one party.

(4) Includes 725,000 shares which may be offered by the Company and included in the original filing as selling stockholder shares.

(5)  Of which $13,171 was previously  paid.


          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              SUNRIVER CORPORATION
                               -------------------

                              Cross Reference Sheet
                     Pursuant to Regulation S-K, Item 501(b)

                               -------------------


Item of Form S-1                                               Prospectus Location
- - ----------------                                               -------------------


1.      Forepart of the Registration Statement and Outside     Facing Page; Cross Reference Sheet; Outside
               Front Cover Page of Prospectus.......                  Front Cover Page of Prospectus

2.      Inside Front and Outside Back Cover Pages of           Inside Front and Outside Back Cover Pages of
               Prospectus...........................                  Prospectus

3.      Summary Information, Risk Factors, Ratio of            Prospectus Summary, Risk Factors; Inapplicable
               Earnings to Fixed Charges............                  as to Ratio of Earnings to Fixed Charges

4.      Use of Proceeds.............................           Use of Proceeds

5.      Determination of Offering Price.............           Inapplicable

6.      Dilution....................................           Inapplicable

7.      Selling Security Holders....................           Selling Stockholders

8.      Plan of Distribution........................           Plan of Distribution

9.      Description of Securities to be Registered..           Description of Capital Stock

10.     Interests of Named Experts and Counsel......           Legal Matters, Experts

11.     Information with Respect to the Registrant

    (a)        Description of Business..............           Business

    (b)        Description of Property..............           Business

    (c)        Legal Proceedings....................           Business

    (d)        Dividends and Related Stockholder Matters       Dividend Policy

    (e)        Financial Statements.................           Financial Statements and Financial Statement
                                                                      Schedules

    (f)        Selected Financial Data..............           Selected Consolidated Financial Data

    (g)        Supplementary Financial Information..           Inapplicable

    (h)        Management's Discussion and Analysis of         Management's Discussion and Analysis of
                      Financial Condition and Results of              Financial Condition and Results of
                      Operations....................                  Operations

    (i)        Changes in Accountants...............           Change in Accountants

    (j)        Directors and Executive Officers.....           Management

    (k)        Executive Compensation...............           Management

    (l)        Security Ownership...................           Security Ownership of Certain Beneficial Owners
                                                                      and Management

                                                 -i-





    (m)        Certain Transactions.................           Certain Transactions

12.     Disclosure of Commission Position on
               Indemnification for Securities Act
               Liabilities..........................           Inapplicable


                     Subject to Completion, Dated May 30, 1996
PROSPECTUS
                                14,444,210 Shares



                              SUNRIVER CORPORATION
                                  Common Stock

                              --------------------





     Up to 2,500,000 shares of common stock, par value $.01 ("Common Stock"), of SunRiver Corporation (the "Company") may be offered from time to time by the Company (the "Company Shares") and up to 11,944,210 shares of Common Stock, including up to 568,000 shares issuable upon exercise of certain warrants with exercise prices ranging from $.85 to $6.60 per share, subject to adjustment, may be offered from time to time by the selling stockholders ("Selling Stockholders"). It is currently contemplated that officers and directors of the Company will offer and sell the Company Shares on behalf of the Company without using the services of any underwriter, selling agent or finder. Prior to any sales by the Company, the Company will update, where and as appropriate, the Registration Statement of which this Prospectus is a part. The Company will not receive any proceeds from the sale of the Selling Stockholders' shares. The expenses of the offering, estimated at $225,000, will be paid by the Company. See "Selling Stockholders", "Business-Purposes of Registration of Shares by the Company" and "Plan of Distribution".

     There will be approximately 50,170,506 shares of Common Stock issued and outstanding after this offering, assuming all 14,444,210 shares are sold. The 14,444,210 shares offered hereby represent 159% of the 9,112,729 shares of Common Stock which are owned by non-affiliates of the Company and are freely tradeable on The Nasdaq SmallCap Market as of May 22, 1996. Sales and the prospect of sales of the shares offered hereby could have a material adverse impact on the market price of the Common Stock. See "Risk Factors - Adverse Impact on Market Price of Common Stock" and "Plan of Distribution."

     On May 29, 1996, the last reported sale price of the Company's Common Stock on The Nasdaq SmallCap Market (symbol: SRVC) was $5-7/8 per share. See "Price Range of Common Stock."


     See "Risk Factors," beginning on page 4, for factors which should be considered by prospective investors.

     The sale of the shares offered hereby may be effected in one or more transactions on the over-the-counter market, including ordinary brokers' transactions, in privately negotiated transactions or through sales to one or more dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the sellers. The shares offered hereby may be sold in New Jersey only through a registered broker-dealer or in reliance upon an exemption from registration. See "Plan of Distribution."

     The Selling Stockholders and intermediaries through whom their shares and shares offered hereby by the Company are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
   UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                              --------------------
                     The date of this Prospectus is         , 1996.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless the context otherwise requires, references to the Company in this Prospectus include the Company and its direct and indirect subsidiaries including SunRiver Data Systems, Inc., the Company's principal operating subsidiary.

                                   The Company

     The Company is engaged, through operating subsidiaries, in designing and manufacturing graphics and text computer terminals for business use and in developing Internet software for use by businesses. The Company's general strategy is to be a provider of devices which provide access to corporate network computing environments and software for secure, private communications and electronic commerce over the Internet. The Company has two operating subsidiaries, SunRiver Data Systems, Inc. ("SunRiver Data") and TradeWave Corporation ("TradeWave").

     SunRiver Data designs, assembles, sells and supports general purpose desktop computer display terminals, which generally do not have graphics capabilities but some of which have limited graphics capabilities ("General Display Terminals"); high resolution high performance desktop network graphics display terminals ("Network Graphics Displays") (this product was formerly referred to by the Company as "X-Terminals") based on the X-Terminal protocol; and desktop high performance alternatives to personal computer and other terminal products in multi-user, personal computer and minicomputer-based environments ("MultiConsole Terminals"). In addition, a partnership (the "GAI Partnership") formed by SunRiver Data and General Automation, Inc. ("GAI") and managed by GAI designs, integrates, sells and supports multi-user computer systems that can manage large volumes of data running SunRiver Data's and GAI's versions of a data-based system licensed from Pick Systems. These products and services are offered solely to businesses.

     In October 1995, SunRiver Data acquired assets relating to the General Display Terminal products of Digital Equipment Corporation ("Digital") sold under the "VT(R)" and "Dorio(R)" brands (excluding the VT 400 Series) and, as a result, based on published 1994 industry data, the Company believes that SunRiver Data is the second largest manufacturer of General Display Terminals in the world with an installed user base of more than 5,000,000 units.

     TradeWave develops and sells Internet software products and value-added network services which enable desktop computer users to conduct commercial transactions by way of the Internet.

     The Company entered into the General Display Terminal and Network Graphics Displays businesses in December, 1994 when the Company purchased Applied Digital Data Systems, Inc. ("ADDS"), which subsequently changed its name to SunRiver Data Systems, Inc., from NCR Corporation (formerly AT&T Global Information Solutions Company) ("NCR" or "AT&T-GIS"). For more than 25 years, ADDS has been a supplier of General Display Terminals and Network Graphics Displays worldwide under either the customer's or ADDS(R) trademark. Simultaneously with the Company's acquisition of ADDS, the Company acquired all of the assets and business of SunRiver Group, Inc. ("SunRiver Group"). Prior to this acquisition, SunRiver Group had been engaged for more than nine years in the development and manufacture of software and hardware for MultiConsole Terminals. SunRiver Group was a pioneer in the development of high-speed multi-console terminals for open system, multi-user platforms. As a result of the Company's acquisition of ADDS and the assets of SunRiver Group, SunRiver Group owns approximately 60% of the Company's outstanding Common Stock (inclusive of 4,174,704 shares underlying warrants).

     SunRiver Data offers standard and custom models of its General Display Terminals primarily to retail, financial, telecommunications and wholesale distribution businesses requiring them for data entry and point of sale activities. Standard and custom model Network Graphics Displays are sold by SunRiver Data primarily to telecommunications and financial businesses requiring the ability to provide concurrent information to customers on a variety of topics, such as billing, credit history and other account information. MultiConsole Terminals are typically used by small to medium sized businesses, such as chain stores, requiring predominantly transaction-oriented applications. Sales of systems by the GAI Partnership are primarily to large distribution centers, retail establishments, manufacturers, local governments and data-bases for credit and collection, which require management of large volumes of data.

     The products and services developed or being developed by TradeWave include: enterprise-wide multi-media directories and catalogs, information server distribution and retrieval client software, information security software and services, and a line of financial transactions settlement software and services. TradeWave recently introduced a suite of products and services to help businesses use the Internet as if it were their own private network - a Virtual Private Internet (VPItm). TradeWave's products have not yet gained widespread commercial acceptance. TradeWave commenced operations in April 1995, when it acquired technology from the Microelectronics and Computer Technology Corporation ("MCC") and became an associate member of MCC. MCC is a research and development consortium whose members include AT&T, Motorola, Kodak and Digital.

     The Company was incorporated in Delaware in 1988. Prior to November, 1995, the Company was known as All-Quotes, Inc. The Company's executive offices are located at Echelon IV, Suite 200, 9430 Research Boulevard, Austin, Texas 78759-6543, and its telephone number is (512) 349-5800.

     Before making an investment in the Common Stock, prospective purchasers should carefully consider certain factors set forth under "Risk Factors."

                                  The Offering



Common Stock
        Offered by the Company . . . . . .  2,500,000 shares
        Offered by Selling Stockholders. . 11,944,210 shares

Common Stock Outstanding . . . . . . . . . 46,895,895 shares(1)

Common Stock to be Outstanding
        After the Offering . . . . . . . . 50,170,506 shares(2)(3)

Use  of Proceeds . . . . . . . . . . . . . The  Company will not receive any proceeds  from  the  sale  of  Common
                                           Stock  offered  by the  Selling
                                           Stockholders.

                                           All or a portion of the shares
                                           offered by the  Company may either
                                           be issued in satisfaction of
                                           obligations of TradeWave to MCC and
                                           SunRiver Data to NCR or be sold, and
                                           the proceeds used, for such purposes.
                                           Any remaining shares may be sold by
                                           the Company,  and the proceeds  used,
                                           for additional working capital or for
                                           other corporate purposes.  See
                                           "Reorganization-TradeWave
                                           Acquisition" and "Recent Developments
                                           -Restructuring of Obligations to
                                           NCR" and "Use of Proceeds."

The Nasdaq SmallCap Market Symbol . . . .  SRVC


- - ----------------------------


     (1) Excludes 13,052,059 shares issuable upon exercise of outstanding warrants and options at prices ranging from $.85 to $8.25 per share (subject to adjustment), and warrants the Company expects to issue to SunRiver Group, with an exercise of $3.875 per share, in connection with SunRiver Data's acquisition of assets from Digital. See "Reorganization-Financing for the Digital Acquisition," "Management-Executive Compensation" and "Security Ownership of Certain Beneficial Owners and Management."

     (2) Excludes 12,484,059 shares issuable upon exercise of outstanding warrants and options at prices ranging from $1.35 to $8.25 per share, and includes 568,000 shares offered hereby and issuable upon exercise of warrants at prices ranging from $.85 to $6.60 per share (subject to adjustment), and the maximum of 206,611 shares issuable to Digital depending on the closing price of the Common Stock on the date of this Prospectus. See "Recent Developments - Purchase of Digital's Assets" and "Selling Stockholders."

     (3) This total plus the 12,484,059 shares referred to in footnote (2), above, exceeds the Company's 60,000,000 shares of authorized Common Stock by 2,654,565 shares. SunRiver Group has agreed to refrain from exercising warrants to purchase up to 2,654,565 shares of Common Stock to the extent necessary to permit the exercise by others of their options and warrants and the offer and sale by the Company of newly issued Common Stock.



                                  RISK FACTORS

     Prospective purchasers of the shares of Common Stock being offered hereby (the "Offering") should carefully consider the following factors, as well as other information set forth in this Prospectus, before making an investment in the Common Stock.

Debt Structure and Liquidity

     The Company is highly leveraged. As of December 31, 1995, the Company had a negative tangible net worth of $1,271,768 and total liabilities of $63,443,375. The Company's cash requirements at December 31, 1995 included repayment of a term loan, under its bank credit line with The Chase Manhattan Bank, N.A., of $20,000,000, plus interest, in eleven quarterly installments commencing March 31, 1996; repayment of a revolving loan, under the same bank credit line (the "Chase Credit Line"), of $8,000,000, plus interest; payments of $2,500,000 by TradeWave to MCC; and the payment of expenses of approximately $200,000 during 1996 relating to implementing the settlement agreement between the Company and Sun Microsystems, Inc. that requires the Company to stop using any
SunRiver-based mark or name after April 23, 1997, except under limited circumstances. The Company is limited by the terms of the Chase Credit Line from providing TradeWave with funds to pay its obligations to MCC. While the Company believes that cash generated from operations and available under the Chase Credit Line will be sufficient to pay its other obligations as they become due, in the event there is a decline in the Company's sales and earnings, the Company's cash flow would be adversely affected including as a result of a decrease in availability under the Chase Credit Line, the revolver portion of which provides cash availability to the Company based, in part, on the eligible accounts receivable generated by the Company. Accordingly, the Company may not have the necessary cash to fund all of its obligations. The Company's ability to obtain equity financing to reduce its debt and increase its stockholders' equity is adversely affected by such leverage and other risks described below. See "-TradeWave's Limited Operating History, Losses and Liquidity," "Recent Developments," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Business-Manufacturing."

Operating History

     As a wholly-owned subsidiary of NCR, SunRiver Data had net losses of $2,940,336, $9,709,549 and $3,288,634 in the years ended December 31, 1992 and
December 31, 1993 and the period from January 1, 1994 to December 9, 1994. Prior to the Company's acquisition of the assets and business of SunRiver Group, SunRiver Group had net income of $302,057 for the year ended December 31, 1992, a net loss of $70,168 for the year ended December 31, 1993 and net income of $37,618 for the year ended December 31, 1994 inclusive of the results for ADDS for the period December 10 through December 31, 1994. While the Company had income from continuing operations before taxes of $2,237,684 for the year ended December 31, 1995, there can be no assurance that these results are indicative of future operating results. In this regard, the Company has recorded nonrecurring charges of approximately $2,207,000 in the quarter ended December 31, 1995 relating to the acquisition of in-process technology by TradeWave from MCC and the refinancing of debt in connection with the acquisition of assets from Digital. The Company believes that a comparison of the Company's operating results since December 9, 1994 to prior results of SunRiver Data and SunRiver Group is not meaningful because of the substantial changes that have been effected by management of the Company since December 9, 1994, the date the Company acquired SunRiver Data and the assets and business of SunRiver Group. However, it will be necessary for the Company to have a longer operating history as a basis for comparison and a meaningful evaluation of the Company's performance. See "-TradeWave's Limited Operating History, Losses and Liquidity," "Recent Developments" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

TradeWave's Limited Operating History, Losses and Liquidity; Need for Additional Financing


     Since commencing business in April 1995, TradeWave incurred net losses of approximately $2,000,000 through December 31, 1995. TradeWave's predecessor incurred net losses of approximately $645,000 in 1993 and $285,000 in 1994. During the fourth quarter of 1995, the Company recorded a nonrecurring charge of $1,225,000 relating to the acquisition by TradeWave of in-process technology from MCC when Management recognized that sales practices of its Internet competitors had impaired the revenue potential of this technology. TradeWave has not as yet realized any significant revenues from its recent introduction of a suite of products and services to help businesses use the Internet as if it were their own private network. Management of TradeWave anticipates that losses from TradeWave's business will continue at least through the third quarter of 1996 and that TradeWave will require substantial additional financing from sources other than the Company and SunRiver Data to sustain its current level of operations and pay the $2,250,000 it owes to MCC, of which $1,250,000 is due in 1996, and $1,000,000 is due in 1997. See "Reorganization-TradeWave Acquisition," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business-Products and Services."

Strategy

     Approximately 49.2% of the Company's sales for the year ended December 31, 1995 were of General Display Terminals. The Company has been increasing its market share as other manufacturers of General Display Terminals have been abandoning this business to manufacture personal computer-based architecture with significant graphical capability. As a result of the Company's recent acquisition of Digital's General Display Terminal product lines, the Company believes, based on published 1994 data, that it is now the second largest supplier of General Display Terminals in the world. The Company's strategy in increasing its share of a market where the products and market are mature and where there are substantial defections to other products is based upon its belief that there will be a continuing substantial demand for General Display Terminals, in part because of enhanced performance, and additional features, including MS Windows NT and Internet support, that allow General Display Terminals to compete favorably, in terms of performance and price, with low-cost personal computers. The success of this strategy depends upon numerous assumptions by the Company, including prices of low-cost personal computers and the Company's belief that, in a transaction-oriented environment, a personal computer is not a cost effective replacement for a General Display Terminal. There can be no assurance that the Company's strategy is valid. See "Recent Developments" and "Business - Products and Services."

Declining Gross Profit Margins; Competition

     The business of the Company is intensely competitive and characterized by constant pricing pressure. The computer industry has experienced industry-wide declines in the average sales price of computer hardware. As a result, the Company and its competitors have experienced downward pressure on gross margin. Many of the Company's competitors are much larger companies with substantially greater technical, financial and other resources than the Company. The Company's ability to compete favorably is, in significant part, dependent upon its ability to control costs, react timely and appropriately to short and long term trends and competitively price its products; and there is no assurance that the Company will be able to do so. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business-Competition."

Adverse Impact on Market Price of Common Stock


     As of May 22, 1996, up to approximately 9,112,729 shares of the Company's Common Stock were freely tradeable on The Nasdaq SmallCap Market. Pursuant to this Prospectus, Selling Stockholders may currently sell up to 9,972,494 of their shares of Common Stock without restriction (assuming exercise of Selling Stockholder warrants to purchase 568,000 shares of Common Stock). An additional 1,500,805 shares and 265,100 shares will be saleable by Selling Stockholders pursuant to this Prospectus after June 9, 1996 and December 31, 1996, respectively. There is neither an underwriter nor a coordinating broker through which Selling Stockholders must sell their shares. Accordingly, sales and the prospect of sales of Common Stock by the Selling Stockholders, as well as the prospect of sales of up to 2,500,000 shares of Common Stock by the Company, could have a material adverse impact on the market price of the Company's Common Stock. See "Price Range of Common Stock," "Description of Capital Stock - Shares Eligible for Future Sale" and "Plan of Distribution."


Fluctuations in Quarterly Results

     The Company's quarterly operating results have fluctuated in the past and may fluctuate significantly in the future due to a number of factors, including timing of new product introductions by the Company and its competitors; changes in the mix of products sold; availability and pricing of subassemblies and components from third parties; timing of orders; difficulty in maintaining margins; and changes in pricing policies by the Company, its competitors or suppliers. See "-Dependence Upon Suppliers; Shortages of Subassemblies and Components" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations."

Possibility of Volatility of Common Stock Price

     There has been significant volatility in the market price of the Company's Common Stock, and of the securities of companies engaged in the businesses similar to the Company's business. Various factors and events may have a significant impact on the market price of the Common Stock including fluctuations in the prices of computer industry stocks, generally; announcements by the Company, its suppliers or its competitors concerning quarterly and year end results of operations; technological innovations or the introduction of new products; shortages or failure of components or subassemblies; and public concern about the economy, generally. See "Price Range of Common Stock" and "-Adverse Impact on Market Price of Common Stock."

Dependence Upon Major Customers

     NCR was the Company's most significant customer in 1995, accounting for 41.2% of the Company's revenue. However, sales in 1996 to NCR are not expected to reach a comparable level because a substantial portion of 1995 sales were of the Company's "Chameleon" Network Graphics Displays used by NCR in specific projects completed during the first quarter of 1996. Although NCR is contractually committed to purchase 90% of its terminal requirements from the Company through December 9, 1999, it may under certain conditions cancel its agreement without compensation to the Company. Digital is expected to be the Company's most significant customer in 1996. While Digital is contractually committed to purchase 95% of its terminal requirements from the Company through October 23, 1999, it may terminate its agreement for cause without compensation to the Company. The loss of NCR or Digital as a customer would have a material adverse effect on the Company's results of operations and liquidity. See "Recent Developments-Related Agreements with Digital" and "Business-Products and Services."

Dependence Upon Suppliers; Shortages of Subassemblies and Components

     The Company purchases subassemblies and components for its products almost entirely from more than 40 domestic and Far East suppliers. Wong Electronics Corp., which manufactures plug-in logic boards for the Company's General Display Terminals, accounted for approximately 20% of the dollar amount of the Company's total purchases in 1995 of subassemblies and components. No other supplier accounted for 10% or more of such amount. While there are at least two qualified suppliers for the subassemblies and components that are made to the Company's specifications, they are generally single-sourced so that the Company is able to take advantage of volume discounts and more easily ensure quality control. The Company estimates that the lead time required before an alternate supplier can begin providing the necessary subassembly or component would generally be between six to ten weeks. The disruption of the Company's business during such period of lead time could have a material adverse effect on its sales and results of operations for the quarter and, perhaps, also for the fiscal year.

     The Company has experienced shortages of supplies for components from time to time as a result of industry-wide shortages, which sometimes result in market price increases and allocated production runs. However, to date, such shortages have not had a material adverse effect on the Company's business.

     In connection with the transfer of all production of the VT and Dorio product lines from Digital's facilities in the Far East to SunRiver Data's plant in Hauppauge, New York, the Company is experiencing a shortage of a component required to manufacture a key model of the VT and Dorio General Display Terminals. As a result of this shortage, the Company expects a deferment of revenue of between $2.5 million and $3.5 million of these products from the second to the third and fourth quarters of 1996. Accordingly, the Company's sales and income could be negatively affected during the second quarter of 1996. The Company believes it can ameliorate the impact of such shift in sales by aggressively marketing alternatives to its customers.

New Products and Technological Change

     The computer industry is characterized by a rapid rate of product improvement, technological change and product obsolescence. As a result, the Company's product lines are subject to short life cycles. While the Company is engaged in research and development of new products, no assurance can be given that the Company will be able to bring any new products to market to replace existing products rendered obsolete by technological change. The failure of the Company to market new products on a timely basis could materially and adversely affect the Company's business. Furthermore, inventory management is critical to decreasing the risk of being adversely affected by obsolescence and there is no assurance that the Company's inventory management systems will adequately protect against this risk. The Company believes its flexible manufacturing processes mitigate the risk of product obsolescence. The Company recorded nonrecurring charges of approximately $1,225,000 during the quarter ended December 31, 1995 when management recognized that the pricing practices of bundling browser software by TradeWave's Internet competitors had impaired the revenue potential of the in-process technology acquired by TradeWave from MCC. See "Reorganization--TradeWave Acquisition" and "Business--Manufacturing."

Research and Development

     There has been substantial investment in research and development of the Company's existing products by SunRiver Group, SunRiver Data and Digital. The
Company will need to continue to introduce new products that match the price/performance levels of competitive products. The development of new products is inherently risky and expensive and the Company's working capital may not be sufficient to permit it to fund the research and development required. Furthermore, there can be no assurance that the Company will successfully develop new products or that any new products that are developed will be introduced in a timely manner and receive market acceptance. See "Business - Products and Services" and Financial Statements and Pro Forma Information.

Expansion

     SunRiver Group and SunRiver Data have benefitted from significant expansion in the microcomputer industry during the past several years. Although the Company expects the industry to continue to expand, the Company's business may be adversely affected by a decline in the sales growth of microcomputer-related products. As a result of the recent Digital transactions, the Company is expanding its manufacturing capacity by reorganizing its current manufacturing operations, investing in additional capital equipment and hiring additional personnel and is also expanding its sales and marketing capacity by increasing staffing and by increasing its marketing, sales promotion and advertising activities. If sales of VT and Dorio brand General Display Terminals are materially less than the historical sales of these brands by Digital, the Company might have to substantially curtail its expanded activities and its results of operations and liquidity could be materially and adversely affected. See "Recent Developments."

Control by SunRiver Group


     SunRiver Group owns approximately 56% (approximately 50% on a fully diluted basis) of the outstanding shares of the Company's Common Stock (excluding 4,174,704 shares underlying warrants held by SunRiver Group) and, accordingly, has the ability to elect all directors, authorize certain transactions that require stockholder approval and otherwise control Company policies, without concurrence of the Company's minority stockholders. SunRiver Group's control of the Company may have an adverse effect on the market price of the Common Stock due to the perception by existing or potential stockholders that influencing or changing the Company's Management or policies would be difficult. Such control could also make the possible takeover of the Company or the removal of Management more difficult, discourage hostile bids for control of the Company in which stockholders may receive premiums for their shares of Common Stock and otherwise adversely affect the market price of the Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."


Dependence Upon Key Personnel

     The Company's success will depend upon its key management, sales and technical personnel. The Company does not have employment contracts with any of its employees. In addition, the Company believes that, to succeed in the future, it will be required to continue to attract, retain and motivate additional skilled executive and technical sales and engineering employees who are in short supply because of great demand throughout the industry for their services. The loss of any of its existing key personnel or the inability to attract and retain key employees in the future could have a material adverse effect on the Company. See "Management."

No Dividends Anticipated

     The Company has not paid cash dividends and does not anticipate paying cash dividends on the Common Stock in the foreseeable future. See "Dividend Policy."

Possible Adverse and Anti-takeover Effects of Authorization of Preferred Stock

     The Company's Certificate of Incorporation authorizes the issuance of a maximum of 1,000,000 shares of preferred stock ("Preferred Stock") on terms which may be fixed by the Company's Board of Directors without further stockholder action. The terms of the Preferred Stock may include dividend, voting and liquidation preferences which could adversely affect the rights of holders of the Common Stock. No Preferred Stock has been issued to date and the Company has no current plans to issue Preferred Stock. The issuance of Preferred Stock could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which stockholders may receive premiums for their shares of Common Stock, otherwise dilute or subordinate the rights of holders of Common Stock and adversely affect the market price of the Common Stock. See "Description of Capital Stock--Preferred Stock."

Forward-Looking Information May Prove Inaccurate

     This Prospectus contains forward-looking statements and information that are based on management's beliefs as well as assumptions made by and information currently available to management. When used in this document, the words "anticipate," "believe," "estimate," and "expect," and similar expressions are intended to identify forward-looking statements. Such statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risk factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not intend to update these forward-looking statements and information.

                                 REORGANIZATION

General

     During the period beginning in December 1994 and ending in October 1995, the Company made acquisitions and dispositions which resulted in a total change in the Company's business and management. In addition, the Company changed its fiscal year end from June 30 to December 31. The Company was known as All-Quotes, Inc. before it changed its name to SunRiver Corporation in November, 1995.

     In January 1995, the Company disposed of its business of collecting and electronically distributing financial information to subscribers (the "Quote Business"), a business in which it had been engaged since 1988. In August 1995, the Company disposed of its remaining interest in diamond mining properties in Sierra Leone.

     As a result of two acquisitions, since December, 1994, the Company has been engaged in designing, assembling, selling and supporting General Display Terminals, Network Graphics Displays and MultiConsole Terminals. In connection with these acquisitions, the Company's prior management was entirely replaced effective December 9, 1994. A partnership formed by the Company and General Automation, Inc. in May, 1995 ("GAI") and managed by GAI designs, integrates, sells and supports multi-user computer systems running the Company's and GAI's versions of the database system licensed from Pick Systems. These products and services are offered solely to businesses.

     As the result of a third acquisition, since April, 1995, the Company has also been engaged in the business of developing Internet software products and providing value-added network services which enable desktop computer users to conduct commercial transactions by way of the Internet.

     The Company substantially expanded its General Display Terminal business in October, 1995, when it acquired assets from Digital relating to Digital's Dorio and VT General Display Terminal Product lines. See "Recent Developments."

SunRiver Group and SunRiver Data Acquisitions

     On December 12, 1994, effective December 9, 1994, the following occurred:

     1. The Company acquired the assets and business (the "SunRiver Group Acquisition") of SunRiver Group (formerly named SunRiver Corporation) in exchange for the issuance to SunRiver Group of 5,594,001 shares of the Company's Common Stock and an agreement to issue to SunRiver Group 20,845,379 additional shares of the Company's Common Stock, which additional shares were issued in October 1995. Such 26,439,380 shares constituted the total consideration paid to SunRiver Group for the SunRiver Group Acquisition. The Company also agreed to issue 4,091,210 shares of the Company's Common Stock, which were issued in November 1995, to RAS Securities Corp. ("RAS") or its designees as consideration for, among other matters, introducing the Company to SunRiver Group and advising the Company with respect to the SunRiver Group Acquisition and the SunRiver Data Acquisition (defined below). Included in the shares offered by this Prospectus are 3,366,210 of such 4,091,210 shares. The agreed value of the shares issued to SunRiver Group and RAS was 63.332344% and 9.8%, respectively, of the outstanding Common Stock after giving effect to the issuances of the shares in the Private Placement (defined below), 288,000 shares to Venture First II, L.P. in satisfaction of a SunRiver Group obligation assumed by the Company and 300,000 shares to Rosbro Capital Corporation in exchange for the release of certain obligations of the Company. See "Certain Transactions."

     2. Included in the assets acquired from SunRiver Group was an agreement (the "SunRiver Data Acquisition Agreement") to acquire the outstanding common stock of ADDS from NCR.

     The SunRiver Data Acquisition Agreement was immediately contributed, along with the other SunRiver Group assets acquired by the Company, to a newly formed wholly-owned subsidiary of the Company, SunRiver Acquisition Corp. SunRiver
Acquisition Corp. then purchased the common stock of ADDS from NCR (the "SunRiver Data Acquisition") for $13,000,000, of which $5,000,000 was paid in cash and the balance of $8,000,000 was paid by the delivery of SunRiver Acquisition Corp.'s promissory note (the "NCR Note").

     In addition, NCR was granted a put option (the "Put Option") to require SunRiver Acquisition Corp. to purchase all of the preferred stock, no par value, of SunRiver Data (the "SunRiver Data Preferred Stock") owned by NCR for $8,750,000, which was subsequently adjusted to $7,228,000. NCR granted a call option (the "Call Option") to SunRiver Data that permitted SunRiver Data to purchase the SunRiver Data Preferred Stock at prices starting at $7,000,000, which was subsequently adjusted to $5,782,000. ADDS had authorized and issued to NCR the SunRiver Data Preferred Stock prior to and in anticipation of the SunRiver Data Acquisition. The Put Option and the Call Option prices were adjusted downward as required by the SunRiver Data Acquisition Agreement because, among other factors, the actual net asset value of ADDS on the date of closing of the SunRiver Data Acquisition was lower than ADDS' prior estimated net asset value as of such date. In October 1995, the NCR Note, the Put Option and the Call Option were restructured, as more fully described below under "-Restructuring of Obligations to NCR."

     As consideration for SunRiver Group's guarantee of the Company's obligations under the Put Option, the Company agreed to issue a warrant (the "SunRiver Group Warrant") to SunRiver Group, which was issued in October 1995, to purchase 4,174,704 shares of the Company's Common Stock on or before December 12, 2004 at $1.84 per share, the closing price of the Common Stock on The Nasdaq SmallCap Market on December 9, 1994.

     A portion of the purchase price for the SunRiver Data Acquisition was funded by the Company's issuance of 7,000,000 shares of Common Stock for a total of $3,500,000 ($.50 per share) in a private placement (the "Private Placement") in which RAS acted as the exclusive placement agent. The $.50 per share price of the Private Placement shares was determined by arms-length negotiations between the Company and RAS. In connection with the Private Placement, the Company paid RAS a total of approximately $945,000 consisting of a 10% commission of $350,000, a 3% non-accountable expense allowance of $105,000, an investment banking fee of $250,000 and a consulting fee of $240,000.

     3. The Company's wholly owned subsidiary, All-Quotes Capital, Inc. ("Capital"), assumed all of the liabilities of the Company arising prior to December 9, 1994 (the "Capital Assumed Liabilities") in consideration of the Company's assignment to Capital of its rights to the Global Proceeds (defined below).

     4. NCR agreed to purchase 90% of its terminal requirements from SunRiver Data through December 9, 1999. However, NCR can terminate its agreements governing such purchases, under certain circumstances, without compensation to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations."

Disposition of Quote Business and Diamond Mining Properties

     On January 11, 1995 the Company sold to Global Market Information, Inc., for $1,800,000 (the "Global Proceeds") substantially all of the assets of the Company's business of collecting and electronically distributing financial information to subscribers (the "Quote Business"). Since then, substantially all of the Global Proceeds have been used to pay the Capital Assumed Liabilities.

     In connection with the SunRiver Group Acquisition, effective December 9, 1994, the Company relinquished voting control of Capital by granting a proxy to Bronson Conrad and J. Gerald Combs (who simultaneously resigned as Chairman of the Board, and President and Director, respectively, of the Company) to vote all of the shares of common stock of Capital. Capital owned approximately 67% of AmCan Diamond Mining Company, Ltd. ("AmCan"), the owner and operator of diamond mining properties in Sierra Leone.

     On August 14, 1995, the Company exchanged all of its shares of Capital's common stock for 736,501 shares of the Company's Common Stock and Bronson Conrad's relinquishment to the Company of his then currently exercisable options to purchase 200,000 shares of Common Stock at $1.63 per share. In addition, the Company and SunRiver Group exchanged general releases with Messrs. Conrad and Combs and the Company released to Capital 4,000,000 of the 5,000,000 shares of common stock of Capital's subsidiary, All-Quotes Data, Ltd., that had been escrowed to secure payment of the Capital Assumed Liabilities. The remaining 1,000,000 shares will remain in escrow until the Capital Assumed Liabilities are paid. See "Business-Legal Proceedings," "Management" and "Certain Transactions."

Reasons for SunRiver Group and SunRiver Data
Acquisitions and Dispositions of Prior Businesses

     SunRiver Group needed additional equity financing quickly in order to complete the acquisition of SunRiver Data. It believed that acquiring control of a public company that had no operating business could provide it with the ability to raise the necessary funds in a private placement to accredited investors. Thereafter, such a company could provide access to additional capital by means of private and/or public offerings. RAS knew that the Company was in the process of selling its Quote Business and that the then current management was desirous of offering the Company as a vehicle for a privately held company to become a public company.

     All-Quotes, Inc. had not realized a profit from the Quote Business in any fiscal quarter since its inception in 1988, had accumulated losses as of September 30, 1994 in excess of $5.8 million since inception, was subject to extensive competition from others with substantially greater resources, financial and otherwise, and expected competition in the financial information business to intensify dramatically through the remainder of this decade. Therefore, prior management of the Company concluded that it was highly unlikely that the Quote Business could reach profitability in the foreseeable future and that it would be in the best interests of the Company's stockholders to sell the Quote Business.

     In the negotiations that ensued as a result of RAS' introduction of SunRiver Group to the Company, SunRiver Group determined, without receiving any independent evaluation, that the highly speculative diamond mining business conducted by AmCan was not a business in which SunRiver Group had any interest or expertise and that the retention of an interest in AmCan could adversely affect the prospects for financing the acquisition of SunRiver Data.

TradeWave Acquisition

     On April 20, 1995, EiNet Acquisition Corporation, a newly-formed wholly-owned Delaware subsidiary of the Company (which changed its name to TradeWave Corporation ("TradeWave")), acquired (the "TradeWave Acquisition") the Enterprise Integration Network technology (the "TradeWave Technology") from the Microelectronics and Computer Technology Corporation ("MCC") for $1,000,000 plus royalties, of which $100,000 has been paid pursuant to an agreement, dated March 22, 1995, and amended March 4, 1996 (as amended, the "TradeWave Acquisition Agreement"). In addition, the Company incurred approximately $300,000 in costs directly related to the TradeWave Acquisition.


     Coincidentally with the purchase of the TradeWave Technology, TradeWave became an associate member of MCC. Associate membership gives TradeWave the right to participate in joint research projects. In this regard, TradeWave entered into a technology agreement, dated April 21, 1995, and amended March 4, 1996 (as amended, the "TradeWave Technology Agreement"), with MCC to participate in the InfoSleuth Project to develop technology to intelligently navigate dynamic information networks such as the Internet. MCC is a research and development consortium whose members include AT&T, Motorola, Kodak and Digital. Under the TradeWave Technology Agreement, TradeWave agreed to make payments of $2,000,000 to MCC through December 31, 1997, primarily to support research conducted by MCC. Of the $2,000,000, $550,000 has already been paid and the balance (including $400,000 that was due December 31, 1995) is due in periodic installments ranging from $50,000 to $400,000 during 1996 and 1997.

     Of the remaining $800,000 due under the TradeWave Acquisition Agreement, the Company has the option of paying $250,000 and $50,000 due May 31 and June 28, 1996, respectively, by delivering to MCC such number of shares of freely tradeable Common Stock of the Company equal in value to 120% of the amount of each such installment. The Company is jointly obligated with TradeWave to make such payments.


     In the event TradeWave defaults in its payments to MCC and fails to cure such default following written notice thereof, MCC could compel TradeWave's withdrawal from MCC, sue TradeWave for damages and/or sue the Company for damages with respect to any defaults by the Company.


     In the quarter ended December 31, 1995, the Company recorded a nonrecurring charge of approximately $1,225,000 attributable to the acquisition of in-process TradeWave Technology. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations-Operating expenses."

     The purchase of the TradeWave Technology and the payment of continuing obligations to MCC were funded in part through the issuance of $1,000,000 principal amount of 10% convertible notes (the "$1,000,000 TradeWave Notes") and a subsequent issuance of $400,000 principal amount of 10% convertible notes (the "$400,000 TradeWave Notes") that were offered and sold to investors outside the United States. The $1,000,000 TradeWave Notes and $400,000 TradeWave Notes were converted into 1,270,375 shares (between June and August 1995) and 189,796 shares (in October 1995) of Common Stock, respectively. The conversion price for both the $1,000,000 TradeWave Notes and the $400,000 TradeWave Notes was equal to 60% of the average closing price for the Common Stock on The Nasdaq SmallCap Market for the five business days immediately preceding the date of each conversion.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations- Liquidity and Capital Resources."

                               RECENT DEVELOPMENTS

Purchase of Digital's Assets

     On October 23, 1995, effective as of October 21, 1995, SunRiver Data purchased from Digital certain assets (the "Digital Assets") relating to Digital's General Display Terminals product lines sold under the "VT" and "Dorio" brands, excluding the VT 400 Series (the "Digital Acquisition"). As a result of the Digital Acquisition, based on published 1994 industry data, the Company believes that SunRiver Data is the second largest manufacturer of General Display Terminals in the world with an installed user base of more than 5,000,000 units.


     The Digital Assets consisted principally of inventory, trade names, trademarks and patents. Software and other intellectual property used by Digital in its General Display Terminal business were simultaneously licensed to SunRiver Data. No manufacturing facilities were included in the Digital Assets. SunRiver Data has completed the transfer of all production of the VT and Dorio product lines from Digital's facilities in the Far East to SunRiver Data's plant in Hauppauge, New York and the transition from pilot to full production has been completed. During the transfer period, Digital manufactured VT and Dorio terminals for SunRiver Data for which SunRiver Data paid prices that the Company and Digital agreed were equal to Digital's cost of manufacturing such terminals plus 8%. See "Business-Manufacturing."


     SunRiver Data is supplying Digital with VT General Display Terminals pursuant to a four-year supply agreement. Although Digital's contracts with its customers, distributors and resellers were not assigned to SunRiver Data, SunRiver Data has been able, to date, to maintain substantially all of Digital's prior relationships and arrangements with them. See "-Related Agreements With Digital" and " Business- Sales and Marketing."

     The purchase price of $18,697,693 paid for the Digital Assets included inventory valued at approximately $7,482,000, after giving effect to an adjustment reducing the purchase price by approximately $978,000 as a result of the difference between the inventory Digital estimated would be transferred and the inventory actually transferred to SunRiver Data at closing. In addition, SunRiver Data is obligated to pay $347,093 for certain tooling and equipment to be delivered by Digital by June 30, 1996. The price paid for Digital's inventory was based on Digital's cost of manufacturing such inventory. The price paid, and to be paid, for Digital's tooling and equipment is Digital's cost, net of depreciation. Digital has paid the approximately $978,000 downward adjustment of the purchase price.


     Of the amount paid to Digital on the closing date, $14,476,795 was paid in cash (before the approximately $978,000 downward adjustment of the purchase price) out of the proceeds of a bank financing described under "-Financing For the Digital Acquisition." $3,000,000 of the purchase price was paid by the issuance of 793,389 shares of the Company's Common Stock, which was valued using the $3- 25/32 per share closing price of the Common Stock on The Nasdaq SmallCap Market on October 18, 1995. In the event that the closing price of the Common Stock on The Nasdaq SmallCap Market on the date of this Prospectus is less than $3-25/32 per share, the Company is obligated to issue to Digital up to an additional 206,611 shares of registered Common Stock, promptly thereafter, equal to the difference between (a) 3,000,000 divided by the greater of (i) such closing price, not to exceed $3-25/32, and (ii) $3.00, and (b) 793,389. Assuming the date of this Prospectus was May 29, 1996, when the closing price of the Common Stock on The Nasdaq SmallCap Market was $5-7/8 per share, Digital would be entitled to none of such 206,611 shares. The Offering includes the 793,389 shares issued to Digital and all of such 206,611 shares. Included in the $18,697,693 purchase price is the value of the warrants issued to The Chase Manhattan Bank, N.A. described below under "-Financing for the Digital Acquisition."

     The Digital Acquisition has been accounted for as a purchase. The Company recorded goodwill of approximately $10,778,000, which is the excess of the purchase price and related costs over the fair value of net assets acquired. This goodwill will be amortized by the Company over 10 years.

     In addition to paying for the Digital Assets, SunRiver Data was required to pay NCR $3,500,000 in cash as a part of the restructuring of obligations to NCR. See "- Restructuring of Obligations to NCR" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

Related Agreements with Digital

     SunRiver Data and Digital entered into a Basic Order Agreement for Text Terminals Products and Parts (the "Digital Supply Agreement"), whereby Digital agreed to purchase from SunRiver Data at least 95% of Digital's worldwide requirements for General Display Terminals and related parts for a four-year period commencing October 23, 1995 and at least 80,000 General Display Terminals during the first year of such agreement. The Company guaranteed all of SunRiver Data's obligations under the Digital Supply Agreement. See "Business-Manufacturing."

     SunRiver Data and Digital also entered into (i) a Manufacturing Services Agreement, pursuant to which Digital agreed to manufacture VT and Dorio General Display Terminals until January 30, 1996 and modules (components of terminals) until June 30, 1996, and (ii) a Maintenance Service Agreement pursuant to which Digital agreed to provide, for four years, certain worldwide warranty and post-warranty servicing on VT and Dorio terminals sold and designated for such servicing by SunRiver Data. The pricing under these agreements was determined by arms-length negotiations between the parties. See "Business- Manufacturing."

Financing for the Digital Acquisition

     SunRiver Data obtained bank loans to pay the cash portion of the purchase price of the Digital Assets from The Chase Manhattan Bank, N.A., acting for itself and as agent for other participating banks ("Chase"), under a term loan in the principal amount of $20,000,000 and a revolving line-of-credit providing for revolving loans of up to $20,000,000, based upon lending formulas and subject to sublimits and other terms, as are set forth in the loan documents. SunRiver Data also used proceeds of the Chase Credit Line to pay all outstanding indebtedness, including a $700,000 early termination fee, totaling approximately $11,400,000, owed to Congress Financial Corporation ("Congress") under a revolving line-of-credit incurred in connection with the SunRiver Data Acquisition. In the quarter ended December 31, 1995, the Company recorded nonrecurring charges of $282,000 for unamortized debt issuance costs relating to the prepayment of the Congress debt facility and such $700,000 early termination fee. See "Management's Discussion and Analysis of Financial Condition and Results of Operation - Liquidity and Capital Resources."

     The Company guaranteed the obligations of SunRiver Data to Chase and collateralized its guarantee with a pledge of all of the outstanding common stock of SunRiver Acquisition Corp. SunRiver Acquisition Corp. also guaranteed the obligations of SunRiver Data to Chase and collateralized its guarantee with a pledge of all of the outstanding common stock of SunRiver Data (the "SunRiver Data Common Stock"). SunRiver Group further secured SunRiver Data's obligations to Chase by pledging 21,439,380 shares of the Company's Common Stock.

     In addition, the Company issued to The Chase Manhattan Bank, N.A. a warrant to purchase 1,000,000 shares of the Company's Common Stock, exercisable at $3.6875 per share, subject to adjustment, at any time after October 20, 1996 and prior to the close of business on October 19, 2000. Furthermore, in consideration for (i) SunRiver Group's pledge of 21,439,380 shares of the Company's Common Stock to Chase and (ii) SunRiver Group's pledge to NCR of
5,000,000 shares of the Company's Common Stock pursuant to the terms of the Restructuring, described below, the Company expects to issue to SunRiver Group warrants to purchase such number of shares of Common Stock at $3.875 per share, subject to adjustment, as the Board of Directors of the Company determines is appropriate after obtaining independent advice regarding the fairness of such warrants.

Restructuring of Obligations to NCR

     As a condition to the Chase Credit Line, SunRiver Data, SunRiver Acquisition Corp. and SunRiver Group were required to restructure obligations to NCR (the "Restructuring") which were incurred in December 1994 in connection with the SunRiver Data Acquisition. See "Reorganization."

     In the  Restructuring,  which  became  effective  simultaneously  with  the
Digital Acquisition and the Chase Credit Line: (i) the Company paid NCR $3,500,000 in cash to redeem a portion of the SunRiver Data Preferred Stock;
(ii) the Call Option was amended (the "Amended Call Option") to reduce its exercise price to $3,554,692 and to change its expiration date to the earlier of January 30, 1999 or the completion by SunRiver Data or any of its parent companies of a public offering; (iii) the Put Option was amended (the "Amended Put Option") to reduce its exercise price to $3,554,692 and to make it exercisable on or after the expiration date of the Amended Call Option until December 31, 1999; (iv) the Company issued to NCR a warrant to purchase 500,000 shares of the Company's Common Stock, exercisable at $3.875 per share, subject to adjustment, at any time after October 20, 1996 and prior to the close of business on October 20, 1998; (v) SunRiver Data and its parent companies agreed to pay NCR $497,657 (the "Annual Payment Amount"), which is being accounted for as a dividend on the SunRiver Data Preferred Stock and represents a 14% per annum yield, on October 20, 1996 and each anniversary thereafter ("Annual Payment Date"), until either the Amended Put Option or the Amended Call Option has been exercised or canceled, each such payment to be made in cash, to the extent permitted by the terms of the Chase Credit Line and, to the extent not so permitted, the balance of the Annual Payment Amount must be paid by delivering to NCR such number of registered shares of the Company's Common Stock which, if sold on the applicable Annual Payment Date, would net such balance due; (vi) the maturity date of the NCR Note was extended to January 31, 1999 and, if SunRiver Acquisition Corp. makes a public offering of its securities, it must prepay the NCR Note in an amount equal to the difference between the net proceeds of the offering and the amount paid to NCR or any of its affiliates on redemption or purchase by SunRiver Acquisition Corp. of the SunRiver Data Preferred Stock plus the amount paid to Chase under the terms of the Chase Credit Line; (vii) SunRiver Acquisition Corp.'s pledge to NCR of the SunRiver Data Common Stock was canceled and the SunRiver Data Common Stock was pledged to Chase; (viii)
SunRiver Group's pledge to NCR of the Company's Common Stock was reduced to 5,000,000 shares of Common Stock and SunRiver Group pledged the remainder of its shares of the Company's Common Stock to Chase. See "Management's Discussion and Analysis of Financial Condition and Results of Operation - Liquidity and Capital Resources."

Financing for the Restructuring

     The cash payment of $3,500,000 made to NCR was paid by the Company from proceeds of four financings.

     In an offering completed October 12, 1995 pursuant to Regulation S ("Reg. S") under the Securities Act of 1933, the Company received gross proceeds of $750,000 by selling convertible non-interest bearing notes (the "$750,000 Note"). The $750,000 Note was converted in November 1995 into 359,691 shares of Common Stock determined by dividing $750,000 by 70% of the average closing bid price of the Common Stock for the five business days immediately preceding the date of each conversion.

     In Reg. S offerings completed October 20, 1995, the Company received gross proceeds of $2,500,000 by selling convertible non-interest bearing notes (the "$2,500,000 Notes"). The $2,500,000 Notes were converted on November 30, 1995 into 1,236,855 shares of Common Stock determined by dividing 2,500,000 by 70% of the average closing bid price of the Common Stock for the five business days immediately preceding each conversion.

     In a Reg. S offering completed on October 30, 1995, the Company received gross proceeds of $1,000,000 by selling 315,457 shares of Common Stock for $3.17 per share, a price equal to 87.5% of the closing price of the Common Stock on October 27, 1995. On December 12, 1995, the Company issued to the purchaser an additional 78,632 shares of Common Stock, equal to the difference between (a) 1,000,000 divided by 87.5% of the average closing bid price of the Common Stock for the five business days immediately preceding the 41st day from issuance, and
(b) 315,457. The Company allocated the $1,000,000 proceeds to common stock, in the amount of the total par value of the shares, and additional paid in capital for the excess. Upon issuance of the additional shares, common stock was increased by the total par value of the shares with a corresponding decrease in paid-in-capital.

     The Company issued 78,500 shares of Common Stock, which were valued at $3.625 per share, and warrants to purchase 500,000 shares of Common Stock to financial advisors in connection with the October 20, 1995 and October 30, 1995 Reg. S. offerings, described above. These warrants are exercisable for three years at the market price of the Common Stock on the date of the warrants' issuance (ranging from $3.625 to $3.78125 per share), and the holders have registration rights with respect to the shares issuable upon exercise of these warrants.

     The Company borrowed $1,000,000 on October 20, 1995, that was repayable in ten days, and issued to a financial advisor warrants to purchase 25,000 shares of Common Stock at $3.875 per share and, otherwise having the same terms as the warrants referred to in the preceding paragraph. This loan was repaid out of the proceeds of the Reg. S offering completed October 30, 1995 and described above.

Additional Financing


     In an offering under Reg. S completed on January 5, 1996, the Company received gross proceeds of $1,000,000 by selling 496,124 shares of Common Stock for $2.02 per share, a price equal to 75% of the closing bid price of the Common Stock on January 2, 1996. As permitted by their agreement with the Company, the purchasers elected to adjust the $2.02 price per share to $1.68 per share, which is 75% of the average closing bid price of the Common Stock during the five business days immediately preceding such election. As a result of such adjustment, an additional 98,119 shares of Common Stock were issued, bringing the total to 594,243 shares. The Company allocated the $1,000,000 proceeds to common stock, in the amount of the total par value of the shares, and additional paid in capital for the excess. Upon issuance of the additional shares, common stock was increased by the total par value of the shares with a corresponding decrease in paid-in-capital. In connection with this offering, the Company issued warrants, exercisable within three years, to financial advisors to purchase 50,000 shares of Common Stock at an exercise price of $2.6875 per share. Approximately $505,000 of the proceeds of this offering was used by TradeWave for current expenses. The balance of the proceeds was used by the Company to purchase, in a privately-negotiated transaction and at a price of $1.80 per share (approximately 33% below market price), 275,000 shares of restricted Common Stock owned by one of the Company's minority stockholders. The purchase of these shares is being accounted for as treasury shares using the cost method and the shares have been retired.

     In Reg. S offerings commenced in January and completed in February 1996, the Company received gross proceeds of $1,500,000 by selling convertible non-interest bearing notes (the "$1,500,000 Notes") which allowed the holders to convert the $1,500,000 Notes during the period beginning on the 41st day following their issuance until March 10, 1997 into that number of shares of Common Stock determined by dividing $1,500,000 by (i) 87-1/2% of the average closing bid price for the Common Stock for the five business days immediately preceding the conversion date ("Average Bid Price") if such price is less than $3.15 per share; or (ii) seventy-five percent of the Average Bid Price if such price is not less than $3.15 per share; however, the conversion price would be no less than $1.60 per share nor more than $3.00 per share. The maximum number of shares into which the $1,500,000 Notes were convertible was 937,500. As of May 8, 1996, holders of all of the $1,500,000 Notes had converted their notes into 783,313 shares of Common Stock at the average price of $1.91 per share. In connection with this Reg. S offering, the Company issued warrants, exercisable within three years, to financial advisors to purchase 150,000 shares of Common Stock at an exercise price ranging from $2.41 to $2.6875 per share. $810,000 of the net proceeds of this offering was used by the Company to purchase, in privately-negotiated transactions and at a price of $1.80 per share (approximately 33% below market price), 450,000 shares of restricted Common Stock owned by one of the Company's minority stockholders. The purchase of these shares is being accounted for as treasury shares using the cost method and the shares have been retired. The remainder of the net proceeds of these offerings was used by TradeWave for working capital.


                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the shares of Common Stock offered by the Selling Stockholders pursuant to this Prospectus.


     The Company will satisfy the obligations of TradeWave to MCC of $400,000 through June 28, 1996 either by using Company Shares or, if circumstances permit, selling Company Shares and using the proceeds to pay such obligations. Assuming the $300,000 due to MCC is paid in Company Shares, based on its $5-7/8 closing price on The Nasdaq SmallCap Market on May 29, 1996, the Company would be obligated to deliver 61,277 Company Shares to MCC of which 10,213 shares would constitute the 20% premium payable to MCC in connection with such delivery. The Company Shares may also be sold, and the proceeds used, to pay the remainder of TradeWave's obligations to MCC; be issued to NCR or sold and the proceeds used to pay the $497,657 Annual Payment Amount to NCR; be issued as full or partial consideration for future acquisitions of, or investments in, other businesses; or be sold to obtain additional working capital or funds for other corporate purposes. See "Reorganization-TradeWave Acquisition" and "Recent Developments-Restructuring of Obligations to NCR."

                                 DIVIDEND POLICY

     The Company presently anticipates that all of its future earnings will be retained for development of its business and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will depend upon, among other things, restrictions on the payment of dividends imposed by its lenders, future earnings, capital requirements, the general financial condition of the Company, and general business conditions. The Chase Credit Line prevents the Company from declaring any dividends on the Company's Common Stock and any other class of capital stock of the Company except that the Company has received a waiver from Chase regarding the Annual Payment Amount of $497,657 to NCR as a dividend on the SunRiver Data Preferred Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                           PRICE RANGE OF COMMON STOCK


     The Company's Common Stock is quoted on The Nasdaq SmallCap Market under the symbol SRVC (formerly ALQT). As of May 29, 1996, there were approximately 289 holders of record of the Company's Common Stock. The following table sets forth the high and low last sale prices for the Company's Common Stock, as reported by NASDAQ, for the periods indicated.


Year Ended December 31, 1994:                      High       Low
                                                   ----       ---
           First quarter......................    $4 1/4      $1 5/8
           Second quarter.....................    $4 3/8      $1 7/8
           Third quarter......................    $3 1/4      $2 1/16
           Fourth quarter.....................    $4          $1 7/16

Year Ended December 31, 1995:
           First quarter......................    $2 3/4      $1 1/8
           Second quarter.....................    $2 1/6      $1 3/16
           Third quarter......................    $3 15/16    $1 1/16
           Fourth quarter.....................    $3 11/16    $2 1/2

Year Ending December 31, 1996:
           First quarter......................    $3         $2 1/4


The last sale price of the Company's Common Stock on May 29, 1996 was  $5-7/8.



                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial data for the Company for the periods and the dates indicated. The statement of operations data for the years ended December 31, 1995, 1994 and 1993 and the balance sheet data as of December 31, 1995 and 1994 set forth below have been derived from the financial statements of the Company, which have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as indicated in their report included elsewhere herein. The selected financial data should be read in conjunction with, and are qualified in their entirety by, the Consolidated

Financial Statements of the Company and related Notes and other financial information included elsewhere herein.

Consolidated Statement of Operations Data:
      (000's omitted)


                                                                                                  Three Months
                                                                                                      Ended
                                                    Year Ended December 31,                        March 31,
                                       ----------------------------------------------------        -----------
                                                                                                   (unaudited)
                                       1991       1992       1993      1994(1)     1995(1)      1995        1996
                                       ----       ----       ----      ----        ----         ----        ----

Total revenues                          $2,240     $2,584     $2,814      $8,344    $96,122     $19,166      $38,407
Gross margin                               638      1,093      1,177       3,454     26,738       5,551        8,741
Operating expenses:
  Sales and marketing                      589        278        321       1,092      8,347       1,758        2,525
  General and administrative               604        248        409         992      7,314       1,217        2,298
  Research and development                 502        291        493         990      7,444       1,326        1,863
                                           ---        ---        ---         ---      -----       -----        -----
     Total operating expenses            1,695        817      1,223       3,074     23,105       4,302        6,687
                                         -----        ---      -----       -----     ------       -----        -----
Operating income (loss)                 (1,057)       276        (46)        380      3,634       1,250        2,054
Interest expense                           (75)       (41)       (35)        (97)    (1,968)        304        1,073
Other                                       70          7         11         (60)       572          33          210
                                        ------      -----      -----      ------     ------       -----        -----
Income (loss) from continuing
  operations                            (1,062)       242        (70)        223      2,238         913          771
Income tax expense                         -           -          -         (185)      (187)        348          410
Income from discontinued operations        -           -          -           -       1,149       1,240           -
Gain (loss) on extinguishment of debt      -           60         -           -        (589)         -            -
                                        ------      -----      -----      ------     ------      ------        -----

Net income (loss)                      $(1,062)      $302       $(70)        $38     $2,610      $1,805         $361
                                        ------      -----      -----      ------     ------      ------        -----
                                        ------      -----      -----      ------     ------      ------        -----
Earnings (loss) available for common
  shareholders                         $(1,062)      $302       $(70)       $(26)      $168      $1,609         $237
                                        ------      -----      -----      ------     ------      ------        -----
                                        ------      -----      -----      ------     ------      ------        -----
Earnings (loss) per common share       $ (0.04)      $0.01      $(0.00)     $0.00      $0.00     $ 0.04       $ 0.00
                                        ------      -----      -----      ------     ------      ------        -----
                                        ------      -----      -----      ------     ------      ------        -----


Consolidated Balance Sheet Data:
      (000's omitted)

Working capital                           $269       $338       $(63)     $6,764    $15,429      $10,074      $14,720
Total assets                               799        902        940      37,171     76,280       41,889       79,911
Revolving credit loan                       -          -          -        4,655      8,000        3,335        9,500

Long-term obligations, excluding
 mandatorily redeemable preferred stock    123        134        119      16,287     25,670       16,664       23,885
Mandatorily redeemable preferred stock      -          -          -        5,536      3,555        5,732        3,555
                                        ------      -----      -----      ------     ------      ------        -----
Total long-term obligations                123        134        119      21,823     29,225       22,396       27,440

Stockholders' equity (deficit)            (174)       113         39       2,386     12,837        5,267       14,032

- - -----------------------------

     (1) During the period beginning in December 1994 and ending in October 1995, the Company made acquisitions and dispositions which resulted in a total change in the Company's business. See "Reorganization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        SUNRIVER CORPORATION AND SELECTED DIGITAL TEXT TERMINAL PRODUCTS
                         PRO FORMA FINANCIAL STATEMENTS


     The following pro forma combined condensed financial statements reflect the Digital Acquisition, in which the Company acquired selected text terminal products, sold under the VT and Dorio brand (excluding the VT 400 Series), of the video business segment of the Components and Peripherals Business Unit of Digital (the "Selected Digital Text Terminal Products"). The Digital Acquisition has been accounted for using the purchase method of accounting.

     The unaudited pro forma combined condensed financial statements combine the Company's statement of operations and the statement of revenue and direct operating expenses of the Selected Digital Text Terminal Products as if the acquisition had occurred on January 1, 1995. The pro forma statements do not purport to be indicative of results of operations had the respective acquisitions occurred at the beginning of the period or of the results which may occur in the future. Reference is made to the audited consolidated balance sheet of SunRiver Corporation as of December 31, 1995 at F-3 of this Prospectus as the Digital Acquisition is already reflected in such balance sheet.

     The statement of operations of the Company and the statement of revenue and direct operating expenses of the Selected Digital Text Terminal Products have been derived from their respective historical financial statements. The statement of revenue and direct operating expenses for Selected Digital Text Terminal Products for the period ended October 21, 1995 is unaudited. The pro forma financial statements should be read in conjunction with the accompanying notes thereto and with the historical financial statements and related notes thereto of the Company and Selected Digital Text Terminal Products.

     As a result of the Digital Acquisition, the Company has expanded its manufacturing capacity by reorganizing its current manufacturing operations, investing in additional capital equipment and hiring additional personnel. It also expanded its sales and marketing capacity by increasing staffing, and by increasing its marketing, sales promotion and advertising activities. Only incremental indirect costs are necessary to facilitate this expansion and the increased volume. A European sales presence is being organized through an affiliate in The Netherlands. Allocated costs within the historical Selected Digital Text Terminal Products statement of revenue and direct operating expenses have been eliminated in the pro forma adjustments and estimated incremental indirect costs have been added. Because Digital purchases subassemblies and components in greater quantities than the Company, the Company believes that Digital is able to negotiate more favorable purchase terms than the Company will be able to; but by manufacturing and shipping from its New York facility, the Company will enjoy reduced warehousing costs. These differences have not been reflected in the pro forma adjustments but are not expected to have a material impact on costs of goods sold.

        SunRiver Corporation and Selected Digital Text Terminal Products
             Unaudited Pro Forma Combined Condensed Income Statement
                      For the Year Ended December 31, 1995
                                     (000's)


                                               SunRiver       Selected                        Pro Forma &       Pro Forma
                                             Corporation  Digital Terminal        Purchase       Other            Total
                                                              Products           Adjustments  Adjustments

Revenue                                        $96,122        $ 54,230                                         $ 150,352

Cost of revenue                                 69,384          42,861       F                                   112,245
                                                ------          ------            -------       ------         ---------
                            Gross margin        26,738          11,369                                            38,107
                                                ------          ------                                         ---------

Operating expenses:
Research and development                         7,445           1,481       F                   $2,007  A        10,933
Selling, general and administrative             15,660                              $3,123  C     2,491  B        21,274
                                                ------          ------            --------       ------        ---------
Total operating expenses                        23,105           1,481       F       3,123        4,498           32,207
                                                ------          ------            --------       ------        ---------

           Income (loss) from operations         3,633           9,888       F      (3,123)      (4,498)           5,900

Other expense                                   (1,396)                                          (2,897) D        (4,293)

Income tax expense                               (187)                                             (156) E          (643)
                                                ------          ------            --------       ------        ---------
           Income (loss) from continuing         2,050           9,888       F      (3,123)      (7,851)             964
                            operations

Dividend on preferred stock                       (93)                                             (405) G          (498)
Accretion to preferred stock                     (681)                                              681  G
                                                ------          ------            --------       ------        ---------
Income available from continuing operations    $ 1,276         $ 9,888       F     $(3,123)     $(7,575)           $ 466
                                                ------          ------            --------       ------        ---------
                                                ------          ------            --------       ------        ---------
     for common shareholders

Income per share                               $  0.03                                                           $  0.01

Shares used in computing per share              43,656                                                            46,659
amounts



        SunRiver Corporation and Selected Digital Text Terminal Products
             Unaudited Pro Forma Combined Condensed Income Statement
                      For the Year Ended December 31, 1995
                                     (000's)


The unaudited pro forma combined condensed income statement reflects the impact of the following adjustments:

A. Record research and development expense incremental to the Digital product line and composed primarily of staffing increases.

B. Record incremental general and administrative expenses to the Digital product line for legal, accounting and insurance. Sales expense consists of increased staffing of a European office as well as increases in marketing development funds and advertising. Selling, general and administrative expenses are expected to increase as the percentage of non-Digital revenue increases.

C.   Record depreciation and amortization on Digital's acquired assets.


D. Record interest expense, at a rate of approximately 8.7%, on bank debt arising from the acquisition ($2,847,000), reduced by interest eliminated on debt retired in connection with the acquisition ($411,000). Also includes amortization of debt issuance costs related to the acquisition ($461,000).


E.   Record tax expense on combined earnings (assumed 40% rate).

F. Excludes allocated research and development and Selling, general and administrative expenses that are not directly attributable to the product line sold. Includes allocated freight, duty and order fulfillment costs.

G. Record new terms of restructured terms of mandatorily redeemable preferred stock of subsidiary.

Note: The July 1, 1995 year-end fiscal results of Selected Text Terminal Products have been converted to calendar year-end results based on quarterly data provided by Digital.

     The historical SunRiver Corporation condensed income statement excludes a non-recurring charge to retained earnings of approximately $1,668,000 in connection with the restructuring of the mandatorily redeemable preferred stock.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

     For accounting purposes the SunRiver Group Acquisition has been treated as a recapitalization of the Company with SunRiver Group as the acquirer and with carryover basis of its assets and liabilities. Accordingly, the historical financial information presented herein, prior to the SunRiver Data Acquisition, are those of SunRiver Group. Financial information presented for periods ended on December 31, 1994 include the consolidated operations of SunRiver Group for all of 1994 and of SunRiver Data for the period from December 9, 1994, the effective date of the SunRiver Data Acquisition, through December 31, 1994. See "Reorganization."


     Prior to the SunRiver Group and SunRiver Data Acquisitions, All-Quotes, Inc. had not realized a profit since its inception in 1988, and had accumulated losses exceeding $5,800,000. At September 30, 1994, on a pro forma basis giving effect to the sale of the Quote Business, the Company had current assets (including Global Proceeds of $1,700,000, after deducting $100,000 of estimated taxes and expenses of the sale of the Quote Business) of $2,218,654 and total assets of $4,192,251, current liabilities of $652,646, long term debt of $284,030, and stockholders' equity of $3,240,174. In addition to current assets, total assets consisted of the Company's investment in the AmCan Diamond Mining properties and equipment relating thereto. To the extent such assets had not been expended for operating expenses and such liabilities had not been paid by December 9, 1994, they were included in the assets assigned by the Company to Capital and Capital Assumed Liabilities. The Company has been advised by Capital that the remaining current assets of the Company, approximately $519,000 at September 30, 1994, were expended for operating expenses and other obligations of Capital. As of March 31, 1996, all but approximately $165,000 of the Global Proceeds had been paid to satisfy claims of creditors of Capital and to pay the Capital Assumed Liabilities.

     The following comparison of summary data presents the consolidated pro forma results of operations for the year ended December 31, 1994 as if the SunRiver Data Acquisition had occurred on January 1, 1994 and reflects the impact of certain adjustments such as: amortization of goodwill, increased interest expense, increased depreciation expense and decreased allocated corporate overhead charges. It does not purport to be indicative of what would have occurred had the acquisition occurred as of January 1, 1994, or of the results which may occur in the future. The pro forma results exclude the results of operations for TradeWave for the period prior to its acquisition in April 1995. The results of operations for the three months ended March 31, 1995 exclude the results of operations of TradeWave and the Digital Acquisition:

                             Quarter Ended March 31,    Year Ended December 31,
                            -------------------------  -------------------------
                                1996         1995           1995        1994
                                ----         ----           ----        ----
                             (unaudited)  (unaudited)              (pro forma)

Total revenues              $38,407,167  $19,166,497   $96,122,379  $80,091,206
Net income/(loss)              $360,898   $1,805,481    $2,609,927  $(4,281,600)

Earnings/(loss) available for
 common shareholders           $236,725   $1,609,465      $167,739  $(5,220,406)
Earnings/(loss) per share          $.00         $.04          $.00        $(.18)



Results of Operations

     As used in this "Results of Operations" section, the term "pro forma" refers to the results of operations that include the effects of the SunRiver Data Acquisition but exclude the effects of the TradeWave and Digital Acquisitions. The Company is able to discuss the pro forma results of operations taking into account the SunRiver Data Acquisition, because key management personnel of ADDS remained with the Company following the SunRiver Data Acquisition. The Company is not able to discuss pro forma results of operations which take into account the Digital Acquisition because the requisite management personnel did not become employees of SunRiver Data. See SunRiver Corporation and Selected Digital Text Terminal Products Financial Statements.


Quarters Ended March 31, 1996 and 1995

     The following comparison of the Company's results of operations for the quarters ended March 31, 1996 and March 31, 1995 should be read in conjunction with "-Years Ended December 31, 1995 and 1994."

     Total  revenues:  Revenue  for the three  months  ended  March 31, 1996 was
     ---------------
approximately $38,400,000, as compared to approximately $19,200,000 for the three months ended March 31, 1995.

     Revenue from the Company's General Display Terminals increased nearly four-fold from approximately $7,700,000 in the first quarter of 1995 to approximately $29,800,000 in the first quarter of 1996. Offsetting this increase is a decrease in sales to NCR caused by the break-up of AT&T and the resulting re-organization of NCR.

     Sales of the Company's Network Graphics Displays for the three months ended March 31, 1996 decreased 16.4% to approximately $4,100,000 as compared to sales of approximately $4,900,000 for the three months ended March 31, 1995. This decline was anticipated and relates to the completion, during the first quarter of 1996, of specific projects undertaken by NCR.

     TradeWave   revenue  for  the  three   months  ended  March  31,  1996  was
approximately $735,000, of which approximately $354,000 was derived from TradeWave's subcontracting work under a contract with the U.S. Department of Defense which is scheduled to expire in September 1996. The balance of approximately $381,000 of revenue was derived from licensing and commercial contract work.

     The Company formed the GAI Partnership in May 1995. The Company believes that, in the declining Pick market, it is beneficial to create a more significant market presence by partnering with GAI. As a result, the GAI
Partnership  is one of the largest  providers in the Pick  marketplace.  The GAI
Partnership has allowed the Company to reduce its active participation in the Pick systems business in order to devote more time to its core businesses. The Company recorded revenues from the GAI Partnership and post sale support of approximately $1,200,000 for the first quarter 1996 versus approximately $4,900,000 for the comparable period in 1995. The contribution of Pick related revenues to gross margin has increased approximately 7% from 1995 to 1996.

     NCR was the most significant customer for the Company's products, accounting for 17%, or approximately $6,500,000, of revenue for the three months ended March 31, 1996. Digital accounted for 10% of the Company's revenue for the first quarter 1996.

     Gross margin: Gross margin for the three months ended March 31, 1996 was ------------- approximately $8,700,000 (22.8% of revenue), as compared to gross  margin  for the  three  months  ended  March  31,  1995 of  approximately
$5,600,000 (29% of revenue). The decline in gross margin as a percentage of revenue in 1996, as compared to 1995, stems primarily from a shift in revenue mix among the Company's higher margin Pick systems and post-sale support business and the Company's lower margin Network Graphics Displays and General Display Terminal products.

     Gross profit margins in future periods may be affected by several factors such as sales volume, shifts in product mix, pricing strategies and absorption of manufacturing costs.

     Sales and marketing expenses: Sales and marketing expenses increased -------------------------------- approximately 44% ($800,000) due to the
TradeWave Acquisition, as well as increases in advertising and public relations activities to develop channel partners and expand market presence. In addition, the Company opened a sales and marketing office in Europe. This increase was offset partially by the release of bad debt expense of approximately $430,000 in connection with the collection of doubtful accounts which had been previously fully reserved.

     General and administrative expenses: General and administrative expenses ------------------------------------ increased approximately $1,000,000, to
$2,300,000 (6% of revenue) for the quarter ended March 31, 1996 from approximately $1,200,000 (6.3% of revenue) for the quarter ended March 31, 1995. The increase stems from expenses associated with TradeWave as well as amortization of goodwill associated with the Company's acquisition of the VT and Dorio product lines.

     Research and development expenses: Research and development expenses for ---------------------------------- the first quarter of 1996 increased approximately $500,000 over 1995. R & D expenses were approximately $1,900,000 and $1,300,000 for the three months ended March 31, 1996 and 1995, respectively. Research and development efforts are being expended on a line of network and Internet access computers and to provide Internet products and services based on a secure technology platform that can be customized and packaged together with specific modules to meet customer requirements.

     Other expense: Interest expense (net of interest income) amounted to -------------- approximately $1,000,000 for the three months ended March
31, 1996 compared to approximately $300,000 for 1995. The increase is wholly attributable to the Digital Acquisition, financed by the Company through Chase, which financing was composed of both a term and revolving credit line. See "-Liquidity and Capital Resources."

     Income tax  expense:  Income  taxes are  provided  in  accordance  with the
     ------------------- liability method of accounting for income taxes pursuant to the Financial Accounting Standards Board Statement No. 109. For the three months ended March 31, 1996, the effective tax rate was 53.2% due to the tax treatment of the amortization of goodwill associated with the Digital Acquisition. The effective tax rate for the first quarter, 1995, was 38%. Net income: For the three months ended March 31, 1996, net income was approximately $400,000 (1% of revenue), compared to net income of approximately $1,800,000 for the comparable period, 1995. Operating income increased 64.4% from approximately $1,300,000 for the quarter ended March 31, 1995, to approximately $2,000,000 for the quarter ended March 31, 1996.

     Earnings available for common shareholders: Earnings available for common ------------------------------------------- shareholders declined from approximately $1,600,000 ($0.04 per share) for the three months ended March 31, 1995, to approximately $200,000 ($0.0048 per share) for the three months ended March 31, 1996. For the quarter ended March 31, 1995, earnings available for common shareholders included accretion, in the amount of $200,000 on mandatorily redeemable preferred stock of the Company held by NCR. In connection with the Digital Acquisition, NCR agreed to refinance the preferred stock whereby the Company agreed to pay NCR approximately $500,000 per annum, which is being accounted for as a dividend on the preferred stock. For the quarter ended March 31, 1996, earnings available for common shareholders included a dividend on the preferred stock of approximately $100,000.


Charges Made in Quarter Ended December 31, 1995

     The Company recorded nonrecurring charges of approximately $2,382,000 in the quarter ended December 31, 1995, as follows:

               (i) $ 1,225,000 relating to TradeWave's acquisition of in-process technology from MCC;

               (ii) $982,000 relating to the prepayment of the Congress debt facility using the Chase Credit Line consisting of a $700,000 early termination fee and $282,000 of unamortized debt issuance costs; and

               (iii) $175,000 for a portion of the costs relating to the Offering.

Years Ended December 31, 1995 and 1994-

     Total revenues: Revenue for the year ended December 31, 1995 were --------------- $96,122,379, as compared to $8,343,666 for the year ended
December 31, 1994. The increase is wholly attributable to the acquisition of SunRiver Data ($86,613,431) and TradeWave ($1,165,282). On a pro forma basis, revenue increased approximately 20% for the year ended December 31, 1995, compared to 1994. Pro forma revenue for the year ended December 31, 1994 were approximately $80,091,000.

     Revenue from the Company's Network Graphics Displays for the year ended December 31, 1995 increased $11,400,000 over pro forma revenue for the year ended December 31, 1994. Substantially, all of these revenues were from sales to NCR and represent the roll-out of the Company's new "Chameleon" product. The Company believes that sales of Unix-based Network Graphics Displays will decline substantially in the future because of the probability of a market trend toward NT-based solutions. Additionally, revenue from the Company's General Display Terminals increased $14,500,000, or 44.3%, for the year ended December 31, 1995 over the pro forma revenue for the year ended December 31, 1994 because the Company began shipping General Display Terminals to IBM, a new customer, and also began shipping VT and Dorio General Display Terminals. The Company expects to substantially increase revenue from General Display Terminals as it ramps up VT and Dorio production during the first half of 1996; the Company believes that this increase and increases in revenue from sales of NT-based Network Graphics Displays will offset the declines in revenue from sales of Unix-based Network Graphics Displays.

     TradeWave revenue for the year ended December 31, 1995 were $1,165,282, of which $725,945 was derived from TradeWave's subcontracting work under a contract with the U.S. Department of Defense which is scheduled to expire in September 1996. The balance of $439,336 of revenue was derived from licensing and commercial contract work. TradeWave's goal is to leverage its Internet expertise to provide fully integrated, Internet-based, electronic solutions that enable businesses to communicate and conduct electronic commerce over the Internet with their trading partners and customers. See "Business--Products and Services."

     Revenue from the Company's Pick-based computer systems declined approximately $6,000,000 from approximately $10,500,000 to approximately $4,500,000 for the years ended December 31, 1994 and 1995. The decline was caused by significant industry-wide decreases in the average selling price of computer hardware, particularly PC-based systems, as well as a movement in the Pick market away from proprietary operating systems towards more "open" computing environments. Post support revenues were adversely affected due to the competitive requirements of offering increased warranty periods, up from one to three years, and due to the decline in Pick-based hardware unit sales.

     In response to the developments in the Pick market, the Company formed the GAI Partnership. The Company believes that, in the declining Pick market, it is beneficial to create a more significant market presence by partnering with GAI. As a result, the GAI Partnership is one of the largest providers in the Pick marketplace. The GAI Partnership has allowed the Company to reduce its active participation in the Pick systems business in order to devote more time to its core businesses. The Company recorded revenues from the GAI Partnership of approximately $1,400,000 in 1995.

     In response to a trend, that began several years ago, of industry-wide declines in unit sales of General Display Terminals and average selling prices per unit (which stabilized in 1995), the Company has been increasing its General Display Terminals market share and either maintaining or increasing its General Display Terminals margins by purchasing the Digital Assets and by promoting the quality of its terminals and the flexibility of its just-in-time manufacturing capabilities. The Company also positioned its MultiConsole Terminals as low-cost alternatives to serial character terminals in multi-user, microcomputer and personal computer environments emphasizing transaction-oriented processing. The Company is developing a line of network access computers which offer easy and cost-effective access to current Unix-based and emerging NT- based computing environments. This product line will initially be based on SunRiver Data's Network Graphics Displays technology. In addition, TradeWave recently introduced a suite of products which enables companies to conduct secure, private communications, internally and with business partners. See "Business- Products and Services-Business of TradeWave."

     The Company's strategy in increasing its share of market where the product and market are mature is based upon its belief that there will be a continuing substantial demand for General Display Terminals, in part because of enhanced performance, and additional features, including MS Windows NT and Internet support, that allow General Display Terminals to compete favorably, in terms of price and performance, with low-cost personal computers. To this end, the Company will leverage its manufacturing expertise and distribution networks while research and development activities within SunRiver Data are shifted to software and hardware development that will deliver Windows-based applications to the desktop.

     NCR was the most significant customer for the Company's products, accounting for 41.2% of revenue for the year ended December 31, 1995. Sales to NCR grew approximately $4,100,000, from $35,500,000 to $39,600,000, for the year ended December 31, 1994 and 1995 respectively. A substantial portion of 1995 product sales to NCR are not expected to reach a comparable level in 1996 because they were of the Company's "Chameleon" Network Graphics Displays used by NCR in specific projects completed during the first quarter of 1996. Although NCR is contractually committed to purchase 90% of its terminal requirements from the Company through December 9, 1999, it may under certain conditions cancel its agreement without compensation to the Company. Digital is expected to be the Company's most significant customer in 1996. While Digital is contractually committed to purchase 95% of its terminal requirements from the Company through October 23, 1999, it may terminate the agreement for cause without compensation to the Company. The loss of NCR or Digital as a customer would have a material adverse effect on the Company's results of operations and liquidity. Sales to IBM represented 9.7% and 19.8%, respectively, of the Company's total revenue and General Display Terminal revenue for 1995. The addition of IBM as a customer and the acquisition of the VT and Dorio product lines are diversifying a customer base previously dominated by NCR.

     Based on published 1994 industry data, the Company believes it is the second largest manufacturer of General Display Terminals in the world and, as a result, the Company believes it has a competitive advantage over smaller manufacturers with respect to large customers such as NCR, Digital and IBM. In addition, the Company believes that SunRiver Data's focus on quality gives it a competitive advantage over competitors that focus more on volume.

     Services revenue, which is principally from maintenance of the Company's Pick-based systems and depot repair of the Company's desktop products, declined 21%, or approximately $3,600,000 on a pro forma basis, from approximately $16,800,000 to approximately $13,200,000. Despite the increases in certain warranty periods during which services are free, post sale support revenue of desktop products did not decrease because the Company increased service charges and serviced terminals manufactured by others. Maintenance revenues for Pick-based systems declined due to the increase in the warranty period but also due to the movement of the installed base to the GAI Partnership.

     Gross  margin.  Gross  margin  for the year  ended  December  31,  1995 was
     -------------
$26,738,138 (27.8% of revenue), as compared to gross margin for the year ended December 31, 1994 of $3,454,080 (41.4% of revenue). On a pro forma basis, gross margin for the year ended December 31, 1994 was approximately $22,851,650 (28.5% of revenue), exclusive of inventory reserve provisions of approximately $4,046,000 (4.0% of revenue). A substantial portion of the 1994 inventory provisions resulted from a revision in the formula to estimate inventory utilization. The 1994 gross margin of 41.4% of revenue excluded the results of operations of ADDS prior to December 9, 1994 and included the full year of revenue of the Company's high margin MultiConsole Terminals. The inventory reserve provision in 1995 was $99,000, which is more representative of the annual provision requirement. The decline in gross margin in 1995, as compared to pro forma gross margin for 1994, stems primarily from a shift in revenue mix among the Company's higher margin Pick systems and post-sale support business and the Company's lower margin Network Graphics Displays and General Display Terminal products. In a continuing effort to maintain and improve margins, management has focused on quality, flexibility, and product cost reductions, thereby increasing product margins over prior years in an industry otherwise characterized by commodity pricing. The acquisition from Digital of the VT and Dorio General Display Terminal products will further enhance margins as (i) sales of General Display Terminals are expected to increase substantially and, accordingly, the Company will more fully utilize its production capacity, (ii) it increases the Company's ability to advantage volume purchase discounts, and
(iii) it significantly expands the Company's distribution network and global reach.

     From time-to-time margins are adversely affected by industry shortages of key components. The Company emphasizes product and cost reductions in its research and development activities and frequently reviews its supplier relationships with the view to obtaining the best component prices that are available. See "-Asset Management."

     In connection with the transitioning of manufacturing of the VT and Dorio products to SunRiver Data, the Company is experiencing a shortage of a custom component required to manufacture a key model of the VT and Dorio products. The Company believes this shortage will shift sales of between $2.5 million to $3.5 million of these products from the second to the third and fourth quarters of 1996. To ameliorate the impact of this shift, the Company believes it will satisfy a portion of the demand with an alternative product.

     Operating  expenses.  For the  year  ended  December  31,  1995,  operating
     -------------------
expenses were $23,104,629 (24.0% of revenue), including expenses of $4,257,834 for TradeWave, compared to pro forma expenses of approximately $21,746,382 (27.2% of revenue) for 1994. See "--Years ended December 31, 1994 and 1993 - Operating Expenses" for an explanation of the decrease.

     Pro forma sales and marketing and research and development expenses declined both nominally ($411,000 and $2,206,000 respectively) and as a percent of sales for 1995 compared to 1994.

     In April 1995, the Company allocated substantially all of the $1,300,000 purchase price of the TradeWave Technology (inclusive of capitalized costs of approximately $300,000 directly related to the TradeWave Acquisition) to purchased intellectual property. This allocation was based upon the belief that the web browser and directory technology included in the TradeWave Technology were ready to be commercialized profitably. Subsequently in 1995, management recognized that sales practices of its Internet competitors of providing Internet browser software free of charge and advertising space in Internet directories free or for a nominal charge had impaired the revenue potential of this technology. Nevertheless, this technology is considered a valuable component of TradeWave's Virtual Private Internet products. In October 1995, TradeWave developed a new strategic plan, which de-emphasized the web browser and directory services technology included in the TradeWave Technology and instead emphasized the Company's Virtual Private Internet solution which integrates applications, information servers, directory services, browser software and security. Based on this revised strategic plan, the Company recognized that no significant revenues would result until development of the integrated Virtual Private Internet solution was completed and released for commercialization. Accordingly, in the quarter ended December 31, 1995, the Company recognized a $1,225,309 million charge associated with in-process research and development.

     General and administrative expenses increased, on a pro forma basis, approximately $4,000,000, to $7,300,000 (7.6% of revenue) for the period ended December 31, 1995 from $3,338,502 for the period ended December 31, 1994. The increase stems from expenses associated with TradeWave ($976,724) as well as $386,061 of amortization of goodwill associated with the Company's acquisition of TradeWave, SunRiver Data and the VT and Dorio product lines. Additionally, the 1994 expense excludes approximately $2,200,000 of allocated general and administrative expenses from NCR relating to pension and post- retirement benefits.

     Management expects marketing and corporate communication expenses to increase in succeeding periods as the Company undertakes aggressive advertising and public relations activities to develop channel partners and expand its market presence. Marketing and sales expenses are also expected to increase (but decline as a percent of revenue) as the Company absorbs the General Display
Terminal product lines purchased from Digital. The Company is expanding its European sales presence and its marketing development programs to support such absorption. See "Business - Sales and Marketing".

     Research and development expenses within SunRiver Data are shifting to software and hardware development that will deliver user-friendly Windows-based applications to the desktop while maintaining current cost and administrative benefits of the shared resource multi-user computing model. Research and development efforts are also being expended on a line of network and Internet access computers. Within TradeWave, development efforts are focusing on providing Internet products and services based on a common technology platform that can be customized and packaged together with specific modules to meet customer requirements.

     Other  expense.  Interest  expense  (net of  interest  income)  amounted to
     --------------
$1,967,432 for the year ended December 31, 1995 compared to $96,996 for 1994. The acquisition of SunRiver Data was, in part, financed by the Company's issuance of the NCR Note, which bears interest at 8% per annum. In addition, the Company financed its working capital requirements from December 9, 1994 through October 23, 1995 under a credit line which required payment of interest of 2% over the prime rate. See "-Liquidity and Capital Resources."


     Income tax expense. During the fourth quarter of 1995, the Company recorded
     ------------------
a reversal of a deferred tax valuation allowance resulting in a reduction in tax expense of approximately $1,100,000. This reversal was based on management's assessment that it was more likely than not that the deferred tax assets would be realized through future taxable earnings or alternative tax strategies.


     Income from discontinued  operations.  For the year ended December 31, 1995
     ------------------------------------
the Company recorded a loss of $223,442 relating to its investment in AmCan and realized a gain of $1,372,239 from the sale, completed January 9, 1995, of the Quote Business.

     Extraordinary loss on early extinguishment of debt. During October 1995 the
     --------------------------------------------------
Company incurred expenses of approximately $589,000 (net of a tax benefit of approximately $393,000), in connection with the financing for the Digital Acquisition, of an early termination fee under the Company's previous revolving line-of-credit and related costs that had been capitalized when such line-of-credit was originally obtained.

     Net income. For the year ended December 31, 1995, net income was $2,609,927
     ----------
(2.7% of revenue), compared to net income of $37,618 for the year ended December 31, 1994. Operating income, excluding the non-recurring charge for in-process technology, for the year ended December 31, 1995 was $4,858,818 (5.1% of revenue) as compared to a pro forma loss for the year ended December 31, 1994 of $2,940,732. Income from continuing operations for the year ended December 31, 1995 was $2,050,307. On a pro forma basis, the net income increased approximately $6,892,000 for fiscal year 1995 versus a pro forma net loss of approximately $4,282,000 for the year ended December 31, 1994.


     Earnings available for common  shareholders.  Earnings available for common
     -------------------------------------------
shareholders increased from a loss of $26,222 for the year ended December 31, 1994 to income of $167,739 for the year ended December 31, 1995. For the year ended December 31, 1994, earnings available for common shareholders included accretion in the amount of $63,840 on mandatorily redeemable preferred stock held by NCR. In connection with the Digital Acquisition, NCR agreed to refinance the preferred stock whereby the Company agreed to pay NCR $497,657 per annum, and which is being accounted for as a dividend on the preferred stock. For the year ended December 31, 1995 earnings available for common shareholders included a dividend on the preferred stock of $93,130 and accretion to preferred stock of $680,803.

Years ended December 31, 1994 and 1993

     Total revenue: Revenue for the year ended December 31, 1994 were $8,343,666
     -------------
representing a net increase of $5,529,189 from $2,814,477 for the year ended December 31, 1993. Most of this increase was due to the acquisition of SunRiver Data. To a lesser extent, revenue was augmented by increased sales of MultiConsole Terminals. The increase in MultiConsole Terminal sales was a result of increased marketing and promotional activities.

     On an unaudited pro forma basis, revenue declined 10.5% from $89,516,293 in 1993 to $80,091,206 in 1994. The reduction was due substantially to a revenue decline of approximately $7,500,000 in sales of Mentor Systems business (described under "Business-Products and Services") as well as a reduction of approximately $1,200,000 in associated post-support activity. The decline stemmed from significant industry- wide decreases in the average selling price of computer hardware, particularly PC-based systems, as well as a movement in the Pick market away from proprietary operating systems towards more "open" computing environments. In 1994, the Company's key European VAR introduced its own product, further eroding market share. Maintenance revenues declined both due to the decrease in Mentor System hardware sales and the increase in the standard warranty period from one to three years.

     Gross margin:  Gross margin increased by $2,277,193 to $3,454,080 (41.4% of
     ------------
revenue) for the year ended December 31, 1994 from $1,176,887 (41.8% of revenue) for the year ended December 31, 1993. Most of this increase was due to the acquisition of SunRiver Data.

     On a pro forma basis, gross margin declined 3.4% from $19,472,406 in 1993 to $18,805,650 in 1994. As a percent of revenue, gross margin improved to 23.5% in 1994 from 21.8% in 1993, due substantially to price increase-related margin improvement in the Company's professional services business, as well as the introduction of the lower cost "Chameleon" Network Graphics Displays. Offsetting decreases in gross margins resulted from increases in inventory reserves in 1993 of $3,062,968 and $3,977,578 in 1994, the majority of which related to Network Graphics Displays and a decline in revenues from the Company's higher margin Mentor Systems. See "- Asset Management."

     Operating  expenses:  Operating  expenses  declined  (on a pro forma basis)
     -------------------
26.1% or $7,666,622 from $29,413,004 (32.9% of revenue) to $21,746,382 (27.2% of revenue) for the years ended 1993 and 1994, respectively. During February 1994, ADDS completed implementation of a voluntary early retirement program and implemented an involuntary reduction-in-force. During December, 1994, the Company, in conjunction with the SunRiver Data Acquisition, implemented additional reduction-in-force actions affecting 39 of the approximately 385 ADDS employees. Pursuant to the SunRiver Data Acquisition Agreement, the expenses associated with this action were borne by NCR. Further following the SunRiver Data Acquisition, management implemented a series of expense controls to better ensure near-term profitability.

     General and administrative  expenses:  General and administrative  expenses
     ------------------------------------
increased by $582,883 to $992,122 (11.9% of revenue) for the year ended December 31, 1994 from $409,239 (14.5% of revenue) for the year ended December 31, 1993. Most of the increase was due to the acquisition of SunRiver Data. Salary and related expenses also increased due to increases in staff prior to the SunRiver Data Acquisition. Salaries and bonuses for the year ended December 31, 1994 increased to approximately $417,000 from approximately $128,000 for the year ended December 31, 1993 and increased as a percentage of revenue to 5.0% from 4.5% during this period.

     On a pro forma basis, general and administrative expenses declined 37.2% from $5,318,286 (5.9% of revenue) for the year ended 1993 to $3,338,502 (4.2% of revenue) for the year ended 1994. See "-Operating expenses."

     Sales and marketing  expenses:  Sales and marketing  expenses  increased by
     -----------------------------
$770,839 to $1,091,532 (13.1% of revenue) for the year ended December 31, 1994 from $320,693 (11.4% of revenue) for the year ended December 31, 1993. Most of the increase was due to the acquisition of SunRiver Data and a general increase in market development activities. Salaries, commissions and bonuses for the year ended December 31, 1994 increased to approximately $535,000 from approximately $193,000 for the year ended December 31, 1993 and decreased as a percentage of revenue to 6.4% from 6.9% during this period.

     On a pro forma basis, sales and marketing expenses fell to $8,757,866 (10.9% of revenue) for the year ended 1994 from $12,439,976 (13.9% of revenue) for the year ended 1993. In addition to the expense reduction related to reductions-in-force, the Company increased its reserve for bad debts in 1993 to better reflect the realizability of collection of certain of the Company accounts receivable. Bad debt for 1993 was $1,251,214 as compared to $465,673 for 1994. See "-Operating expenses."

     Research and development:  Research and development  expenses  increased by
     ------------------------
$497,609 to $990,281 (11.9% of revenue) for the year ended December 31, 1994 from $492,672 (17.5% of revenue) for the year ended December 31, 1993. Most of the increase was due to the acquisition of SunRiver Data. Salaries and bonuses for the year ended December 31, 1994 increased to approximately $599,000 from approximately $255,000 for the year ended December 31, 1993 and decreased as a percentage of revenue to 7.2% from 9.1% during this period. See "-Operating expenses."

     On a pro forma basis, the research and development expenses decreased 17.2% from $11,654,742 (13.0% of revenue) to $9,650,014 (12.0% of revenue) for the periods ended December 31, 1993 and 1994, respectively.

     Interest expense and Other income or expenses:  Interest expense  increased
     ---------------------------------------------
to $96,996 in 1994 from $35,774 in 1993 as a result of increased borrowing for the SunRiver Data Acquisition and to provide working capital. The annual interest rate paid by the Company under these loans was two points above the lender's prime lending rate. Other expenses of $60,531 were incurred for the year ended December 31, 1994 as compared to income earned of $11,323 for the year ended December 31, 1993. Most of this change represents a charge for non-capitalized expenses in connection with the SunRiver Data Acquisition.

     On a pro forma basis, interest expense and other income or expenses declined to $1,340,868 for the year ended December 31, 1994 from $3,413,025 for the year ended December 31, 1993. Included in 1993 expenses was $1,512,500 in litigation expense awarded under an arbitration ruling and relating to an alleged breach of oral contract under which the Company was to distribute a software product for Electronic Data Processing plc. (EDP), a distributor of the Company's products.

     Income tax  expense:  All of the income tax expense of $185,000 for 1994 is
     -------------------
attributable to the SunRiver Data Acquisition. SunRiver Group incurred no income tax liability during 1994 and 1993.

     Net income: Net income increased to $37,618 for the year ended December 31,
     ----------
1994 from a loss of $70,168 for the year ended December 31, 1993. This increase is mostly attributable to the SunRiver Data Acquisition.

     On a pro forma basis, the net loss of the Company declined to $4,281,600 for the year ended December 31, 1994 from a net loss of $13,353,623.

Impact of Inflation

     The Company has not been adversely affected by inflation because technological advances and competition within the microcomputer industry have generally caused prices of products sold by the Company to decline. The Company has flexibility in its pricing and could, if necessary, pass along price changes to most of its customers.

Liquidity and Capital Resources

     The discussion below regarding liquidity and capital resources should be read together with the information included under "Business-Financing for the Digital Acquisition, -Restructuring of Obligations to NCR, -Additional Financing."


     Working capital was approximately $14,700,000 as of March 31, 1996, $15,429,299 as of December 31, 1995 and $6,764,112 as of December 31, 1994. On
October 23, 1995, the Company's $14,000,000 revolving credit loan arrangement with Congress Financial Corporation (the "Congress Credit Line") was replaced by a $40,000,000 facility provided by Chase in connection with the Digital Acquisition. Borrowing under the Congress Credit Line bore interest at 2% per annum above the prime rate and was based on a formula of up to 85% of eligible receivables and up to 50% of eligible inventory. At December 31, 1994, the Company owed $4,654,922 under the Congress Credit Line.

     The Chase Credit Line consists of a $20,000,000 revolving line of credit ("Revolving Loan") and a $20,000,000 term loan ("Term Loan"). Borrowing under the Revolving Loan is based on a borrowing base formula of up to 80% of eligible receivables, plus 50% of delineated eligible inventory, plus 30% of non-delineated eligible inventory. Up to $7,500,000 is available under the Revolving Loan for letters of credit. At December 31, 1995, the Company owed Chase $28,000,000, of which $8,000,000 was owed under the Revolving Loan and $20,000,000 was owed under the Term Loan. At March 31, 1996, the Company owed Chase $28,000,000, of which $9,500,000 was owed under the Revolving Loan and $18,500,000 was owed under the Term Loan. The Term Loan is repayable in eleven quarterly installments, of which the first four installments are $1,500,000 and the remaining seven installments are $2,000,000. The first installment of the Term Loan was due March 31, 1996, and the final installment is due September 30, 1998, the same day the Revolving Loan terminates. At the Company's option, the Revolving Loan and Term Loan bear interest at either the base rate plus 1.25% (subject to reduction), or the London Interbank Offer Rate ("LIBOR") plus 2.5% (subject to reduction). The base rate is the higher of (i) the Federal Funds Rate of the Federal Reserve, plus 1/2 of 1%, or (ii) the Prime Rate of Chase. At February 29, 1996 the Company's indebtedness under the Chase Line of Credit consisted of the $20,000,000 Term Loan bearing interest at 8.19% per annum and $11,000,000 under the Revolving Loan bearing interest at 8.55%. At March 31, 1996, the Company had approximately $6,500,000 of availability remaining under the Revolving Loan. As a result of the borrowing- base formula, the credit available to the Company could be adversely restricted in the event the Company's sales decline.

     Net cash provided by operating activities during the three months ended March 31, 1996 amounted to approximately $1,000,000. This provision was primarily attributable to an increase of approximately $2,200,000 and $800,000 in trade receivables and inventory respectively, offset by decreases in accounts payable and accrued expenses of approximately $1,600,000. Net cash used in investing activities for the three months ended March 31, 1996 was approximately $500,000 and related to the acquisition of capital assets. Net cash provided from financing activities was approximately $1,200,000 for the quarter ended March 31, 1996 and was composed of $1,500,000 from the Revolving Loan to finance the working capital needs of SunRiver Data, offset by a decrease of $1,500,000 in the Term Loan due to scheduled repayment; approximately $1,100,000 from the issuance of stock, of which approximately $500,000 was used to provide working capital for TradeWave and the balance used by the Company to repurchase 275,000 restricted shares of its Common Stock at $1.80 per share; and the issuance of convertible debt of $1,500,000 was used to purchase 450,000 restricted shares of the Company's Common Stock at $1.80 per share.


     Net cash used in operating activities during the year ended December 31, 1995 amounted to $9,322,058. This usage was primarily attributable to an increase of approximately $12,361,000 in trade receivables and inventory increases of $7,595,096 of VT and Dorio General Display Terminals manufactured by Digital for SunRiver Data which were offset by increases in accounts payable and accrued expenses of $9,156,144. Net cash used in investing activities for the year ended December 31, 1995 was $15,606,141 and related to the acquisition of TradeWave, the VT and Dorio product lines and capital assets. Net cash provided from financing activities was $25,265,355 for the year ended December 31, 1995 and was primarily composed of $20,000,000 from the Term Loan to finance the Digital Acquisition; $2,164,243 from the issuance of stock to finance the Digital Acquisition and provide working capital for TradeWave; the issuance of convertible debt of $4,575,000 to finance the TradeWave and Digital Acquisitions, and $3,365,550 from the Chase revolving line of credit to support the working capital needs of SunRiver Data.

     In addition to obligations previously discussed, long-term capital requirements at December 31, 1995 included: (i) a secured note payable to NCR of $8,000,000 (the "NCR Note") bearing interest at 8% per annum, payable quarterly, with principal due on December 31, 1997; (ii) $3,554,692 payable upon exercise of the Put Option; (iii) a lease commitment of $248,113 per year through November 1997 for the Company's Orlando, Florida facility, a portion of which the Company is subleasing for an annual rent of approximately $53,000; (iv) obligations of TradeWave discussed below; and (v) a lease commitment of $106,557 per year through December 1998 for the Austin, Texas headquarters facility. See "Business-Manufacturing."

     The terms of the NCR Note and the Put Option were restructured in October 1995, in connection with the Digital Acquisition. The Amended Put Option is exercisable at $3,554,692 during the period January 30 through December 31, 1999. The Company agreed to pay NCR $497,657 in cash or the Company's registered Common Stock on each October 20 until the Amended Call Option or Amended Put Option is exercised. In addition, the maturity date of the NCR Note was extended to January 31, 1999 from the earlier of December 9, 1997 or the closing of a public offering by SunRiver Data or the Company. See "Business - Restructuring of Obligations to NCR."


     In addition, $2,500,000 is required in 1996 and 1997 ($250,000 of which has been paid in 1996) to fund TradeWave's obligations to MCC under the TradeWave Acquisition Agreement ($900,000) and under the TradeWave Technology Agreement ($1,600,000); of the $2,500,000, $1,500,000 is due in 1996 and $1,000,000 is due
in 1997. SunRiver Group has guaranteed TradeWave's obligations to make payments to MCC under the TradeWave Technology Agreement and the Company is jointly obligated with TradeWave for the payment of $250,000 and $50,000 due under the TradeWave Acquisition Agreement on May 31 and June 28, 1996, respectively, which may be paid, at the Company's option, by delivering to MCC such number of shares of the Company's freely tradeable Common Stock equal in market value to 120% of the value of each such installment. Upon payment by SunRiver Group or the Company to MCC of any of TradeWave's obligations, the payor will become a creditor of TradeWave to the extent of such payment.

     The Chase Credit Line limits the amount of (i) TradeWave indebtedness that can be guaranteed by the Company to $1,250,000, (ii) dividends from SunRiver Data to the Company to $200,000 per year and (iii) net proceeds from sales of the Company's equity securities that can be retained by the Company so that amounts owed under the Chase Credit Line can be prepaid using a portion of such proceeds. The Company is a guarantor of TradeWave equipment financing and a guarantor or co-obligor of payments due to MCC totaling $300,000, described above. Payments due to MCC which exceed such $300,000 and working capital requirements of TradeWave, which are likely to exceed cash flow generated from its operations, may require substantial additional financing from sources other than the Company. In an attempt to secure the capital required for TradeWave, the Company is discussing various avenues of financing, including commercial lending and equity investment. There are no definitive agreements or understandings regarding the terms or conditions upon which any such financing will be provided and there can be no assurance that such efforts will be successful or on terms beneficial to TradeWave or the Company. In the absence of such financing, TradeWave may seek to sell off certain of its product lines, which the Company believes may provide sufficient cash to fund these obligations but which will negatively affect TradeWave's future prospects. In such case, there can be no assurance that such sales can be accomplished on terms acceptable to TradeWave.

     At March 31, 1996, the Company's  total  long-term  debt was  approximately
$27,600,000 and the current portion of the long-term debt was approximately $7,100,000. At December 31, 1995, the Company's total long-term debt was approximately $29,255,000, and the current portion of the long-term debt was approximately $6,631,000. The acquisitions made by the Company in 1994 and 1995, along with the implementation of management's strategy, have positioned the Company as the world's second largest provider of General Display Terminals (based on 1994 published industry data) and as a participant in the emerging market known as the "Internet". The Company believes that cash generated by SunRiver Data's operations will be sufficient to pay the Company's current and long-term debts, when due, except that the Company will be required to refinance the mortgage of $8,000,000 on its Hauppauge facility when due on January 31, 1999 and the payment of obligations of TradeWave to MCC may require additional financing as described above.


     Furthermore, the Company anticipates expenses of approximately $435,000, of which approximately $200,000 will be paid during 1996 and the balance was paid in 1995, to implement the settlement reached between the Company and Sun Microsystems, Inc. that requires the Company to stop using any SunRiver- based trademark or trade name after April 23, 1997, except under limited circumstances. The Company believes that cash flow generated from operations and credit available under the Chase Credit Line will be sufficient to cover these expenditures.

     The Company's principal obligations under the Amended Put Option come due after the expiration of the Chase Credit Line and the Company will attempt to finance the payment of this obligation as part of a replacement credit facility which will be required to refinance the Company's existing revolving line of credit. Company Shares may be issued to NCR or sold, and the proceeds used, to pay the $497,657 Annual Payment Amount to NCR.

Asset Management

     Inventory.  Management has  instituted  policies and procedures to maximize
     ---------
product availability and delivery while minimizing inventory levels so as to lessen the risk of product obsolescence and price fluctuations. Most components and sub-assemblies are stocked to provide for an order-to-ship cycle of seven days. The Company follows an inventory cycle count program which dictates either monthly, quarterly, or semi-annual physical inventory counts depending upon product cost and usage. Additionally, an annual wall- to-wall physical count is conducted with results compared to the Company's perpetual inventory records.

     The Company utilizes various subcontractors that manufacture subassemblies and component parts of its products based on specifications supplied by the Company. As a guideline, the Company attempts to have two qualified subcontractors for each of its high dollar value, long lead time, customized components which it chooses to outsource. In certain cases, the Company may decide to purchase components from only one of the qualified subcontractors in an attempt to control manufacturing overhead costs tied to supplier management and development. In all cases, backup qualified subcontractors are identified by the Company in the event that termination of the primary source could occur. If such termination occurs, the Company may experience short-term production delays of six to ten weeks, increases in material and freight costs and loss or deferment of sales revenue as the alternate subcontractor initiates production runs and expedites delivery to the Company. Furthermore, worldwide shortages of raw material creates supply problems for the computer industry from time to time. Such supply shortages may cause market price increases and allocated production runs which could have an adverse affect on the Company's business.

     On a pro forma basis, inventory turnover was 3.2 times in 1993 versus 4.5 times in 1994, and 3.2 times in 1995. The inventory turnover rate increased from 1993 to 1994 primarily due to a significant decline in the net average inventory position of the Company from $14,210,727 for 1993 to $11,232,443 for 1994. The inventory turnover decline from 1994 to 1995 is attributable to the inventory increases necessary to support the Digital Acquisition during the transition of production of the VT and Dorio product lines to the Company's Hauppauge manufacturing facility. Management created inventory reserve provisions, on a pro forma basis, of $3,020,652 for 1993 and $4,350,763 for 1994 based on a revision, in July, 1994. Inventory reserve provisions for 1995 were $99,000.

     Accounts  receivable.  The Company sells its products on prepayment and net
     --------------------
30 day terms. Prior to the SunRiver Data Acquisition, the Company experienced minimal write-offs of accounts receivable. On a pro forma basis, receivable turnover was 8.9 in 1993, 7.8 in 1994 and 8.3 in 1995.

New Accounting Standards

     In October 1995, the FASB issued Statement 123, "Accounting for Stock-Based Compensation" ("Statement 123"), which establishes fair value-based accounting and reporting standards for all transactions in which a company acquires goods or services by issuing its equity securities, including all arrangements under which employees receive stock based compensation. Statement 123 encourages, but does not require, employers to adopt fair value accounting to recognize compensation expense for grants under stock-based compensation plans. However, companies must comply with the disclosure requirements set forth in statement 123 which is effective for fiscal years beginning after December 31, 1995. The Company expects to adopt only the reporting standards of Statement 123.

     In March 1995, the FASB issued Statement 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("Statement 121"), which addresses the accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used. It also addresses the accounting for long-lived assets and certain identifiable intangibles to be disposed of. Statement 121 has an effective date of January 1, 1996. The Company does not expect application of Statement 121 to have a significant impact upon the Company's financial statements.

                                    BUSINESS

General

     The Company is engaged, through operating subsidiaries, in designing and manufacturing graphics and text computer terminals for business use and in developing Internet software for businesses. The Company's general strategy is to be a provider of devices which provide access to corporate network computing environments, and software for secure, private communications and electronic commerce over the Internet. The Company has two operating subsidiaries, SunRiver Data and TradeWave.

     SunRiver  Data  designs,  assembles,  sells and  supports  General  Display
Terminals, Network Graphics Displays and Advanced Workgroup Technologies, including MultiConsole Terminals. A partnership formed in May 1995 by SunRiver Data and General Automation, Inc. ("GAI"), and managed by GAI, designs, integrates, sells and supports multi-user computer systems running SunRiver Data's and GAI's version of the database system licensed from Pick Systems. SunRiver Data also offers post-sale customer support services for its desktop terminals. SunRiver Data's products and services are offered solely to businesses.

     In October 1995, SunRiver Data acquired assets relating to the General Display Terminal products of Digital, including the "VT(R)" and "Dorio(R)" brands. As a result, based on 1994 published industry data, the Company believes SunRiver Data is the second largest manufacturer of General Display Terminals in the world with an installed user base of more than 5,000,000 units. No manufacturing facilities were included in the Digital Assets. SunRiver Data has transferred all production of the VT and Dorio product lines from Digital's facilities in the Far East to SunRiver Data's plant in Hauppauge, New York. See "Recent Developments-Purchase of Digital's Assets" and "-Manufacturing."

     TradeWave develops and sells Internet software products and value-added network services which enable desktop computer users to conduct commercial transactions by way of the Internet.

Products and Services

     General Display  Terminals.  The Company's  General  Display  Terminals are
     --------------------------
ANSI/ASCII desktop terminals, which generally do not have graphics capabilities but some of which have limited graphics capabilities. The Company offers standard and custom models, primarily for data entry and point of sale activities. Most of the Company's General Display Terminal customers are retail, financial, telecommunications and wholesale distribution businesses. General Display Terminals are sold by the Company under the Company's ADDS(R), Dorio(R) and VT(R) trademarks. The ADDS, Dorio and VT brands are complementary products, providing slightly different features to various user segments.

     In 1994 and 1995, approximately 44% and 41%, respectively, of the combined pro forma sales of the Company were to NCR. In connection with the SunRiver Data Acquisition, the Company entered into various agreements with NCR pursuant to which the Company will continue to supply at least 90% of NCR's terminal requirements (including Network Graphics Displays), until December 1999. However, NCR can terminate such contracts, without compensation to the Company, under certain circumstances. Accordingly, there can be no assurance that the long-standing business relationship between SunRiver Data and NCR will continue or that it will continue at the same level as in the past.

     In connection with the Digital Acquisition, SunRiver Data and Digital entered into the Digital Supply Agreement whereby Digital agreed to purchase from SunRiver Data at least 95% of Digital's worldwide requirements for General Display Terminals and related parts for a four-year period commencing October 23, 1995 and at least 80,000 General Display Terminals during the first year of such agreement. Sales of General Display Terminals to Digital during November and December 1995 constituted approximately 14% of total General Display Terminal sales for such two month period. The Company expects that Digital will be its most significant customer in 1996, in part because 1996 sales to NCR are not expected to reach a level comparable to 1995 sales.

     Network Graphics  Displays.  The Company's  Network Graphics Displays are a
     --------------------------
high resolution, high performance, graphical, desktop workstation for use in networked computer environments. Network Graphics Displays are capable of displaying on screen, and at the same time, information accessed from multiple host computers and multiple applications running on a single host. Network Graphics Displays are compatible with UNIX operating systems (and many others) and facilitate the use of servers from many computer suppliers intermixed in a networked environment. Most of the Company's sales of Network Graphics Displays are to telecommunications and financial businesses which require the ability to provide concurrent information to customers on a variety of topics, such as billing and current and historical product and service information. The Company has released in the first quarter of 1996 a newly designed Network Graphics Displays which will offer a small footprint for point of service requirement uses where desktop or counter space is limited.

     SunRiver is developing a line of network access computers which will offer customers simple, easy and cost-effective access to current and emerging computing environments. This includes the World Wide Web, Internet and Corporate Intranets, Java applications, distributed access to DOS, and 16-bit and 32-bit Windows applications and legacy applications on mainframe and minicomputer systems. Initial network access computers will be based on SunRiver's Network Graphics Displays technology. SunRiver Data is using TradeWave's technologies to enhance the security features of these products. A built-in Java interpreter will allow certain of these products to run Java applications and browse the Internet and corporate intranets. Java is a language used for developing multi-platform applications for the Internet. SunRiver Data and TradeWave have licensed the Java programming language and HotJava Web browser from Sun Microsystems, Inc. Certain of these products will provide access to DOS, Windows 3.x, Windows 95 and Windows NT applications which run on a centralized server.

     Advanced   Workgroup   Technologies.   The  Company's   Advanced  Workgroup
     -----------------------------------
Technologies (including MultiConsole Terminals) have been developed by SunRiver Group and are based on patented technology. MultiConsole Terminals offer a cost-effective upgrade or replacement for serial character terminals in multi-user, micro-computer and personal computer ("PC") based environments. The Company's MultiConsole Terminals principally consist of two components, a host adapter which plugs into a PC, and a logic box. Each host adapter permits up to eight MultiConsole Terminals to access the same host computer and up to 32 terminals can access the same host computer using four host adapters. The MultiConsole Terminal has the same look, feel and capabilities as the PC. Nevertheless, MultiConsole Terminals do not have CPUs since they share the CPU of the host computer. MultiConsole Terminals are best suited for small to medium-sized businesses requiring predominantly transaction-oriented applications. Typical users include financial branch offices, hospitals, hotels, retailers, pharmacies and professional offices, such as accounting firms, doctors' and dentists' offices and law firms.

     GAI  Partnership.  Effective  May 22, 1995,  SunRiver  Data entered into an
     ----------------
Operating Agreement with GAI covering SunRiver Data's and GAI's participation in, and management of, a newly-formed Delaware limited liability company (the "GAI Partnership"). The GAI Partnership combines into a single business the development, distribution, maintenance and support of Pick-based computer systems and software running SunRiver Data's version and GAI's version of the Pick system on various hardware platforms. SunRiver Data's systems consist of Unix Software with NCR System 3000 hardware and operating system software under the Mentor(R) Operating Environment brand name, as well as a lower cost system under the Mentor PRO brand name for use with standard PC's (collectively, "Mentor Systems"). Mentor Systems are used to manage large volumes of data. Users of Mentor Systems include large distribution centers, retail establishments, manufacturers, local governments and data bases for credit and collections. The business and affairs of the GAI Partnership are managed exclusively by GAI, subject to consultation from time to time with SunRiver Data.

     In addition, SunRiver Data has subcontracted to the GAI Partnership all services required by SunRiver Data under its existing maintenance contracts (including with respect to its Mentor Systems). For such services, SunRiver Data pays GAI a monthly management fee. The GAI Partnership is providing maintenance service by telephone to the SunRiver Data customers and dispatches on-site maintenance services pursuant to a maintenance agreement which the GAI Partnership has entered into with NCR. As SunRiver Data's existing maintenance contracts expire, the GAI Partnership is responsible for renewal and billing of all new service contracts.

     SunRiver Data decided to substantially reduce its active participation in the Pick systems business in order to devote more resources to its core business. SunRiver Data believes that, in the declining Pick market, it is beneficial to create a more significant market presence by partnering with GAI. As a result, the GAI Partnership is one of the largest providers in the Pick marketplace. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Professional  Services.  Prior to the formation of the GAI  Partnership,  a
     ----------------------
material portion of the Company's revenues was derived from its activities as a provider of consulting, installation, software and hardware maintenance, software upgrade, tuning, disaster backup and other professional services. These services were provided almost exclusively to Mentor Systems users and value added resellers ("VARs") of systems purchased from the Company as well as to users of the Company's other products desiring more service and support than the basic warranty provides. The Company is continuing to provide these services with respect to its desk top terminals. Depot service during normal business hours is also provided within the United States by the Company for its desktop terminals.

     Business of  TradeWave.  TradeWave is engaged in the business of developing
     ----------------------
and selling Internet software components and value-added services. In March 1996, TradeWave introduced a suite of products which enables companies to conduct secure, private communication internally and with business partners, by creating a Virtual Private Internet (VPI(TM)). With a VPI, a company can use the public Internet as a network infrastructure, but can do so in a private, secure fashion. A VPI incorporates Entrust, a security product licensed from Northern Telecom, and TradeWave's certification authority and access-control product. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations-Operating expenses."

     TradeWave's certification authority product allows individuals to be identified by an electronic certificate on their personal computer, a key requirement for private communications over a network and for privately conducting transactions. TradeWave's access-control product recognizes individuals by their electronic certificate, and determines the access privileges and restrictions which are granted to an individual for a given computing resource.

     TradeWave also develops directory products which allow customers to find information, goods and services on the Internet. TradeWave's current directory is Galaxy, a search tool available on the Internet. TradeWave is developing custom marketplace directory products based upon the Galaxy architecture. TradeWave plans to target these products to the information and resource needs of specific industries.

     TradeWave is a subcontractor for MCC under a government contract with the U.S. Department of Defense that is expected to generate revenues of approximately $1,700,000 from April 1995 through September 1996 when the contract expires. Under such government contract, TradeWave is developing commercial uses for the Internet, including the streamlining of manufacturing processes through use of the Internet. Of TradeWave's sales of $1,165,282 for the period ended December 31, 1995, $725,945 was derived from such government contract.

     Percentage of Total Revenues.  The table below sets forth,  for each of the
     ----------------------------
last three years ended December 31 and for the period December 9 through December 31, 1994, the percentage of total revenue contributed by those classes of similar products or services which accounted for ten percent or more of consolidated revenue in either of the last three calendar years. The information presented in the following table, for periods prior to December 9, 1994, is based upon the operations of SunRiver Group. Such information for the period December 9, 1994 through December 31, 1994 and for the year ended December 31, 1995 is based upon the consolidated operations of SunRiver Data and SunRiver Group and excludes revenue generated by TradeWave.

Period                  General              Network
                        Display    Mentor   Graphics  Professional  MultiConsole
                       Terminals   Systems  Displays    Services     Terminals
                       ---------   -------  --------  ------------  ------------

1993                       -          -         -          -            100%

1994                     26.3%      10.3%      9.4%      14.0%          40.0%

1994 (December 12-31)    42.6%      16.6%     15.1%      22.7%           3%

1995                     49.8%       4.7%     28.5%      13.5%          3.5%


     The following pro forma information presents the consolidated results of operations as though the SunRiver Data Acquisition had occurred on January 1, 1993. It does not purport to be indicative of what would have occurred had the SunRiver Data Acquisition occurred as of January 1, 1993, or of the results which may occur in the future. Such pro forma information excludes TradeWave revenue and the effects relating to the Digital Acquisition. See SunRiver Corporation and Selected Digital Text Terminal Products Financial Statement.

           General                Network
           Display   Mentor      Graphics    Professional     MultiConsole
Period    Terminals  Systems     Displays      Services         Terminals
- - ------    ---------  -------     --------    ------------     ------------


1993        37.2%     19.8%        19.8%        20.1%             3.1%

1994        41.5%     13.3%        19.9%        21.3%             4.0%

1995        49.8%      4.7%        28.5%        13.5%             3.5%


     The decline in the relative share of the Mentor Systems product line reflects the industry-wide declines in the average sales price of computer hardware as well as the movement in the Pick market from proprietary Pick-based software solutions to more open systems. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Foreign Sales. Net foreign sales were  approximately  $537,000,  $1,127,000
     -------------
and $15,912,000 for 1993, 1994 and 1995, respectively. On a pro forma basis, net foreign sales were approximately $12,993,000, $8,020,000 and $15,912,000 for 1993, 1994 and 1995, respectively. The tables below set forth for each of the last three years ended December 31 the approximate percentage of total revenue attributable to foreign sales in the regions set forth in the table.

                               % of Total Revenue
                               ------------------

          Period               Total            Europe         Canada
          ------               -----            ------         ------

          1993                 19.1%             5.6%           12.6%

          1994                 13.5%             5.2%           6.1%

          1995                 16.6%            13.0%           1.2%




                               % of Total Revenue
                                   (Pro forma)
                               ------------------

Period         Total         Europe         Far East      Middle East
- - ------         -----         ------         --------      -----------

1993           14.5%         9.0%           1.3%          0.9%

1994           10.0%         5.3%           1.0%          1.1%

1995           16.6%         13.0%          0.7%          0.3%

     The decline in foreign sales as a percent of total sales in 1994 is wholly attributable to the decline in sales of the Company's Mentor Systems product line, traditionally providing a large contribution to the Company's international sales. In addition to the market trend away from Pick-based software solutions, and industry-wide decreases in the average sales price of computer hardware, the decline in international sales of Mentor Systems was attributed to the introduction of a Pick compatible product offering by the Company's key European value added reseller ("VAR"). The increase from 1994 to 1995 is attributable to the sale of the recently acquired VT and Dorio General Display Terminals, sales of which have historically been strong in Europe.

Manufacturing

     The Company's manufacturing operations are located at its main facility in Hauppauge, New York and include procurement of components and the assembly and testing of its products. The Company does not manufacture any of the subassemblies or components used in the assembly of its products. Investment in production equipment is not material to the Company's manufacturing operations. Semi-skilled and skilled workers assemble products using a conveyor belt, work station system that is commonly used for similar operations. The Company generally cross-trains its workers so that they are able to work at all work stations. Once assembled, all systems undergo a test cycle, using sophisticated diagnostic procedures. The Company has earned ISO 9002 certification for its manufacturing standards.

     The Company has a flexible manufacturing control system that is run by software developed by the Company. This system provides a flexible, customer-focused manufacturing approach that enables the company to quickly customize products for orders of one to one thousand. Just-in-time systems allow the Company to achieve efficient asset utilization and fast response time to customers. The Company is generally able to fill orders within 3 to 5 days after receipt of an order. Accordingly, backlog has not traditionally been material to the Company. Backlog at December 31, 1995 totaled approximately $ 7,699,000 as compared to $6,300,000 (pro forma) at December 31, 1994. Approximately $7,351,000 of the Company's backlog at December 31, 1995 was for General Display Terminals.


     The Company is using approximately 90,000 of its 155,000 square feet of space for manufacturing, with a capacity to manufacture approximately 650,000 units per year. A second shift was recently added but is not being fully utilized. In order to meet anticipated demand for General Display Terminals resulting from the Digital Acquisition, SunRiver Data has increased the manufacturing square footage from 80,000 to 90,000 and added tooling and equipment at a cost of approximately $800,000 at its Hauppauge, New York facility, has increased the number of its employees by approximately 117 and anticipates it will have to fully utilize the second shift. The Company had been engaged in pilot production of VT and Dorio General Display Terminals at its Hauppauge plant but the transition to full production has been achieved. While the Company believes existing inventory will be generally sufficient to satisfy customer demand, there may be temporary supply and demand imbalances in the mix of models. Once the Company reaches full production early in the third quarter, this imbalance should no longer apply.


     The Company purchases subassemblies and components for its products almost entirely from more than 40 domestic and Far East sources. Wong Electronics Corp., which manufactures plug-in logic boards in Taiwan for the Company's General Display Terminals, accounted for approximately 20% of the total dollar amount of the Company's total purchases in 1995 of subassemblies and components. No other supplier accounted for 10% or more of such amount. While there are at least two qualified suppliers for the subassemblies and components that are made to the Company's specifications, they are generally single- sourced so that the Company is able to take advantage of volume discounts and more easily ensure quality control. The Company estimates that the lead time required before an alternate supplier can begin providing the necessary subassembly or component would generally be between six to ten weeks. The disruption of the Company's business during such period of lead time could have a material adverse effect on its sales and results of operations for the quarter and, perhaps, also for the fiscal year. The Company has experienced shortages of supplies for components from time to time as a result of industry-wide shortages, which sometimes result in market price increases and allocated production runs. To date, such shortages have not had a material adverse effect on its business.

     In  connection  with the  transfer  of all  production  of the VT and Dorio product lines from Digital facilities in the Far East to the Company's facilities in Hauppauge, New York, the Company is experiencing a shortage of a component required to manufacture a key model of the VT and Dorio General Display Terminals. As a result of this shortage, the Company expects to experience product delays which will result in the deferment of revenue which the Company would have otherwise expected during the second quarter to be realized in the third and fourth quarters of 1996. The Company's sales could be negatively affected as a result of these production delays, but the Company believes that it can ameliorate such losses by aggressively marketing alternatives to its customers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations - Asset Management."

     The Company provides a three-year warranty covering defective materials and workmanship with respect to the VT and Dorio General Display Terminals. With respect to the Company's other General Display Terminals and Network Graphics Displays, the Company provides a one-year United States warranty covering defective materials and workmanship provided the user returns the defective product to a repair depot located in Hauppauge, New York; Stone Mountain, Georgia; Schaumberg, Illinois; or Irvine, California. In lieu of providing a warranty, the Company provides its foreign distributors and VARs with spare parts and spare units. Users can purchase extended warranties of up to three years or can pay for repairs on a time and materials basis. On a pro forma basis, during 1993, 1994 and 1995, the Company's cost of warranty repairs was approximately 1.3%, 1.1%, and 1.2%, respectively, of the Company's sales. The Company anticipates warranty expense to increase in 1996 as a result of the Company's Maintenance Service Agreement with Digital. Software is not warranted by the Company but users are permitted to return software for a refund within 30 days after purchase. Accordingly, customers are afforded the opportunity to use software on a trial basis.

     The Company also grants 90-day stock rotation rights to selected distributors and, pursuant to an agreement with the Company, NCR can return products within 90 days of shipment. If the Company cannot resell such products, NCR is required to pay the Company 15% of the sales price of the returned products. Because of the Company's ability to provide products using just-in-time manufacturing techniques, the Company believes that NCR has been limiting orders to products for which it has firm commitments from its customers.

     During 1993, 1994 and 1995, the Company expended approximately $493,000, $990,000 and $7,444,000, respectively, on research and development activities. In 1993, such expenditures were related to MultiConsole product development. In 1994, development activities encompassed MultiConsole Terminals, Network Graphics Displays, General Display Terminals, and Mentor software development. During 1995 research and development activities relating to General Display
Terminals, Network Graphics Displays and MultiConsole Terminals totaled approximately $4,570,000 and the remainder of approximately $2,874,000 was used for TradeWave software development activities. Research and development expense for TradeWave in 1995 included a charge of approximately $1,225,000 relating to the write-off of acquired in-process research and development. The Company has combined its Network Graphics Displays and MultiConsole engineering staffs to achieve economies of scale and to work on integrating the Company's Network Graphics Displays and MultiConsole technologies. For additional information regarding research and development expenditures see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations - Operating expenses - Research and development."

Sales and Marketing

     The Company markets its terminal products through original equipment manufacturer (OEM) partners and reseller distribution channels. OEM manufacturers, who do not want to maintain engineering or manufacturing resources, can obtain products with their brand name from SunRiver Data. Customers can buy SunRiver Data's products from an international network of value-added resellers (VARs) and regional distributors. Through its sales force, the Company sells directly to large VARs and regional distributors and also sells to major national and international distributors. The Company's sales force operates out of ten locations in the United States and a European office in The Netherlands. An independent sales representative operates in Austria.

     As a result of the Digital Acquisition, the Company has expanded its OEM relationships and worldwide channels of distribution. Sales of VT and Dorio brand General Display Terminals, acquired from Digital, have historically been particularly strong in Europe, while sales of the ADDS General Display Terminals have been stronger in the United States.

     The Company's Mentor Operating Environment Systems are sold by VARs that typically own vertical applications that are compatible with such operating systems. The Company's Mentor Pro Pick System is being sold by the GAI Partnership through its traditional VAR channel and also by OEMs in the United States.

     In 1995, the Company realized a material portion of its revenue through its agreement with NCR as approximately 50% of the combined sales of the General Display Terminals and Network Graphics Displays were to NCR. Product sales to NCR are not expected to reach a comparable level in 1996 because a substantial portion of 1995 sales to NCR were of the Company's Chameleon Network Graphics Displays used by NCR in specific projects completed during the first quarter of 1996. Digital is expected to be the Company's most significant customer in 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Although NCR is contractually committed to purchase 90% of its terminal requirements from the Company through December 1999, it may, under certain conditions, cancel its agreement without compensation to the Company. The loss of NCR as a customer would have a material adverse effect on the Company's results of operations and liquidity.

     Although Digital's contracts with its customers, distributors and resellers were not assigned to SunRiver Data, SunRiver Data has been able to maintain substantially all of Digital's prior relationships and arrangements with them. In addition, under the Digital Supply Agreement, Digital agreed to purchase from SunRiver Data at least 95% of Digital's worldwide requirements for VT brand General Display Terminals, and related parts, for a four-year period commencing October 23, 1995 and at least 80,000 General Display Terminals during the first year of such agreement. Digital may terminate its agreement for cause without compensation to the Company. Digital is expected to be the Company's most significant customer in 1996. Sales of General Display Terminals to Digital during November and December 1995 constituted approximately 15% of total General Display Terminal sales during such two month period. The loss of Digital as a customer would have a material adverse effect on the Company's results of operations and liquidity.

     In selling its General Display Terminals and Network Graphics Displays, the Company emphasizes customization, reliability and compatibility with Pick and UNIX operating systems. The Company is currently investing in providing Windows NT capability. For Network Graphics Displays, the Company's technical expertise required to integrate Network Graphics Displays within a total system architecture is a key selling benefit. The Company emphasizes its proprietary technology, transaction speed and cost of ownership in the marketing of its MultiConsole Terminal products.

     The Company has not historically used direct media advertising, relying instead on cooperative advertising. Cooperative advertising expenses have not been material to the Company's business, accounting for less than .5% of the Company's sales during the last two years. The Company began limited direct advertising and direct marketing in 1995. In addition, the Company has retained the services of an investor relations firm and a marketing firm to promote the Company and its products. In 1996 and succeeding periods, management plans to undertake aggressive advertising and public relations activities to develop channel partners and expand its market presence. In this connection, the Company has expanded its European sales presence and is cooperating with its distributors to provide advertising and promotional programs that are funded in part by the Company.

     The Company's business is not seasonal. Fluctuations in quarterly sales result from large orders that are unrelated to the time of year.

Competition

     The General Display Terminal market has undergone consolidation and the two largest competitors that have emerged are SunRiver Data and Wyse Technology, Inc. Customer purchase criteria are based upon quality, customization, breadth of emulation features, and price. Growth in the Network Graphics Displays market is flat and consolidation is expected. SunRiver Data's principle Network
Graphics Displays competitors are Hewlett-Packard Corp., Network Computing Devices and Tektronix, Inc. Customer purchase criteria are based upon features (such as speed and audio and video performance) and price. A new set of competitors is emerging in the network access computer market. These include Sun Microsystems, Inc., IBM, Oracle, Microsoft and Netscape.

     Mentor Systems compete in an environment where features, compatibility with host systems, service and ease of doing business are the key competitive factors. Principal Mentor System competitors are Pick Systems, Unidata and VMark Software. SunRiver Data's MultiConsole Terminals are also competing in an emerging market principally based on features and compatibility. SunRiver Data's MultiConsole Terminals directly compete with Maxpeed and indirectly compete with numerous other companies that provide such alternative technology.

     Dominant competitors in the commercial Internet market have not emerged. A wide variety of companies are competing in this market. TradeWave's direct competitors are small to medium-sized companies, such as Open Market, Inc. Many of TradeWave's Competitors are better capitalized with more employees. Large companies such as Hewlett-Packard and Microsoft are acquiring, licensing, or developing competitive products and technologies.

Patents, Trademarks and Licensing

     While the Company owns over 30 patents issued in the United States and various foreign countries, only three patents are believed to be material to its business. The first patent is for technology called Multiconsole Bus Extension Serial Interface (the "BESI Patent") and was issued in Canada on May 7, 1991 and in the United States on October 29, 1991. The BESI Patent expires October 28, 2008 in the United States and on May 6, 2005 in Canada. The BESI Patent is currently being examined by the European Patent Office with respect to Austria, Belgium, France, Germany, Greece, Italy, Netherlands, Spain, Sweden, Switzerland and the United Kingdom. While the BESI Patent prevents competitors from having certain features in their MultiConsole Terminals, which the Company believes provide the Company with a competitive advantage, the Company's competitors can nevertheless produce MultiConsole Terminals, using other technological approaches, that compete with the Company's products.

     The other two patents were acquired from Digital. One relates to Image Rotation (the "Image Rotation Patent") and the other to a protocol for allowing multiple user sessions on a single line (the "Multisession Patent"). The Multisession Patent is important to users whose terminals are attached to Digital computers. While it allows for differentiation of SunRiver Data's products, Wyse Technology, Inc. offers a similar feature. The Image Rotation Patent protects a feature of the VT and Dorio terminals (and can be used for other SunRiver Data terminals) that is useful for product differentiation, but not essential to users. The Company is currently pursuing licensing one or both of these two patents to several other companies. Digital has retained a fully paid-up, non-exclusive, assignable, irrevocable, world-wide license of the patents which the Company acquired from Digital. The United States expiration dates for the Image Rotation and Multisession Patents are February 6, 2007 and December 13, 2005, respectively. The Image Rotation and Multisession Patents have also issued internationally.

     The Company believes that the knowledge and experience of its management and personnel and their ability to develop, manufacture and market the Company's products in response to specific customer needs is more significant than its patent rights.

     The trademarks "Mentor," "Mentor Pro", "ADDS", "VT" and "Dorio" are registered in the United States Patent and Trademark Office and in a number of foreign countries.

     Mentor Systems are produced and distributed pursuant to non-exclusive licenses to the Company from Pick Systems that provide for royalty payments on systems shipped.

Legal Proceedings

     An action was commenced by John Marsala ("Marsala") on October 20, 1994, based on breach of contract, in the Supreme Court of the State of New York, County of New York. This action is entitled "John Marsala v. All Quotes, Inc. et al.," Index No. 129936-94. Marsala was a former dealer employed by the Company to enroll subscribers in its dial-up market services. Marsala claims in excess of $1,500,000 in damages pursuant to the terms of an alleged dealership agreement between the parties. The Company has denied that it owes any sums to Marsala and has counterclaimed for fraud against Marsala. The Company intends to vigorously defend this suit since it believes that is has meritorious defenses to the action. Document requests have been served on Marsala, however, to date, no documents have been produced and no other discovery has taken place. This litigation has been inactive since December 1994.

     In January, 1995, an action was commenced against the Company, certain officers of Capital, and certain other defendants in the Supreme Court of the State of New York, County of New York, entitled "George Zakar USA Securities, Inc., et al. v. All-Quotes, Inc., et al.," Index No. 100577/95 ("Zakar"). The complaint in the above-referenced action asserts seven causes of action against the Company and certain other defendants for breach of contract, fraud and interference with plaintiffs' business relationships arising out of a series of alleged communications between plaintiffs and representatives of the Company regarding certain new business ventures allegedly to be undertaken jointly by plaintiffs and the Company. The complaint in the above-referenced action seeks damages in the amount of $2,000,000 with respect to each cause of action alleged against the Company and certain of Capital's officers and specific performance of the alleged oral contract between plaintiffs and the Company. On or about March 17, 1995, the Company and the named officers of Capital served a verified answer denying the material allegations of the complaint and asserting six affirmative defenses. This litigation is in the discovery stage with depositions having begun in April 1996. The Company intends to vigorously defend this litigation.


     Capital has agreed to indemnify the Company for any losses the Company may incur in connection with the claims of Marsala and Zakar and, to secure Capital's indemnification, there is being held in escrow approximately $185,000 (as of January 16, 1996) of the Global Proceeds and 1,000,000 shares of the common stock of All-Quotes Data, Ltd. (now named AmCan Minerals Ltd.) which common stock is traded on the Vancouver Stock Exchange (symbol: AMF.V). While the Company believes the Capital indemnification will be sufficient to protect the Company from loss, there can be no assurance that the Company will be fully indemnified for losses it may incur in connection with these pending litigations.

Environmental Regulation

     SunRiver Data complies with federal, state and local legislation pertaining to protection of the environment. Amounts incurred in complying with these regulations during 1993, 1994 and 1995 did not have a material effect upon capital expenditures or the financial condition of the Company. However, any change in federal, state or local environmental regulations could have a material adverse effect on the Company.

Employees

     At April 10, 1996, the Company had approximately 469 full-time employees engaged as follows: 89 in product design and engineering, 267 in manufacturing, 45 in sales and marketing and 68 in administration. None of the Company's employees is covered by a collective bargaining agreement. The Company considers relations with its employees to be satisfactory.

Properties

     The Company owns a 155,000 square foot facility at 100 Marcus Boulevard, Hauppauge, New York, the principal manufacturing, sales and distribution facility of SunRiver Data. Subsequent to the SunRiver Group Acquisition, on December 12, 1994, the Company established its corporate headquarters at Echelon IV, Suite 200, 9430 Research Boulevard, Austin, Texas, where the Company leases approximately 8,303 square feet of space for a four-year period expiring in 1998. The Company's current annual rent for the Austin facility is approximately $106,557. The Company also leases 17,837 square feet of space in Orlando, Florida where the Company conducts research and development operations. This lease is at a current annual rent of approximately $248,113 and expires in November 1997. Approximately 3,800 square feet of the Orlando space has been subleased for an annual rent of approximately $53,000.

                                   MANAGEMENT

Directors and Executive Officers

        The directors and executive officers of the Company are as follows:

Name               Age   Positions and Offices

Gerald Youngblood  44    Chairman of the Board of Directors and President
                         (Principal Executive Officer)

William Long       45    Executive Vice-President and Director


Toni McElroy       48    Executive Vice-President - Finance, Treasurer,
                         Secretary and Director (Principal Financial Officer, to
                         be replaced in that capacity by Roger Hughes in June
                         1996)


Sam K. Smith       63    Director

Tony Giovaniello   40   Executive Vice-President, Chief Operating Officer
                        (of SunRiver Data)

     Gerald Youngblood has been Chairman of the Board of Directors, Chief Executive Officer and President of the Company and SunRiver Data since December 1994. Since September 1991, Mr. Youngblood has also served as President, Chief Executive Officer and a Director of SunRiver Group. Prior thereto, from March 1989 to September 1991, Mr. Youngblood served as Vice-President of Business Development for SunRiver Group.

     William C. Long has been Executive Vice-President and Director of the Company and SunRiver Data since December 1994. Since September 1991, Mr. Long has also served as Executive Vice-President, Chief Operating Officer and a Director of SunRiver Group. Prior thereto, from September 1988 to September 1991, he served as Vice-President of Product Development and Director of SunRiver Group.


     Toni S. McElroy has been a Director, Chief Financial Officer, Vice-President of Finance, Secretary and Treasurer of the Company and SunRiver Data since December 1994. Since June 1993, she has also served as Controller of SunRiver Group (serving only part-time from April 1993 to May 1993). From September 1990 to February 1993, she served as Assistant Controller of Griffith Consumers Company, Inc. Prior thereto, from July 1989 to July 1990, Ms. McElroy served as Accounting Manager of SunRiver Group. Beginning in June 1996, Roger Hughes will become the Company's Chief Financial Officer and Ms. McElroy will become Vice President of Finance of TradeWave.

     Roger Hughes, prior to agreeing to become the Company's Chief Financial Officer beginning in June 1996, was the Chief Financial Officer since March 1994 of Optical Data Systems, Inc., a manufacturer and marketer of computer networking and internetworking products for application in LANs. Prior to joining Optical Data Systems, Mr. Hughes was the President and Chief Executive
Officer of Merit Technology, Inc., a military software company which, on February 18, 1994, filed for protection under Chapter 11 of the Bankruptcy Code. On August 22, 1995, an order confirming Merit Technology's First Amended Plan of Reorganization, and ordering the dissolution of Merit Technology after all distributions are made to creditors and equity holders, was entered by the bankruptcy court.

     Sam K. Smith was appointed to the Board of Directors of the Company effective April 1996 and has been serving as an advisor to the Company since January 1995. Since 1988, he has been serving as a director, and as chairman since 1993, of Landmark Graphics Corporation, a supplier of workstation software for the petroleum industry. For six years, he had served as a director of Convex Computer Corp., a super- computer manufacturer, before it was recently sold to Hewlett-Packard. Mr. Smith is the Chairman of Merit Technology, Inc., a military software company which he co-founded in July 1984. On February 18, 1994, Merit Technology filed for protection under Chapter 11 of the Bankruptcy Code and on August 22, 1995, an order confirming Merit Technology's First Amended Plan of Reorganization, and ordering the dissolution of Merit Technology after all distributions are made to creditors and equity holders, was entered by the bankruptcy court. From 1984 to 1993, Mr. Smith was a special limited partner of Sevin Rosen Venture Funds, a venture capital firm. He serves as a director of Mizar, Inc., a supplier of digital signal processor boards, and serves on the board of visitors of the schools of electrical engineering of the University of Oklahoma and the University of Texas, Dallas.

     Tony Giovaniello was elected Executive Vice President - Chief Operating Officer of SunRiver Data in January 1996 and has been acting in such capacity since May 1995. From December 1994 to May 1995, Mr. Giovaniello served as Managing Director of Text Terminals of SunRiver Data. Mr. Giovaniello has been employed by SunRiver Data since February 1986 where he has served in various capacities including Assistant Vice-President of Marketing, Director of Sales and Director of Intercompany and International Sales of SunRiver Data's Display's Business Unit.

     The following individuals although not executive officers or directors are key employees and expected to make significant contributions to the business of the Company:

     Brian L. Hann has served as Vice-President of Manufacturing of SunRiver Data since December 1994. Mr. Hann has been employed by SunRiver Data since March of 1986 and has previously served as Assistant Vice-President of Manufacturing and Customer Services.

     Roy Smith has been Chief Executive Officer of TradeWave since it was acquired by the Company from MCC. Prior thereto, Mr. Smith was Vice President and Program Director of MCC's enterprise integration network division. From 1984 to 1989, Mr. Smith was Director of Engineering of the Advanced Products Division at Mentor Graphics.

     Members of the Company's Board of Directors ("Board" or "Board of Directors") do not receive any compensation for services rendered to the Company in their capacity as directors of the Company. However, the Company has granted Sam Smith non-qualified options to purchase 75,000 shares of Common Stock at an exercise price of $1.35 per share. Such options expire on May 1, 2000 and vest 25% on May 1, 1996 and the remainder pro rata on a monthly basis through May 1, 1999.

     Article Twelfth of the Company's Certificate of Incorporation provides that, to the fullest extent permitted by Section 102 of the General Corporation Law of the State of Delaware, no director of the Company shall be liable to the Company for damages for breach of his or her fiduciary duty as a director. Article Eleventh of the Company's Certificate of Incorporation provides that, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, the Company shall indemnify any and all persons whom it shall have the power to indemnify (which include directors, officers, employees or agents of the Company) against liability for certain of their acts.

Executive Compensation

     The table below discloses all cash compensation awarded to, earned by or paid to the present executive officers of the Company, and the two highest paid non-executive officers of the Company, who earned $100,000 or more for services rendered in all capacities to the Company during the fiscal year ended December 31, 1995. In addition, it provides information with respect to the compensation of such persons for 1994 and 1993.

                           Summary Compensation Table
                           --------------------------

                                                                          Long-Term
                                       Annual Compensation              Compensation
                                   -------------------------------      ------------

Name and Principal                                    Other Annual                  Other Annual
Position                   Year    Salary    Bonus    Compensation      Options(#)  Compensation
- - ------------------         ----    ------    -----    ------------      ----------  ------------

Chairman of the          12/31/95  $157,057  $128,600(2)   -             300,000           -
 Board of Directors      12/31/94  $ 80,985  $ 75,000      -                -              -
and President(1)         12/31/93  $ 81,509  -             -                -              -

Toni McElroy,            12/31/95  $107,969  $ 46,662(2)   -             125,000           -
Executive Vice           12/31/94  $ 40,940  $ 25,000      -                -              -
President - Finance (1)  12/31/93  $ 23,407  -                 (1)          -              -

Tony Giovaniello,        12/31/95  $118,917  $ 47,930(2)   -             125,000           -
Executive Vice           12/31/94  $ 98,162  $ 54,708      -                -              -
President of SunRiver    12/31/93  $ 76,801  $ 25,098      -                -              -
Data (1)

William Long,            12/31/95  $105,902  $ 17,283      -             100,000           -
Executive Vice           12/31/94  $ 79,447  -             -                -              -
President(1)             12/31/93  $ 80,910  -             -                -              -

Steve Kuntz, Vice        12/31/95  $110,001  $ 30,187(2)   $36,837 (3)-  65,000            -
President - Sales        12/31/94  $ 76,170  $ 44,643      -                -              -
of SunRiver Data (1)     12/31/93  $ 80,000  $ 21,857      -                -              -

(1) Unless otherwise noted, compensation for 1995 and the period December 9 through December 31, 1994 is from SunRiver Data and compensation for the balance of 1994 and for 1993 is from SunRiver Group (for Mr. Youngblood, Mr. Long and Ms. McElroy) and from ADDS (for Messrs. Giovaniello and Kuntz). Ms. McElroy rejoined SunRiver Group on a part time basis starting in April 1993 and began working full time in June 1993; her 1993 compensation reflects only the amounts received from SunRiver Group. In 1993, Ms. McElroy received options for 90,000 shares of SunRiver Group common stock of which 15,000 shares were fully vested. Mr. Kuntz is no longer employed by the Company.

(2) Consists, in part, of bonuses for service rendered in connection with the Digital Acquisition (Mr. Youngblood: $100,000; Mr. Giovaniello: $25,000; Ms. McElroy: $25,000; and Mr. Kuntz: $10,000).

(3)  Relocation reimbursements.



Employment Agreements

     None of the Company's officers has an employment contract with the Company.

Compensation Committee Interlocks and Insider Participation

     Messrs. Youngblood and Long and Ms. McElroy, who are executive officers of the Company, are also members of the Company's Board of Directors and, during 1995, participated in deliberations concerning executive officer compensation but none of them voted on his or her own individual compensation. However, their joint deliberations gave rise to conflicts of interest which could have affected their respective compensation and the number of stock options granted to them individually and as a group. In April 1996, the Board of Directors established a Compensation Committee of the Board, consisting of Mr. Youngblood and Sam Smith, which will determine executive officer compensation.

1995 Incentive Plan


     The following table sets forth information, as of December 31, 1995, regarding the outstanding options granted under the Company's 1995 Incentive Plan ("1995 Plan") and the holders thereof:


                        Option Grants in Last Fiscal Year
                        ---------------------------------
                                                                            Potential Realizable
                    Number of      Percent of                                 Value at Assumed
                   Securities        Total                                  Annual Rates of Stock
                   Underlying     Options/SARs   Exercise or               Price Appreciation for
                  Options/SARs   Granted under   Base Price   Expiration        Option Term
        Name     Granted (#)(1)    1995 Plan       ($/Sh)       Date        5%($)         10%($)
        ----     --------------  -------------   -----------  ----------   ------         ------


Gerald Youngblood   300,000         11.8%          $1.35      May 1, 2000   49,680       168,750

Toni McElroy        125,000          4.9%          $1.35      May 1, 2000   20,700        70,313

Tony Giovaniello    125,000          4.9%          $1.35      May 1, 2000   20,700        70,313

William Long        100,000          3.9%          $1.35      May 1, 2000   16,560        56,250

Steve Kuntz          65,000          2.6%          $1.35      May 1, 2000   10,764        36,563


- - --------------------------


     (1) Options vest fully on May 1, 1999 over the following  vesting schedule:
25 percent on May 1, 1996 and the remainder pro rata on a monthly basis through May 1, 1999. Options may be exercised by the payment of cash or the delivery of Common Stock valued at fair market value (as defined in the 1995 Plan) on the date of exercise. On December 29, 1995, the last sale price of the Common Stock on The Nasdaq SmallCap Market was $2- 15/16.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values


     The following table provides information on the value of the Company's named executive officers' unexercised options to purchase shares of Common Stock as at December 31, 1995.


                                                                         Value of Unexercised
                                        Number of Unexercised Options  In-the-Money Options at
                                          at December 31, 1995 (#)     December 31, 1995 ($)(1)
                                        -----------------------------  ------------------------

                    Shares
                  Acquired on   Value
        Name      Exercise(#) Realized   Exercisable    Unexercisable    Exercisable     Unexercisable
        ----      ----------- --------   -----------    -------------    -----------     -------------

Gerald Youngblood      0         $0           0            300,000            $0            $476,250

Toni McElroy           0          0           0            125,000             0             198,438

Tony Giovaniello       0          0           0            125,000             0             198,438

William Long           0          0           0            100,000             0             158,750

Steve Kuntz            0          0           0             65,000             0             103,188



(1) Fiscal year ended December 31, 1995. The last sale price of the Company's Common Stock on December 29, 1995, as reported by The Nasdaq SmallCap Market, was $2-15/16.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



     The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of May 22, 1996, by (i) each of the Company's directors and named officers, (ii) directors and named officers of the Company as a group and (iii) each person believed by the Company to own beneficially more than 5% of its outstanding shares of Common Stock. Each such person has sole voting and investment powers with respect to his and her shares.(1) The address of SunRiver Group and Gerald Youngblood is the address of the Company set forth under "Prospectus Summary".

                                       Number of Shares       Percentage of
Name of Beneficial Owner              Beneficially Owned   Outstanding Shares
- - ------------------------              ------------------   ------------------

SunRiver Group                          30,614,084(2)           59.9%

Gerald Youngblood, Voting Trustee       30,614,084(3)           59.9%

William C. Long                          1,520,090(4)            3.0%

Toni McElroy                              319,404(5)             .63%

Tony Giovaniello                         14,500                  .03%

Steve Kuntz                              45,000                  .09%

All directors and executive
officers as a group
(five individuals)                      30,743,584(2)           60.2%
                                        ----------              -----
- - --------------------------


(1) The beneficial ownership presentation set forth in the table assumes the issuance of all shares of common stock and warrants issued, and to be issued pursuant to the terms of the SunRiver Group Acquisition.

(2) Includes 4,174,704 shares underlying the SunRiver Group Warrant. SunRiver Group has the sole power to vote and to dispose of these shares.

(3) Includes the shares beneficially owned by SunRiver Group, as a result of Mr. Youngblood's beneficial ownership, as voting trustee, of 4,900,000 shares of Series B Preferred Stock of SunRiver Group (the "Series B Preferred"). The Series B Preferred has the power to elect three of the five directors, constituting SunRiver Group's entire board of directors. The voting trust shares constitute 75.4% of the 6,500,000 outstanding shares of the Series B Preferred. Messrs. Jeffrey K. Moore and Matthew R. Moore (the "Moore Brothers") each owns 1,657,000 shares of the Series B Preferred, and, voting together, have the power to replace Gerald Youngblood as voting trustee under the voting trust agreement, which permits a majority in interest of the voting trust shares to remove the voting trustee at any time for any reason. Each of the Moore brothers disclaims beneficial ownership of the other's shares of SunRiver Groups' Series B Preferred. See "Certain Transactions."

(4) Includes 1,295,530 shares of Common Stock and 204,560 shares underlying the SunRiver Group Warrant as a result of ownership of shares of Series A Preferred Stock of SunRiver Group and options to purchase common stock of SunRiver Group.

(5) Includes 232,667 shares of Common Stock and 36,737 shares underlying the SunRiver Group Warrants as a result of ownership of options to purchase common stock of SunRiver Group.

                              SELLING STOCKHOLDERS


     The following table sets forth, as of May 22, 1996 the number of shares of Common Stock, being offered for sale by each Selling Stockholder, which in each case equals the number of shares of Common Stock beneficially owned by such Selling Stockholders, except as footnoted below. Each Selling Stockholder has advised the Company that he, she or it has sole voting and investment power with respect to his, her or its shares. Unless noted otherwise or unless additional securities of the Company are acquired by Selling Stockholders, the Selling Stockholders will own no securities of the Company following the sale of such shares.


                                                      Shares Being Offered and
                                                     Beneficially Owned Prior to
                                                              Offering
                                                     ---------------------------

           Theodore C.L. Aalbersberg                          50,000
           Miram Akhmedchanov(1)(5)                           35,000
           David Aronson                                      50,000
           Milton H. Barker                                   50,000
           Norman B. Barker and Leona J. Barker, as
             joint tenants                                   100,000
           Sidney Borenstein(1)(5)                            30,000
           Lewis S. Broad                                    150,000
           Ted L. Brown (IRA)                                 50,000
           Ted L. Brown                                       50,000
           BTI Computers, Inc.                               100,000
           John W. Caldwell                                   50,000
           Michael Cantor                                    150,000
           Ron Cantor, Esq., Attorney for Marc
             Roberts, Eugene Silverman and James Katz         50,000
             as Tenants in Common
           Edward H. Caplan                                   40,000
           Michael Carrieri(2)(4)                             10,000
           William E. Cassidy                                100,000
           Dominic Choong (W)                                (50,000)
           Connie S. Y. Coleman                               50,000
           Jose Colon                                         50,000
           Eugene L. Crance                                   50,000
           Yuthika Dalal                                     100,000
           Davis Brothers Cotton Inc.                         70,000
           Digital Equipment Corporation(3)                1,000,000
           East/West International                           472,000
           Edgewater Trust(5)                                950,000
           Eldad Investment Club                              50,000
           Alan Fisher                                        50,000
           Jeffrey Foster(2)(4)                                5,500
           Michael Franklin(1)(5)                             20,000
           Alan H. Franklin, Estate of (1)(5)                 20,000

           William Harrell Freeman                            50,000
           Louis Gaudio
             and Rosann Gaudio, JTIC                         100,000
           Gilman Investment Company(W)                     (100,000)
           Anthony Giovaniello(2)(4)                          14,500
           Goodman Fence, Inc. (John H. Goodman,
             president)                                       50,000
           Sheldon H. Gopstein                                10,000
           Grand Stands, Inc. (W)                            (50,000)
           Stephen Green(2)(4)                                 9,100
           Brian Hann(2)(4)                                   40,000
           Phillip Hay                                       200,000
           Barry J. Heller, Sr.                              100,000
           Toshiko Hirata                                    100,000
           Jerry Ivy Separate Property Revocable Trust
             dtd 4-20-90   (Jerry Ivy, trustee)              400,000
           JCF One Trust
             (Diane Finkle, trustee)                          50,000
           Douglas Francis Johnston                          100,000
           Neil H. Jones                                     100,000
           Brian Jost                                         50,000
           Kevin Karcher(2)(4)                                54,500
           Kempisty & Company, CPA's P.C.                     10,000
           Malka Klein                                        50,000
           Abraham Klein                                      50,000
           Stephen Kuntz(2)(4)                                45,000
           Richard M. Larry                                  100,000
           Glen R. Larson                                     50,000
           Tuan-Li Diana Liao                                300,000
           Betsy Lodwick and L.N. Lodwick, JTWROS            200,000
           William Long(2)(4)                                 20,000
           Michael Lubin Profit Sharing Keogh Trust          250,000
           Asadour Manavazian                                150,000
           Mario Marsillo, Jr.                                50,000
           Toni McElroy(2)(4)                                 50,000
           Milton Trust(5)                                   633,900
           Niles Moser                                       100,000
           James S. Mulholland                               200,000
           Robert E. Newman                                  100,000
           Elliott Ostro                                     100,000
           Pan Pacific Securities Management Ltd. (W)       (100,000)
           Constantine Papadopoulas (W)                      (50,000)

           Parkland, Inc.                                     50,000
           Paul Aleks Jewelry (W)                            (50,000)
           Craig Parks(2)(4)                                  10,000
           Faye Peltz(1)(5)                                  150,000
           Robert Porter(2)(4)                                36,000
           John Quakenbush                                   100,000
           RAS Securities Corp.(1)(5)                        505,310
           Kenneth Romano (W)                                (50,000)
           Guillermo Rosales                                 100,000
           Mark Rubin (W)                                    (50,000)
           The Schmidt Family Trust (Chauncey E.
             Schmidt, Trustee)                               100,000
           Robert A. Schneider(1)(5)                         300,000
           Arnold James Schwimmer                            200,000
           Irwin Segal                                       100,000
           Aleksandr Shvarts (W*)                            (68,000)
           Clarence Sikes                                     50,000
           George Sinel                                       40,000
           Socrates Skiadas                                  100,000
           Michael Stebel(2)(4)                               10,000
           Sullivan Trust(5)                                 525,400
           Joseph R. Takats                                  200,000
           Yair Talmi                                         50,000
           Yai Tai Tang                                       50,000
           Grigori Tsoukanov                                  50,000
           Thomas Upton(2)(4)                                 60,000
           Wabash Leasing (Harvey Delott, president)          50,000
           James A. White
             and Ann H. White                                100,000
           Raymond J. Wiacek                                 200,000
           Esther Williams                                   300,000
           Judith Wohlberg                                    50,000
           Gerald D. Wollert Revocable Living Trust
             dated 4/4/90                                     50,000

(W) Holders of warrants, expiring May 19, 1997, to purchase the number of shares of Common Stock indicated in parentheses, at a price per share to be adjusted to between $.85 and $1.75, subject to further adjustment. Dominic Choong is also record holder 39,333 shares of Common Stock.

(W*) Holder of warrants, expiring November 16, 1997, to purchase, at $6.60 per share, the number of shares of Common Stock indicated in parentheses.

(1) Together with the 364,600 shares transferred by RAS to employees of SunRiver Data, constitutes the 3,366,210 shares being offered hereby by RAS and its designees. See "Reorganization - SunRiver Group and SunRiver Data Acquisitions."

(2) Current or former employees of SunRiver Data who as a group acquired 364,600 shares from RAS. Such shares, except those owned by Mr. Kuntz and Mr. Karcher, may not be sold on or prior to December 31, 1996.

(3) Digital currently owns 793,389 shares of Common Stock but may receive up to an additional 206,611 shares of Common Stock upon effectiveness of this Registration Statement if the closing price of the Common Stock is less than $3-25/32 on The Nasdaq Small Cap Market. See "Recent Developments - Purchase of Digital's Assets - Related Agreements With Digital."

(4) Current or former employees of the Company. The shares listed, except those owned by Mr. Kuntz and Mr. Karcher, may not be sold on or prior to December 31, 1996. See "Security Ownership of Certain Beneficial Owners and Management" for additional shares of Common Stock beneficially owned by the Company's executive officers and directors.

(5)  One-half of listed shares may not be sold prior to June 9, 1996.


                              PLAN OF DISTRIBUTION

     Each Selling Stockholder is free to offer and sell his or her shares of Common Stock at such times, in such manners and at such prices as he or she shall determine. Shares of Common Stock may be offered by the Selling Stockholders in one or more types of transactions, which may or may not involve brokers, dealers or cash transactions. The Selling Stockholders may also use Rule 144 to sell such shares, if they meet the criteria and conform to the requirements of such Rule. See "Security Ownership of Certain Beneficial Owners and Management - Shares Eligible For Future Sale."

     There is no underwriter or coordinating broker acting in connection with the proposed sales of shares of Common Stock by the Selling Stockholders. The Selling Stockholders and any broker-dealers that act in connection with the sale of the Selling Stockholders' Common Stock may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933.

     It is currently anticipated that officers and directors of the Company will offer and sell the Company Shares on behalf of the Company without using the services of any underwriter, selling agent or finder. However, the Company may sell the Company Shares through underwriters or dealers or through agents. If an underwriter is used, a post-effective amendment ("Post-Effective Amendment") to the Registration Statement of which this Prospectus is a part will set forth the terms of the offering, including the names of any underwriters, the net proceeds to the Company from the offering, any fixed underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any fixed discounts or concessions allowed or reallowed or paid to dealers. If underwriters should be used in the sale of the Company Shares, such shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the times of sale.

     Any agent of the Company involved in the offer or sale of the Company Shares will be named with respect thereto in a Post-Effective Amendment and any commissions payable by the Company to such agent will be set forth in that Post-Effective Amendment. Unless otherwise indicated in that Post-Effective Amendment, any such agent will be acting on a best efforts basis for the period of its appointment.

     The Company may indemnify underwriters and dealers, if any, that participate in the sales of the Company Shares against, and make contributions to them with respect to, certain civil liabilities, including liabilities under the Securities Act of 1933.


                              CERTAIN TRANSACTIONS

     In December 1994, the Company agreed to pay each of Rosbro, a corporation beneficially owned by Mr. Conrad, and Mr. Combs $100,000 in consideration for services rendered in connection with the SunRiver Data Acquisition. This liability was included in the Capital Assumed Liabilities and, in August 1995, Mr. Conrad and Mr. Combs each provided to the Company general releases, releasing all of their prior claims against the Company, including this liability. As additional consideration for Mr. Combs' services, on October 3, 1994, the Company granted options to Mr. Combs to purchase 700,000 shares of Common Stock at $2.38 per share (subsequently adjusted to $1.50 per share in consideration for his agreement not to exercise such options for a certain period of time) at any time prior to October 3, 1999. Prior to December 12, 1994, the Company was obligated to pay cash compensation to Rosbro in the amount of $120,000 per annum. The Rosbro Agreement was terminated on December 12, 1994 in consideration for the issuance of 300,000 shares of the Company's Common Stock. The Company believes that the terms of the transactions between the Company and Rosbro and the Company and Mr. Combs were as favorable to the
Company as obtainable from unaffiliated third parties. See "Management-Executive Compensation."

     Mr. William Moore, the father of Jeffrey K. Moore and Matthew R. Moore, has acted as a consultant for the SunRiver Group from time to time, and North American Funding Corporation, L.L.C. ("NAFC"), a corporation of which he is the sole stockholder, received a consulting fee of $75,000 in consideration for services rendered in connection with the acquisition of SunRiver Data. In addition, included among the SunRiver Group liabilities, which were assumed by the Company, is a consulting agreement with NAFC pursuant to which the Company was obligated to pay NAFC $120,000 per year for general financial consulting services. Such agreement was cancelled and a new agreement was entered into between the Company and NAFCO Consulting, Inc. ("NAFCO"), a corporation wholly owned by William Moore, that provided for, in addition to payment of $120,000 for general financial consulting services, compensation for special assignments in amounts to be agreed upon by the parties. The Company paid NAFCO $137,742 in 1995, including $10,000 for special assignments and $7,742 for expenses. This agreement terminated December 31, 1995 and in connection therewith, the Company believes that the agreement between the Company and NAFCO was on terms as favorable to the Company as obtainable from unaffiliated third parties. On August 16, 1995 and January 31, 1996, the Company issued 200,000 shares and 225,000 shares, respectively, of Common Stock to William Moore (as stock grants under the Company's 1995 Incentive Plan, which the Company has valued at $905,000) in consideration for special consulting services rendered in 1995. On September 13, 1995, NAFCO made a loan of $95,000 to TradeWave that was repaid in installments, without interest, by January 10, 1996. Reference is made to Note 3 to the table under the caption "Security Ownership of Certain Beneficial Owners and Management", above, regarding the shares of preferred stock of SunRiver Group owned by Messrs. Jeffrey K. Moore and Matthew R. Moore, which, if voted together, have the power to elect three of the five directors of SunRiver Group.

     On December 12, 1994, effective December 9, 1994, the Company acquired, and contributed to SunRiver Data, the SunRiver Group assets and assumed all of the SunRiver Group liabilities. In connection with the foregoing, the Company (i) issued a total of 12,594,001 shares of its Common Stock, of which 5,594,001 shares were issued to SunRiver Group and 7,000,000 shares were issued to investors in the Private Placement at $.50 per share; (ii) in connection with the Private Placement, paid RAS $455,000 for acting as exclusive placement agent, $250,000 as an investment banking fee and $240,000 as a consulting fee;
(iii) agreed to issue an additional 24,936,589 shares of its Common Stock (20,845,379 to SunRiver Group and 4,091,210 to RAS or its designees); and (iv) agreed to issue to SunRiver Group the SunRiver Group Warrant to purchase an additional 4,174,704 shares of the Company's Common Stock at $1.84 per share
(the  closing  market  price  of the  Common  Stock on  December  9,  1994).  In connection with the Digital Acquisition, SunRiver Group pledged 21,439,380 shares of Common Stock to Chase and 5,000,000 shares of Common Stock to NCR. In consideration of such pledge, the Company expects to issue to SunRiver Group warrants to purchase such number of shares of Common Stock at $3.875 per share, subject to adjustment, as the Board of Directors of the Company determines is appropriate after obtaining independent advice regarding the fairness of such warrants.


                          DESCRIPTION OF CAPITAL STOCK


     The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). As of May 22, 1996, the Company had outstanding 46,895,895 shares of Common Stock and no shares of Preferred Stock.


Common Stock

     The shares of Common Stock currently outstanding are fully paid and non-assessable. Each holder of Common Stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and other than the election of directors, which requires a plurality vote, a majority vote of the outstanding stock entitled to vote is required for all actions to be taken by stockholders. In the event of a liquidation, dissolution or winding-up of the Company, holders of the Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding Preferred Stock. The Common Stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund or conversion provisions. Since the holders of Common Stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of the directors of the Company and holders of the remaining shares by themselves cannot elect any directors.

     Holders of Common Stock are entitled to receive dividends if, as and when declared by the Board out of funds legally available for such purpose, subject to the dividend and liquidation rights of any Preferred Stock that may be issued.

Preferred Stock

     The Certificate of Incorporation of the Company gives the Board the authority to issue up to 1,000,000 shares of Preferred Stock from time to time, in one or more series and in any manner permitted by law, as determined from time to time by the Board. The Preferred Stock may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights and qualifications, limitations or restrictions, as the Board determines.

     Shares of the Preferred Stock could be issued that would have rights with respect to voting, dividends and liquidation that would be adverse to those of the Common Stock. The Board could approve the issuance of Preferred Stock to discourage attempts by others to obtain control of the Company by merger, tender offer, proxy contest or otherwise by making such attempts more costly to achieve.

     The Board believes that it is desirable to have a sufficient number of shares of Preferred Stock available, as the occasion may arise, for possible future financings and acquisition transactions and other proper corporate purposes. Having a sufficient number of shares of Preferred Stock available for issuance in the future would give the Company greater flexibility by allowing shares of Preferred Stock to be issued without incurring the delay and expense of a special stockholders' meeting. The Company is not conducting any negotiations and has no present plans, agreements, or understandings, written or oral, regarding acquisitions involving the issuance of Preferred Stock.

Shares Eligible for Future Sale

     The 30,614,084 shares of the Company's Common Stock beneficially owned by SunRiver Group are "restricted" securities within the meaning of Rule 144 under the Securities Act ("Rule 144") and may not be sold unless registered under the Securities Act or exempt from such registration, including as a result of the exemption provided by Rule 144. SunRiver has agreed not to sell any of such shares until June 9, 1996 without the prior written consent of RAS. Commencing December 12, 1996, 26,439,380 of the shares owned by SunRiver Group will be eligible for resale under Rule 144. Shares purchasable upon exercise of warrants owned by SunRiver Group would not be eligible for resale under Rule 144 until two years after they are purchased.

     Under Rule 144, an "affiliate" of an issuer is a person who directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such issuer. Rule 144 permits an "affiliate" of the Company to sell, within any three-month period, a number of shares that does not exceed the greater of (a) 1% of the shares of Common Stock then outstanding or (b) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale.

     No predictions can be made as to the effect, if any, that sales of shares under Rule 144 or the availability of shares for sale will have on the market prices of the Company's Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market could adversely affect the market price of the Company's Common Stock.

                                  LEGAL MATTERS

     The legality of the Common Stock offered hereby is being passed on by Fischbein Badillo Wagner Harding, 909 Third Avenue, New York, New York 10022.


                                     EXPERTS

     The consolidated balance sheets of SunRiver Corporation and Subsidiaries as of December 31, 1995 and December 31, 1994 and their consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years ended December 31, 1995, December 31, 1994 and December 31, 1993, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting. The Statement of Assets Sold as of July 1, 1995 and the Statements of Revenue and Direct Operating Expenses for the years ended July 1, 1995, July 2, 1994 and July 3, 1993 of the Selected Text Terminal Products of the Video Business Segment of the Components & Peripherals Business Unit of Digital Equipment Corporation, (the "Business") included in this Prospectus, have been included herein in reliance on the report, which includes explanatory paragraphs, of Coopers & Lybrand L.L.P., independent accountants, given on authority of said firm as experts in auditing and accounting. The explanatory paragraphs state that the statements were prepared to present the assets sold by the Business to SunRiver Corporation and the revenue and direct operating expenses of the Business and are not intended to be a complete presentation of the Business' financial position, results of operations or cash flows. Also, expenses include only those costs directly attributable to the products sold. They do not contain any other costs which are not directly attributable to the products sold. As a result, the statements presented may not be indicative of the results of operations that would have been achieved had the Business operated as a nonaffiliated entity.


                              CHANGE IN ACCOUNTANTS

     On December 9, 1994, the Company's former accountant, Philip C. Kempisty of Kempisty & Company, C.P.A., P.C. ("Former Accountant"), was dismissed as the Company's accountant and on December 12, 1994, the Company appointed, as its accountant, Coopers & Lybrand L.L.P.

     During the two fiscal years, and any interim period, preceding December 9, 1994 (the "Reporting Period"), none of the Former Accountant's reports on the Company's financial statements contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principals. During the Reporting Period, there were, to the best knowledge of the Company, no matters of disagreement between it and the Former Accountant which would have caused the Former Accountant to make a reference thereto in connection with its report. During the Reporting Period, the Company was not advised by the Former Accountant (1) that internal controls necessary for the Company to develop reliable financial statements do not exist; (2) that the Former Accountant would no longer be able to rely on management's representations or that it is unwilling to be associated with the financial statements prepared by management; (3) that the Company needs to expand significantly the scope of its audit; (4) that the Former Accountant has received information which does or which may, if further investigated, impact the fairness or reliability of a previous report or financial statement or which does or may cause the Former Accountant to be unwilling to rely on management's representations or be associated with the Company's financial statements; or (5) that the Former Accountant did not conduct such further investigation or expanded audit, or was not able to resolve its concerns about the Company, because of its dismissal.

     The decision to change accountants was approved by the Board of Directors of the Company.


                             ADDITIONAL INFORMATION

     The Company has filed with the Commission in Washington, D.C. a Registration Statement (of which this Prospectus is a part and which term shall encompass any amendments thereto) on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained herein concerning the provisions of any documents are not necessarily complete; reference is made to the Registration Statement and such exhibits for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information pertaining to the shares offered hereby and to the Company, reference is made to the Registration Statement, including the financial statements, schedules and exhibits filed as part thereof, which may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. In addition, upon request such information will be made available for inspection and copying at the Commission's public reference facilities at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048.

                          INDEX TO FINANCIAL STATEMENTS
                                                                            Page
SunRiver Corporation:

      Report of Independent Accountants                                      F-2
      Financial Statements:
          Consolidated Balance Sheets as of December 31, 1995 and 1994       F-3
          Consolidated Statements of Operations for the years ended
            December 31, 1995, 1994 and 1993                                 F-4
          Consolidated Statements of Changes in Stockholders' Equity
            for the years ended December 31, 1995, 1994 and 1993             F-5
          Consolidated Statements of Cash Flows for the years ended
            December 31, 1995, 1994 and 1993                                 F-6
          Notes to Consolidated Financial Statements                         F-8


          Consolidated Balance Sheets as of March 31, 1996 (unaudited)
            and December 31, 1995                                           F-29
          Consolidated Statements of Operations (unaudited) for the
            three months ended March 31, 1996 and 1995                      F-30
          Consolidated Statements of Cash Flows (unaudited) for the
            three months ended March 31, 1996 and 1995                      F-31
          Notes to Consolidated Financial Statements (unaudited)            F-32


Selected Text Terminal Products of the Video Business Segment of the Components & Peripherals Business Unit of Digital Equipment Corporation:

      Report of Independent Accountants                                     F-34
      Financial Statements:
          Statement of Assets Sold, as of July 1, 1995                      F-35
          Statements of Revenue and Direct Operating Expenses for
            the years ended July 3, 1993, July 2, 1994 and July 1, 1995     F-36
          Notes to the Statements                                           F-37


          Statement of Assets Sold (unaudited), as of September 30, 1995 F-40 Statements of Revenue and Direct Operating Expenses (unaudited)
            for the three months ended September 30, 1995 and September 30,
            1994                                                            F-41
          Notes to the Statements (unaudited)                               F-42


Financial Statement Schedules:

      Schedule I - Condensed Financial Information of Registrant
      (Parent Company)
          Condensed Balance Sheets as of December 31, 1995 and 1994          S-1
          Condensed Statements of Operations for the years ended
            December 31, 1995, 1994 and 1993                                 S-2
          Condensed Statements of Cash Flows for the years ended
            December 31, 1995, 1994 and 1993                                 S-3
      Schedule II - Valuation and Qualifying Accounts                        S-4

                        REPORT OF INDEPENDENT ACCOUNTANTS













To the Board of Directors and Stockholders
SunRiver Corporation


We have audited the accompanying consolidated financial statements and financial statement schedules of SunRiver Corporation and Subsidiaries listed in the index on page F-1 of this Prospectus. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SunRiver
Corporation and Subsidiaries as of December 31, 1995 and 1994 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.







                            COOPERS & LYBRAND L.L.P.

Austin, Texas
March 1, 1996

                      SUNRIVER CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                                  December 31,
                                                                                       --------------------------------
                                                                                            1995             1994
                                                                                       ---------------  ---------------
Current assets:
   Cash and cash equivalents                                                                 $448,237         $111,081
   Trade accounts receivable (including $6,206,007 and $1,662,000 from related
      parties at December 31, 1995 and 1994, respectively), net                            18,768,338        7,479,682
   Inventories                                                                             25,758,040       10,876,834
   Deferred income taxes                                                                    3,102,152          990,000
   Prepaid expenses and other current assets                                                1,571,617          269,229
                                                                                       ---------------  ---------------
           Total current assets                                                            49,648,384       19,726,826
Property and equipment, net                                                                12,114,000       13,377,130
Goodwill, net                                                                              10,607,714        1,458,265
Other assets                                                                                3,910,235        2,608,882
                                                                                       ---------------  ---------------
                                                                                       ---------------  ---------------


                                                                                          $76,280,333      $37,171,103
                                                                                       ---------------  ---------------
                                                                                       ---------------  ---------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Note payable                                                                            $8,000,000
   Current portion of long-term debt (including $168,559 due to a related party)            6,630,531
   Accounts payable                                                                        14,506,202       $5,948,758
   Accrued expenses                                                                         4,255,508        2,993,671
   Deferred revenue                                                                           826,844        4,020,285
                                                                                       ---------------  ---------------
           Total current liabilities                                                       34,219,085       12,962,714
Long-term liabilities:
   Long-term debt, less current maturities (including $8,000,000 and $8,168,559 of
      debt to related parties at December 31, 1995 and 1994, respectively)                 22,624,625       12,823,481
   Deferred income taxes                                                                    2,213,198        2,888,000
   Other                                                                                      831,775          575,221
                                                                                       ---------------  ---------------
           Total long-term liabilities                                                     25,669,598       16,286,702
                                                                                       ---------------  ---------------
                Total liabilities                                                          59,888,683       29,249,416
Commitments and contingencies

Mandatorily redeemable preferred stock of subsidiary                                        3,554,692        5,535,631
Stockholders' equity:
   Preferred stock, $0.01 par value, 1,000,000 shares authorized, none issued                       -                -
   Common stock purchased but unissued, $.01 par value per share, 24,936,589
      shares to be issued at December 31, 1995                                                      -          249,366
   Common stock, $0.01 par value, 60,000,000 shares authorized, 45,550,214 and
      13,887,923 shares issued at December 31, 1995 and 1994, respectively                    455,502          138,880
   Additional paid-in capital                                                              23,769,379       13,553,472
   Accumulated deficit                                                                    (13,056,178)     (11,555,662)
                                                                                       ---------------  ---------------
           Total stockholders' equity                                                      11,168,703        2,386,056
                                                                                       ---------------  ---------------
                                                                                       ---------------  ---------------

                                                                                          $74,612,078      $37,171,103
                                                                                       ---------------  ---------------
                                                                                       ---------------  ---------------

   The accompanying notes are an integral part of these financial statements.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                               For the Years Ended

                                                                                             December 31,
                                                                           -------------------------------------------------
                                                                                1995             1994             1993
                                                                           ---------------  --------------   ---------------
Revenue:
   Product sales (including sales to a related party of $39,600,000
      and $1,841,000 in 1995 and 1994)                                                                           $2,814,477
                                                                              $82,919,043      $7,172,747
   Services                                                                    13,203,336       1,170,919                 -
                                                                           ---------------  --------------   ---------------
      Total revenue                                                            96,122,379       8,343,666         2,814,477
Cost of revenue:
   Product sales                                                               62,555,141       4,378,332         1,637,590
   Services                                                                     6,829,100         511,254                 -
                                                                           ---------------  --------------   ---------------
      Total cost of revenue                                                    69,384,241       4,889,586         1,637,590
                                                                           ---------------  --------------   ---------------
           Gross margin                                                        26,738,138       3,454,080         1,176,887
Operating expenses:
   Sales and marketing                                                          8,346,374       1,091,532           320,693
   General and administrative                                                   7,313,909         992,122           409,239
   Research and development                                                     6,219,037         990,281           492,672
   Charge associated with acquired in-process research and development          1,225,309
                                                                           ---------------  --------------   ---------------
      Total operating expenses                                                 23,104,629       3,073,935         1,222,604
                                                                           ---------------  --------------   ---------------
           Operating income (loss)                                              3,633,509         380,145           (45,717)
Other (income) expense:
   Interest expense                                                             1,967,432          96,996            35,774
   Other                                                                         (571,607)         60,531           (11,323)
                                                                           ---------------  --------------   ---------------
      Total other expense                                                       1,395,825         157,527            24,451
                                                                           ---------------  --------------   ---------------
Income (loss) before income taxes and extraordinary item                        2,237,684         222,618           (70,168)
Income tax expense                                                                187,377         185,000
                                                                           ---------------  --------------   ---------------
Income (loss) before extraordinary item                                         2,050,307          37,618           (70,168)
Income from discontinued operations                                             1,148,797
Extraordinary loss on early extinguishment of debt,
   net of tax benefit of $392,785                                                (589,177)
                                                                           ---------------  --------------   ---------------
Net income (loss)                                                               2,609,927          37,618           (70,168)
Dividend on preferred stock of subsidiary                                          93,130
Accretion to preferred stock of subsidiary                                        680,803          63,840                 -
Charge for restructuring of preferred stock of subsidiary                       1,668,255
                                                                           ---------------  --------------   ---------------
                                                                           ---------------  --------------   ---------------
Earnings (loss) available for common shareholders                                $167,739       $ (26,222)         $(70,168)
                                                                           ---------------  --------------   ---------------
                                                                           ---------------  --------------   ---------------
Weighted average common shares outstanding                                     43,656,273      27,185,879        26,435,288
                                                                           ---------------  --------------   ---------------
                                                                           ---------------  --------------   ---------------
Earnings per common share before extraordinary items:
   Continuing operations                                                          $ (0.00)    $      0.00     $        0.00
   Discontinued operations                                                          $0.02
Extraordinary loss                                                                $ (0.01)
                                                                           ---------------  --------------   ---------------
                                                                           ---------------  --------------   ---------------
Earnings per common share                                                           $0.00     $      0.00     $        0.00
                                                                           ---------------  --------------   ---------------
                                                                           ---------------  --------------   ---------------

   The accompanying notes are an integral part of these financial statements.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                              Series A              Series B                              Additional
                          Preferred Stock        Preferred Stock        Common Stock        Paid-In    Accumulated
                        --------------------  --------------------  --------------------
                          Shares    Amount       Shares    Amount      Shares    Amount     Capital      Deficit         Total
                        ---------- ---------  ---------- ---------  ----------- --------  -----------  ------------   ----------


Balance at January 1,
  1993................  13,269,882  $132,699  24,105,919  $241,059  26,431,986  $264,320  $10,933,696  $(11,459,272)  $  112,502
  Retirement of pre-
    ferred stock......                           (79,885)     (779)                            (4,813)                    (5,612)
  Issuance of common
    stock.............                                                   7,393        74        1,926                      2,000
  Net loss............                                                                                      (70,168)     (70,168)
                        ----------  --------  ----------  --------  ----------  --------  -----------  ------------   ----------

Balance at December 31,
  1993................  13,269,882   132,699  24,026,034   240,260  26,439,379   264,394   10,930,809   (11,529,440)      38,722
  Recapitalization.... (13,269,882) (132,699)(24,026,034) (240,260)  7,719,681    77,197    1,489,495                  1,193,773
  Issuance of common
    stock, net of
    expenses..........                                               4,077,452    40,775      845,048                    885,823
  Issuance of common
    stock for retire-
    ment of long-term
    debt to related
    party.............                                                 288,000     2,880      141,120                    144,000
  Issuance of common
    stock to related
    party in settlement
    of management
    agreement.........                                                 300,000     3,000      147,000                    150,000
  Accretion of pre-
    ferred stock of
    subsidiary........                                                                                      (63,840)     (63,840)
  Net income..........                                                                                       37,618       37,618
                        ----------  --------  ----------  --------  ----------  --------  -----------  ------------   ----------
Balance at December 31,
  1994 (1)............       --        --         --         --     38,824,512   388,246   13,553,472   (11,555,662)   2,386,056
  Issuance of common
    stock.............                                               4,405,486    44,054    5,500,439                  5,544,493
  Conversion of notes
    payable...........                                               3,056,717    30,567    4,544,433                  4,575,000
  Distribution of net
    assets............                                                (736,501)   (7,365)  (2,350,165)                (2,357,530)
  Warrants issued in
    connection with
    placement of debt.                                                                      1,691,200                  1,691,200
  Restructuring of
    mandatorily re-
    deemable preferred
    stock of subsidi-
    ary...............                                                                        830,000    (1,668,255)    (838,255)
  Dividend on pre-
    ferred stock of
    subsidiary........                                                                                      (93,130)     (93,130)
  Accretion to pre-
    ferred stock of
    subsidiary........                                                                                     (680,803)    (680,803)
  Net income..........                                                                                    2,609,927    2,609,927
                        ----------  --------  ----------  --------  ----------  --------  -----------  ------------   ----------

Balance at December 31,
  1995................      --      $   --        --      $  --     45,550,214  $455,502  $23,769,379  $(11,387,923) $12,836,958
                        ----------  --------  ----------  --------  ----------  --------  -----------  ------------   ----------
                        ----------  --------  ----------  --------  ----------  --------  -----------  ------------   ----------

(1) Includes 26,936,589 shares of common stock purchased but unissued at December 31, 1994

   The accompanying notes are an integral part of these financial statements.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                               For the Years Ended

                                                                                   December 31,
                                                                   ------------------------------------------
                                                                       1995           1994           1993
                                                                   ------------  -------------  -------------

Cash flows from operating activities:
  Net income (loss)..............................................  $2,609,927    $    37,618     $   (70,168)
  Adjustments to reconcile net income (loss) to net cash
    used in operating activities:
    Income from discontinued operations..........................  (1,148,797)
    Depreciation and amortization................................   2,731,627        306,721          58,372
    Amortization of debt issuance costs..........................     183,735
    Deferred revenues............................................  (3,193,441)      (397,073)
    Provision for doubtful accounts..............................   1,072,000         47,863
    Provision for excess and obsolete inventory..................     347,890         42,150          24,928
    Deferred taxes...............................................  (2,786,954)        48,000
    Write-off of intangible assets...............................   1,554,216
    Shares issued in settlement of management agreement..........     155,250        150,000
    Charge associated with acquired in-process research and
      development................................................   1,225,309
    Extraordinary loss on early extinguishment of debt...........     281,962          8,173
  Changes in assets and liabilities:
    Trade accounts receivable.................................... (12,360,657)    (1,878,993)        (80,800)
    Inventories..................................................  (7,595,096)      (313,348)        (39,134)
    Other assets.................................................  (1,555,173)      (496,316)        (24,059)
    Accounts payable and accrued expenses........................   9,156,144      1,607,519          34,957
                                                                  ------------   ------------      ----------

          Net cash used in operating activities..................  (9,322,058)      (837,686)        (95,904)
                                                                  ------------   ------------      ----------

Cash flows from investing activities:
  Capital expenditures...........................................    (267,327)      (100,190)        (17,419)
  Purchase of SunRiver Data, net of cash acquired................                 (5,441,392)
  Payments for other assets......................................                                     (3,133)
  Purchase of Digital assets..................................... (14,970,449)
  Purchase of EINet assets.......................................    (368,365)
                                                                  ------------   ------------      ----------

          Net cash used in investing activities.................. (15,606,141)    (5,541,392)        (20,552)
                                                                  ------------   ------------      ----------

Cash flow from financing activities:
  Proceeds from issuance of common stock.........................   2,164,243      1,840,857           2,000
  Decrease in short-term debt, net...............................                                    (40,360)
  Proceeds from debt issuance....................................   4,575,000      1,680,585          42,916
  Advance payment on GAI Partnership.............................                                     75,000
  Costs associated with issuance of debt instruments.............  (1,295,000)
  Restructuring of mandatorily redeemable preferred stock of
    subsidiary...................................................  (3,500,000)                        (5,612)
  Net change in revolving loan payable...........................   3,365,550
  Proceeds from debt issuance to finance acquisition.............  20,000,000      2,961,274
  Purchase of treasury stock.....................................                    (15,000)         (1,861)
  Payments on capital leases.....................................     (44,438)       (44,551)        (58,136)
                                                                  ------------   ------------      ----------
          Net cash provided by financing activities..............  25,265,355      6,423,165          13,947
                                                                  ------------   ------------      ----------
Net increase (decrease) in cash and cash equivalents.............     337,156         43,897        (102,509)
Cash and cash equivalents at beginning of period.................     111,081         67,184         169,693
                                                                  ------------   ------------      ----------
Cash and cash equivalents at end of period....................... $   448,237    $   111,081       $  67,184
                                                                  ------------   ------------      ----------
                                                                  ------------   ------------      ----------

                                    Continued

   The accompanying notes are an integral part of these financial statements.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

                               For the Years Ended

                                                                                   December 31,
                                                                   ------------------------------------------
                                                                       1995           1994           1993
                                                                   ------------  -------------  -------------

Non-cash transactions:
  Equipment acquisitions funded through capital leases........... $   232,022
  Issuance of common stock to retire debt........................        --      $   144,000
  Issuance of common stock for management services...............        --          150,000
  Expenses paid for private placement to be deducted from
    proceeds.....................................................        --          955,000
  Accretion to preferred stock of subsidiary.....................     680,803         63,840
  Dividend on preferred stock of subsidiary......................      93,130
  Conversion of notes payable to common stock....................   4,575,000
  Distribution of net assets.....................................   2,357,530
  Issuance of common stock in Digital acquisition................   3,000,000
  Issuance of common stock for consulting services...............     380,250
  Obligations incurred in connection with the acquisition
    of equipment and intellectual property                            741,944      8,000,000
  Estimated value of compensatory warrants.......................   3,216,267
Cash paid for:
  Interest.......................................................   1,615,011         31,600      $   35,800
  Taxes..........................................................   1,552,914

                      SUNRIVER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Background

SunRiver Corporation (the "Company") is engaged, through operating subsidiaries, in designing and manufacturing graphics and text computer terminals for business use and in developing Internet software for businesses. The Company's general strategy is to operate in one business segment as a provider of devices which provide access to corporate network computing environments, and software for secure, private communications and electronic commerce over the Internet. The Company has two operating subsidiaries, SunRiver Data Systems Inc., ("SunRiver Data") and TradeWave Corporation ("TradeWave").

During the period beginning in December 1994 and ending in October 1995, the Company made acquisitions and dispositions which resulted in a total change in the Company's business and management. On December 9, 1994, All-Quotes, Inc. ("All-Quotes") and its wholly-owned subsidiary All-Quotes Capital ("Capital") entered into an acquisition agreement with SunRiver Group , formerly named SunRiver Corporation, (the "SunRiver Group Acquisition"). Pursuant to the terms of the SunRiver Group Acquisition agreement, All-Quotes agreed to issue to SunRiver Group that number of newly issued shares which represented at least 63% of the outstanding shares of common stock of All-Quotes in exchange for all of SunRiver Group's assets and liabilities. This transaction is more fully described in Note 3. For accounting purposes the transaction was treated as a recapitalization of All-Quotes, with SunRiver Group as the acquirer, and its assets and liabilities are recorded at carryover basis. The former businesses of All-Quotes that were distributed to certain All-Quotes' shareholders (see Note
18) during 1995 were recorded at historical net book value. Accordingly, the historical financial statements prior to December 9, 1994 are those of SunRiver Group, and all historical and any pro forma information related to All-Quotes has been excluded from these financial statements. The Company, which was incorporated in Delaware in 1988 as All-Quotes, Inc., changed its name to SunRiver Corporation, and changed its fiscal year end from June 30 to December 31.

As a result of two acquisitions since December 1994, the Company, through SunRiver Data, has been designing, assembling, selling and supporting general display terminals with limited graphics capability, high performance network graphics display terminals based on the X-Terminal protocol, and high performance alternatives to personal computers and other terminal products in multi-user, personal computer and minicomputer-based environments.

The Company, through its indirect, wholly-owned subsidiary, SunRiver Data, manufactures and sells display desktop devices through both direct and indirect marketing channels. The Company acquired all of the outstanding common stock of SunRiver Data on December 9, 1994, through a newly-formed wholly-owned subsidiary, SunRiver Acquisition Corporation ("Acquisition"). This transaction is more fully described in Note 3.

In October 1995, SunRiver Data acquired assets relating to the General Display Terminal products of Digital Equipment Corporation ("Digital") sold under the "VT" and "Dorio" brands (excluding the VT 400 Series) (see Note 5).

                      SUNRIVER CORPORATION AND SUBSIDIARIES

A partnership formed in May 1995 by SunRiver Data and General Automation, Inc. ("GAI"), and managed by GAI, designs, integrates, sells and supports multi-user computer systems that can manage large volumes of data running SunRiver Data's and GAI's version of the database system licensed from Pick Systems. SunRiver Data also offers post-sale customer support services for its desktop terminals. SunRiver Data's products and services are offered solely to businesses.

As a result of a third acquisition (see Note 4) in April 1995, the Company, through TradeWave, has also been engaged in the business of developing and selling Internet software and value-added services which enable businesses to conduct private, secure communication and electronic commerce transactions over the Internet.

2.   Summary of Significant Accounting Policies

Principles of Consolidation
- - ---------------------------

The consolidated financial statements include the accounts of the Company and its subsidiaries, after elimination of intercompany accounts and transactions. Certain reclassifications have been made to prior years' financial statements to conform to the current year presentation.

Cash and Cash Equivalents
- - -------------------------

All highly liquid investments with remaining maturities at purchase of three months or less are considered cash equivalents.

Property and Equipment
- - ----------------------

Property and equipment are stated at cost. Depreciation is computed on the straight line method over the estimated useful lives of the assets. Buildings and improvements are depreciated over a 25 year period, and machinery and equipment are depreciated over periods ranging from 2 to 15 years. Expenditures that increase the value or extend the life of an asset are capitalized, while costs of maintenance and repairs are expensed as incurred. Gains or losses upon disposal of assets are recognized in income.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

Fair Value of Financial Instruments
- - -----------------------------------

The carrying amounts of cash and cash equivalents, redeemable preferred stock and long-term debt reported on the balance sheets approximate their fair value. The Company estimated the fair value of redeemable preferred stock and long-term debt by comparing the carrying amount to the future cash flows of the instrument, discounted using the Company's incremental rate of borrowing for a similar instrument.

Research and Development
- - ------------------------

Research and development expenses are charged to operations as incurred. The development costs of software to be marketed are expensed as incurred until technological feasibility is established. After that time, the remaining software production costs are capitalized as other assets in the balance sheet. Capitalized software costs are amortized using the sum of the years' digits method over three years, the estimated economic life of the software products. At December 31, 1995 and 1994, capitalized software development costs, net of amortization, were $319,248 and $562,000. Amounts capitalized and expensed for the years ended December 31, 1995 and 1994 were as follows:

                                                   1995         1994
                                              ------------  ------------
Capitalized software costs...................  $  409,048    $   40,000
Amortization expense.........................     408,703        30,000

Revenue Recognition
- - -------------------

The Company recognizes revenue from product sales upon shipment to the customer. A provision for estimated future returns and potential warranty liability is recorded at the time revenue is recognized. Service revenue is recognized when services are performed and billable. Revenue from maintenance and extended warranty agreements are deferred and recognized ratably over the term of the agreement.

Advertising Expenses
- - --------------------

Advertising costs are expensed as incurred. The amount charged to advertising expense was $561,849 and $104,603 for the years ended December 31, 1995 and 1994, respectively.


Goodwill
- - --------

Goodwill represents the excess of the purchase price and related direct costs over the fair value of net assets acquired as of the date of the acquisition. Goodwill is amortized on a straight-line basis over 10 years. Amortization of goodwill amounted to $386,061 for the year ended December 31, 1995 and $10,994 during the period from acquisition to December 31, 1994.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

Earnings (Loss) Per Common Share
- - --------------------------------

The computation of earnings (loss) per common share is based upon the weighted average number of common shares and common equivalent shares outstanding during the period, deemed to include shares purchased but unissued, plus (in periods in which they have a dilutive effect) the effect of common shares contingently issuable from exercise of stock options and warrants, and conversion of convertible notes payable. These contingently issuable common shares were not included in the calculation of earnings (loss) per share for any period except the year ended December 31, 1994, as the effect would have been either not material or anti-dilutive for all other periods presented. Earnings (loss) available for common shareholders includes the effects of the accretion to the preferred stock of a subsidiary and preferred stock dividends. As a result of the recapitalization described in Note 1, the number of shares outstanding have been retroactively restated for all periods presented.

Pervasiveness of Estimates
- - --------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
- - ------------

As more fully discussed in Note 9, income taxes are provided in accordance with the liability method of accounting for income taxes pursuant to the Financial Accounting Standards Board ("FASB") Statement No. 109. Accordingly, deferred income taxes are recorded to reflect the future tax consequences of differences between the tax bases of assets and liabilities and their financial amounts at year end.

New Accounting Standards
- - ------------------------

In October 1995, the FASB issued Statement 123, "Accounting for Stock-Based Compensation" ("Statement 123"), which establishes fair value-based accounting and reporting standards for all transactions in which a company acquires goods or services by issuing its equity securities, including all arrangements under which employees receive stock-based compensation. Statement 123 encourages, but does not require, companies to adopt fair value accounting to recognize compensation expense for grants under stock-based compensation plans. However, companies must comply with the fair value disclosure requirements set forth in Statement 123, which is effective for fiscal years beginning after December 15, 1995. The Company expects to adopt only the reporting standards of Statement 123, which should not impact the Company's financial statements.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

In March 1995, the FASB issued Statement 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of ("Statement 121"), which addresses the accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used. It also addresses the accounting for long-lived assets and certain identifiable intangibles to be disposed of. Statement 121 has an effective date of January 1, 1996. The Company does not expect application of Statement 121 to have a significant impact upon the Company's financial statements.

3.   Acquisition of SunRiver Group and SunRiver Data

Issuance of Common Stock to SunRiver Group
- - ------------------------------------------

Pursuant to the terms of the SunRiver Group Acquisition agreement referred to in
Note 1, on December 9, 1994, the Company issued 5,594,001 shares of its common stock to SunRiver Group in exchange for all of SunRiver Group's assets and liabilities. The Company also agreed to issue to SunRiver Group, for no additional consideration, that number of newly issued shares that would have increased SunRiver Group's total ownership of the Company's outstanding common stock to not less than 63% after giving effect to certain other issuances of common stock as described below.

On December 9, 1994, the Company did not have a sufficient number of shares of authorized but unissued common stock available to complete the transactions required by the SunRiver Group Acquisition agreement. Accordingly, the Board of Directors of the Company agreed to take all steps required to restate its Certificate of Incorporation to increase the number of authorized shares and issue the required shares to establish SunRiver Group's ownership at not less than 63% of the Company's then outstanding common stock. At December 9, 1994, the Company delivered to SunRiver Group proxy and voting agreements which entitled SunRiver Group to represent and vote 3,103,000 shares at any meeting of stockholders on any matter requiring stockholder approval. These proxy and voting agreements, along with the shares issued to SunRiver Group at closing, represent at least 51% of the voting rights of the outstanding common stockholders. As SunRiver Group unconditionally controlled the Company and had the intent and ability to maintain ongoing ownership as noted above, the transaction was accounted for effective December 9, 1994. During 1995, the Company amended its Certificate of Incorporation to increase the total number of shares of common stock authorized from 20,000,000 to 60,000,000, and issued the additional shares required under the SunRiver Group Acquisition agreement.

During October 1995, pursuant to the terms of the SunRiver Group Acquisition agreement and in consideration for SunRiver Group's guarantee of the Amended Put Option referred to in Note 5, the Company issued to SunRiver Group a warrant to acquire an additional 4,174,704 shares of the Company's common stock at an exercise price equal to the market value per share of the Company's common stock on December 9, 1994. The value of such warrants was determined to be immaterial.

Exchange Offer
- - --------------

On December 9, 1994, the Company agreed to assign all of its assets and liabilities to its wholly-owned subsidiary, Capital, and effectively cease all existing business operations. The proceeds from a private placement in process (more fully described below) and the SunRiver Group assets and liabilities were excluded from the assets and liabilities assigned to Capital. Capital entered into an escrow agreement whereby cash and shares of its common stock were deposited in escrow as collateral for all of the Company liabilities transferred to it. The Company agreed to prepare and complete an exchange offer whereby the Company would exchange all of its common stock of Capital for shares of common stock of the Company held by certain of its shareholders of record as of the closing date, none of whom were part of SunRiver Group. Accordingly, Capital's net assets were classified as discontinued operations in the accompanying December 31, 1994 consolidated balance sheet.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

As more fully described in Note 18, in 1995 the Company sold substantially all of the operating assets of its dial-up market data services and later disposed of its remaining interest in Capital.

Other Issuances of Common Stock
- - --------------------------------

On December 9, 1994, the Company issued 288,000 shares of common stock, valued at $.50 per share, to a creditor of the Company in satisfaction of the outstanding principal and related accrued interest owed by the Company as of that date.

On December 9, 1994, the Company issued 300,000 shares of common stock, valued at $.50 per share, to Rosbro Capital Corp. ("Rosbro"), which was charged to expense, as consideration for releasing the Company from its obligations under a management consulting agreement. Rosbro is a corporation that is beneficially owned by the former Chairman of the Company.

SunRiver Data Acquisition
- - -------------------------

Acquisition acquired all of the outstanding common stock of SunRiver Data from the former owner, NCR Corporation ("NCR") (the "SunRiver Data Acquisition"), for $5 million in cash, an $8 million mortgage note payable to NCR and $5.5 million of mandatorily redeemable preferred stock of SunRiver Data. Additionally, approximately $441,000 in expenses associated with the purchase were incurred. Under the terms of the agreement, NCR assumed all intercompany balances, tax liabilities, accrued pension liabilities, and accruals for employee-related plans, such as medical and workers compensation of SunRiver Data as of December 9, 1994. Also, NCR retained the liability for any post employment benefits related to terminations within six months of the closing date of the transaction. Benefits payable under the pension plan, which were frozen as of the closing date, will be maintained in NCR's defined benefits plan. Additionally, NCR assumed the defense of certain legal proceedings at its own expense. NCR also agreed to pay, at its own expense, any amounts paid in settlement related to these proceedings.

SunRiver Data has 1,000 authorized shares of redeemable preferred stock (the "SunRiver Data Preferred Stock"), all of which are issued to NCR and outstanding. In connection with the SunRiver Data Acquisition, NCR was granted a put option (the "Put Option") to require Acquisition to purchase all of the preferred stock of SunRiver Data owned by NCR. In addition, NCR granted a call option (the "Call Option") to SunRiver Data that permitted SunRiver Data to purchase the preferred stock. As more fully described in Note 5, the terms of the Put Option and the Call Option were restructured in October 1995.

A portion of the purchase price for the SunRiver Data Acquisition was funded by the sale of 7,000,000 shares of common stock at $.50 per share to accredited investors in a private placement in which an underwriter (RAS) acted as the exclusive placement agent. As of December 31, 1994, 4,077,452 shares of common stock had been issued in connection with the offering. The remaining 2,922,548 shares were issued in 1995. Total gross proceeds from the offering were $3,500,000. Expenses relating to this offering were approximately $1,343,000, of which RAS received $945,000, consisting of a commission of 10%, a non-accountable expense allowance of 3% of the gross proceeds, $250,000 as an investment banking fee and a $240,000 consulting fee. The per share price of the offering was determined by arms-length negotiations between the Company and RAS. The balance of the cash portion of the purchase price was paid from borrowings on the revolving line of credit.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

The SunRiver Data Acquisition has been accounted for under the purchase method and, accordingly, the operating results of the Company include the results of operations of SunRiver Data since the date of acquisition. The acquisition resulted in goodwill of $1,469,259, which is being amortized over 10 years. The following is a summary of the assets and liabilities of SunRiver Data, as acquired, as of the date of the acquisition:

Current assets............................................  $ 16,775,440
Property, plant and equipment, net........................    13,432,242
Goodwill..................................................     1,469,259
Other assets..............................................       978,816
                                                            ------------

  Total assets............................................  $ 32,655,757
                                                            ------------
                                                            ------------

Current liabilities.......................................  $ 10,268,144
Long-term debt............................................     8,000,000
Other liabilities.........................................     3,470,822
                                                            ------------

  Total liabilities.......................................  $ 21,738,966
                                                            ------------
                                                            ------------

Mandatorily redeemable preferred stock....................  $  5,471,791
                                                            ------------
                                                            ------------

See Note 5 for an unaudited pro forma summary of consolidated results of operations in connection with the SunRiver Data Acquisition and the acquisition of the Digital assets.

4.     Acquisition of Enterprise Integration Network Technology

During April 1995, the Company, through its newly formed, wholly-owned subsidiary EINet Acquisition Corporation (name changed to TradeWave Corporation ("TradeWave")), acquired the Enterprise Integration Network technology (the "TradeWave Technology") form the Microelectronics and Computer Technology Corporation ("MCC") (the "TradeWave Acquisition") for approximately $1.3 million plus royalties.

The purchase of the TradeWave Technology from MCC was funded in part through the issuance of $1 million principal amount of 10% convertible notes ("TradeWave Notes") to investors outside the United States. These notes have been converted into 1,270,375 shares of the Company's common stock. In April 1995, the Company allocated substantially all of the $1.3 million purchase price of the TradeWave Technology (inclusive of approximately $300,000 of capitalized costs directly related to the TradeWave acquisition) to purchased intellectual property. This allocation was based upon the belief that the web browser and directory technology included in the TradeWave Technology were ready to be commercialized profitably. Subsequently in 1995, management recognized that sales practices of its Internet competitors of providing Internet browser software free of charge and listings and advertising space in Internet directories free or for a nominal charge had impaired the revenue potential of this technology. Nevertheless, this technology is considered a valuable component of the Virtual Private Internet product. In October 1995, TradeWave developed a new strategic plan, which de-emphasized the web browser and directory services technology and instead emphasized the Company's Virtual Private Internet solution integrating applications, information servers, directory services and security. Based on this revised business plan, the Company recognized that no significant revenues would result until development of the integrated Virtual Private Internet solution was completed and released for commercialization. Accordingly, in the quarter ended December 31, 1995, the Company recognized a $1.2 million charge associated with in-process research and development.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

TradeWave simultaneously entered into a technology agreement (the "Technology Agreement") with MCC to participate in current and future research and development projects selected by the Company. The current project is working on the development of technology to intelligently navigate dynamic information networks such as the Internet.

The Company has continuing monetary obligations to MCC under the TradeWave Acquisition Agreement. Pursuant to a restructuring in March 1996 of past-due and future payments owing to MCC, (i) TradeWave has the option of paying $100,000 (that was due December 31, 1995), $250,000 and $50,000 due under the purchase agreement, as amended for the TradeWave Technology ("TradeWave Acquisition Agreement") on April 30, May 31 and June 28, 1996, respectively, by delivering to MCC such number of shares of freely tradable common stock of the Company equal in value to 120% of the amount of each such installment and the Company is jointly obligated with TradeWave to make such payments; (ii) payments totaling $500,000 that were due to MCC on December 31, 1995 under the TradeWave Acquisition Agreement and the Technology Agreement were rescheduled for payment throughout 1996; and (iii) SunRiver Group reaffirmed to MCC its guaranty of TradeWave's payment obligations under the Technology Agreement. The Company currently anticipates that it will deliver to MCC shares of freely tradable common stock and/or use proceeds from the sale of common stock by the Company in payment of TradeWave's obligations to MCC.


5.   Acquisition of Text Terminal Business From Digital Equipment Corporation

The Transaction
- - ---------------

During October 1995, SunRiver Data purchased from Digital Equipment Corporation ("Digital") certain assets (the "Digital Assets") relating to Digital's general purpose character-cell, host-dependent computer display terminals ("text terminals") product lines, including products sold under the "VT" and "Dorio" brands (the "Digital Acquisition"). The Digital Acquisition has been accounted for as a purchase.

The Digital Assets consisted principally of inventory, trade names, trademarks and patents. Software and other intellectual property used by Digital in its text terminal business were simultaneously licensed to SunRiver Data. As no manufacturing facilities were included in the Digital Assets, SunRiver Data transferred production of the acquired product lines from Digital's facilities in the Far East to the SunRiver Data plant in Hauppauge, New York.

Pursuant to a related supply agreement, Digital agreed to purchase from SunRiver Data at least 95 percent of Digital's worldwide requirements for text terminals and related parts for a four-year period, which would include at least 80,000 units of text terminals during the first year. The Company has guaranteed all of the obligations of SunRiver Data under the supply agreement.

SunRiver Data and Digital also entered into agreements pursuant to which Digital
(i) manufactured for SunRiver Data text terminals through January 30, 1996 and will manufacture modules until June 30, 1996; (ii) provided to SunRiver Data certain technical, sales, marketing and administrative services relating to text terminal products through February 19, 1996 and (iii) will provide certain worldwide warranty and post-warranty servicing on text terminals sold and designated for such servicing by SunRiver Data for a period of four years.

The purchase price of the Digital Assets, $18,697,693, included $7,481,502 for inventory, $188,478 for other assets and $250,000 for intellectual property. The Company recorded $10,777,713 in goodwill, which is the excess of the purchase price and related direct costs of the acquisition of $2,199,072 over the fair value of net assets acquired. In addition, SunRiver Data is obligated to pay $347,093 for certain tooling and equipment to be delivered by Digital by June 30, 1996.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

The Financing
- - -------------

Of the amount paid to Digital, $13,498,621 was paid in cash with $3,000,000 paid by the issuance of 793,389 shares of the Company's common stock , which the Company is required, at its cost, to register for resale under applicable securities laws. In the event the closing price per share of the Company's common stock on the NASDAQ SmallCap Market on the date such registration statement becomes effective is less than $3.78125, the Company is obligated to issue to Digital up to 206,611 additional shares of common stock, equal to the difference between (a) 3,000,000 divided by the greater of (i) such closing price, not to exceed $3.78125, and (ii) $3.00, and (b) 793,389. Had the registration statement become effective on March 1, 1996, the Company would have had to issue the additional 206,611 shares of common stock to Digital.

SunRiver Data obtained bank financing (the "Bank Financing") to pay the cash portion of the purchase price of the Digital Assets from Chase Manhattan Bank, N.A., acting for itself and as agent for other participating banks ("Chase"), under a term loan in the principal amount of $20,000,000 and a revolving line-of-credit providing for revolving loans of up to $20,000,000, based upon lending formulas and subject to sub-limits and other terms, as are set forth in the loan documents. SunRiver Data also used proceeds of the Bank Financing to pay all outstanding amounts owed to Congress Financial Corporation ("Congress") under a revolving line-of-credit, plus a $700,000 early termination fee, which the Company recorded as an expense in October 1995. The Company recorded an expense of approximately $282,000 related to costs that had been capitalized when the Congress line-of-credit was originally obtained. The Company incurred costs related to the Bank Financing of $1,295,000, which is being amortized on a straight-line basis over the three year term of such Bank Financing.

The Company guaranteed the obligations of SunRiver Data under the Bank Financing, which was collateralized by a pledge of all of the outstanding common stock of Acquisition ("SunRiver Data Common Stock"). Acquisition also guaranteed the obligations of SunRiver Data under the Bank Financing and collateralized its guarantee with a pledge of all of the outstanding common stock of SunRiver Data. SunRiver Group also guaranteed the obligations of SunRiver Data, which was collateralized by a pledge of 21,439,380 shares of common stock of the Company owned by SunRiver Group.

In addition, the Company issued to Chase a warrant to purchase 1,000,000 shares of common stock exercisable at $3.875 per share , subject to anti-dilution adjustments, at any time after October 20, 1996 and prior to the close of business on October 19, 2000. These warrants were valued at $1,660,000 and are being amortized as debt issue costs. Furthermore, in consideration for SunRiver Group's pledge to NCR of 5,000,000 shares of common stock of the Company for an extended period pursuant to the terms of the Restructuring, as defined and described below, the Company expects to issue to SunRiver Group warrants to purchase such number of shares of common stock at $3.875 per share, subject to adjustment, as the Board of Directors of the Company determines is appropriate.

The NCR Restructuring
- - ---------------------

As a condition to the Bank Financing, SunRiver Data, Acquisition and SunRiver Group were required to restructure (the "Restructuring") obligations to NCR which were incurred in December 1994 in connection with the Company's acquisition of SunRiver Data from NCR.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

SunRiver Data has 1,000 shares of redeemable preferred stock, all of which are issued to NCR and currently outstanding. In the Restructuring (i) the Company paid NCR $3,500,000 in cash; (ii) the Call Option to permit the Company to purchase the preferred stock of SunRiver Data owned by NCR was amended (the "Amended Call Option") to reduce its aggregate exercise price to $3,554,692 and to change its expiration date to the earlier of January 30, 1999 or the completion by SunRiver Data or any of its parent companies of a public offering;
(iii) the Put Option requiring the Company to purchase the preferred stock was amended (the "Amended Put Option") to reduce its exercise price to $3,554,692, and to become exercisable on or after the expiration date of the Amended Call Option until December 31, 1999; (iv) the Company issued to NCR a warrant, valued at $830,000, to purchase 500,000 shares of common stock of the Company, exercisable at $3.875 per share, subject to adjustment, at any time after October 20, 1996 and prior to the close of business on October 20,1998; (v) SunRiver Data and its parent companies agreed to pay NCR $497,657, a rate of 14%, (the "Annual Payment Amount") on October 20, 1996 and each anniversary thereafter (the "Annual Payment Date"), until either the Amended Put Option or the Amended Call Option has been exercised or canceled, each such payment to be made in cash, to the extent permitted by the terms of the Bank Financing, and, to the extent not so permitted, the balance of the Annual Payment Amount must be paid by delivering to NCR such number of shares of common stock of the Company which, if sold on the applicable Annual Payment Date, would net such balance due; (vi) the maturity date of the $8,000,000 Promissory Note payable by the Company to NCR was extended to January 31, 1999 and if Acquisition makes a public offering of its securities, it must prepay the Promissory note in an amount equal to the difference between the net proceeds of the offering and the amount paid to NCR or any of its affiliates on redemption or purchase by Acquisition of the SunRiver Data Preferred Stock plus the amount paid to Chase under the terms of the Bank Financing; (vii) SunRiver Acquisition Corp.'s pledge to NCR of the SunRiver Data common stock was canceled and the SunRiver Data common stock was pledged to Chase; (viii) SunRiver Group's pledge to NCR of common stock of the Company was reduced to 5,000,000 shares and SunRiver Group pledged the remainder of its common stock of the Company to Chase.

In the event of liquidation of SunRiver Data, NCR shall be entitled to $3,554,692 before any amount shall be paid to holders of the common stock. While the preferred stock is outstanding, SunRiver Data is restricted from creating any shares of stock which shall be in any respect on parity with or have any preferences to take priority over the preferred stock, or to alter in any manner the rights or preferences of the preferred stock.

The Company recorded a charge of $1,668,255 to retained earnings at the date of the Restructuring for the difference between the change in the carrying value of the mandatorily redeemable preferred stock and the sum of the cash payment and the fair value of the warrant for 500,000 shares of common stock of the Company issued to NCR.

The cash payment of $3,500,000 made to NCR was paid by the Company from funds received in transactions in which the Company received gross proceeds of $4,250,000 from Regulation S offerings to investors outside of the United States. In two offerings, the Company issued non-interest bearing convertible promissory notes for $2,500,000 (the "$2,500,000 Notes") and $750,000 (the
"$750,000 Notes"), respectively. The $2,500,000 Notes were converted on November 30, 1995 into 1,236,855 shares of common stock of the Company determined by dividing $2,500,000 by 70% of the average closing bid price of the common stock of the Company on the five business days immediately preceding the conversion. The $750,000 Notes were converted in November 1995 into 359,691 shares of common stock of the Company determined by dividing $2,500,000 by 70% of the average closing bid price of the common stock of the Company on the five business days immediately preceding the conversion. Upon conversion of such non-interest bearing notes, depending on the significance of the amount, a portion of the difference between the carrying value of the notes and the fair market value of the shares issued is accounted for as financing expense and the remainder as cost of equity. The amount to be allocated to financing expense, assuming an estimated interest rate of approximately 20%, was determined to be immaterial. In a third Regulation S offering, the Company received gross proceeds of $1,000,000 by selling 472,589 shares of common stock. In addition, the Company obtained bridge financing of $1,000,000 at 6% interest approximately ten days before the close of the offerings. This loan was repaid from the proceeds of the offerings described above.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

In addition, warrants, valued at $661,200, to purchase 525,000 shares of common stock of the Company exercisable at $3.625 to $3.875, the market price on the date of grant, were granted to financial advisors in October 1995 in connection with these offerings. These warrants are exercisable for three years from the date of grant and the holders have registration rights with respect to the shares issuable upon exercise of these warrants. A portion of the value of the warrants was recorded as a cost of equity and a portion as debt issuance costs in accordance with the terms of the associated equity or debt instruments.

The following unaudited pro forma summary presents the consolidated results of operations as if the acquisition of Digital Assets had occurred at the beginning of 1995 and 1994, respectively, and as if the SunRiver Data Acquisition described in Note 3 had occurred at the beginning of 1994. The pro forma presentation reflects the impact of certain adjustments; (a) amortization of goodwill, (b) increased interest expense, (c) increased depreciation expense, and (d) decrease of corporate overhead charges. It does not purport to be indicative of the financial results which actually would have occurred had the acquisition been made at the beginning of 1995 and 1994, respectively, or of the results which may occur in the future.

                                                      1995             1994
                                                 -------------    -------------
Net sales....................................... $ 150,352,000    $ 144,263,000
Income (loss) from continuing operations........ $     466,000    $  (5,431,000)
Income (loss) per share from continuing
  operations.................................... $        0.01    $       (0.18)

The following is a summary of the Digital Assets as of the date of the acquisition:

Inventory....................................... $   7,481,502
Goodwill........................................    11,027,713
Other assets....................................       188,478
                                                 -------------

  Total assets.................................. $  18,697,693
                                                 -------------
                                                 -------------

6.   GAI Partnership

     During May 1995, SunRiver Data entered into an agreement with GAI covering SunRiver Data's and GAI's participation in, and management of, a newly-formed Delaware limited liability company (the "GAI Partnership"), of which SunRiver Data's interest at inception was 49%. The GAI Partnership, which was formed with a nominal investment from GAI and SunRiver Data, combines into a single business the development, distribution, maintenance and support of computer systems and software running the SunRiver Data and the GAI version of a database licensed from Pick Systems on various hardware platforms. The business and affairs of the GAI Partnership are managed exclusively by GAI, subject to consultation from time to time with SunRiver Data. As such, SunRiver Data's investment in GAI is accounted for using the equity method. SunRiver Data receives monthly cash distributions equal to a percentage of the net revenues of the GAI Partnership. Such distributions amounted to $1,475,000 for the year ended December 31, 1995 and are included in product sales in the accompanying consolidated statements of operations.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

7.   Inventories

Inventories are stated at the lower of cost or market. Cost is determined on a first-in first-out basis. The major components of inventories are as follows:

                                                        December 31,
                                               -----------------------------
                                                    1995            1994
                                               -------------- --------------

Raw materials and purchased components........  $ 13,280,390   $  7,716,108
Finished goods................................    11,901,819      2,408,078
Demonstration equipment.......................       222,130        416,204
Service parts.................................       353,701        336,444
                                               -------------- --------------
                                                $ 25,758,040   $ 10,876,834
                                               -------------- --------------
                                               -------------- --------------



8.   Property and Equipment

Property and equipment consists of the following:

                                                        December 31,
                                               -----------------------------
                                                    1995            1994
                                               -------------- --------------

Land.........................................   $  3,780,000   $  3,780,000
Buildings and improvements...................      6,035,631      5,781,000
Machinery and equipment......................      4,754,393      4,403,075
                                               -------------- --------------
                                                  14,570,024     13,964,075
  Less accumulated depreciation and
    amortization.............................     (2,456,024)      (586,945)
                                               -------------- --------------
                                                $ 12,114,000   $ 13,377,130
                                               -------------- --------------
                                               -------------- --------------

                      SUNRIVER CORPORATION AND SUBSIDIARIES

9.     Income Taxes

The Company files a consolidated federal tax return.

The components of income tax expense (benefit) for the years ended December 31,1995, 1994 and 1993 are as follows:

                                           1995         1994           1993
                                     ------------- -------------- -------------

Current:
  Federal...........................  $   596,602   $    126,000   $    --
  State.............................      430,727         11,000
                                     ------------- -------------- -------------
                                        1,027,329        137,000        --

Deferred:
  Federal...........................      (82,669)        44,000       (23,093)
  State.............................      (29,284)         4,000
  Valuation allowance...............   (1,120,784)                      23,093
                                     ------------- -------------- -------------
                                       (1,232,737)        48,000        --
                                     ------------- -------------- -------------
                                      $  (205,408)  $    185,000   $    --
                                     ------------- -------------- -------------
                                     ------------- -------------- -------------

The significant components of the deferred tax expense (benefit) were as follows for the years ended December 31:

                                           1995         1994           1993
                                     ------------- -------------- -------------

Utilization of net operating loss
  carryforwards....................                                $   (23,093)
Valuation reserves.................   $(1,120,784)                      23,093
Accounts receivable reserves.......      (135,859)  $     20,700
Inventory reserves.................       963,099         (7,500)
Fixed assets.......................      (326,346)
Acquired research and development..      (430,401)
Warranties.........................      (181,877)        38,200
                                              569         (3,400)
                                     ------------- -------------- -------------
                                      $(1,232,737)  $     48,000   $    --
                                     ------------- -------------- -------------
                                     ------------- -------------- -------------

Loss carryforwards as of December 31, 1994 were either used to offset gain on disposition of the former dial-up market data services business or expired due to cessation of such business pursuant to restrictions defined in the Internal Revenue Code related to a change in ownership or control.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

For financial statement purposes, the actual effective consolidated tax rates have been applied to the income from operations before taxes when calculating the tax provision. The actual income tax provision differs from the provision based on the statutory income tax rate, 34%, as follows:

                                           1995         1994           1993
                                     ------------- -------------- -------------

Tax expense (benefit) computed at
  statutory rate...................   $   462,512   $     76,000   $   (23,857)
Increase (reduction) due to:
  Goodwill amortization............       135,963          3,700
  Losses for which no tax benefit
    was provided...................                       88,800
  Other, net.......................        74,153          1,500           764
  State income tax benefit, net
    of federal income taxes........       242,748         15,000
  Change in valuation allowance....    (1,120,784)         --           23,093
                                     ------------- -------------- -------------

Income tax expense (benefit).......   $  (205,408)  $    185,000   $     --
                                     ------------- -------------- -------------
                                     ------------- -------------- -------------

The components of the net deferred tax assets and liabilities were as follows:


                                                                          December 31,
                                                             ----------------------------------
                                                                  1995               1994
                                                             ---------------    ---------------
      Current deferred tax assets:
            Net operating loss carryforwards                        $53,388         $1,700,000
            Accounts receivable                                     562,738            370,000
            Inventory                                             1,543,158          1,566,000
            Warranties                                              562,258            360,000
            Other                                                   638,086            244,000
            Valuation allowance                                        --           (3,250,000)
                                                             ---------------    ---------------
      Total current deferred tax assets                           3,359,628            990,000
                                                             ---------------    ---------------
      Current deferred tax liabilities:
            Software capitalized and other                         (257,476)          (210,000)
                                                             ---------------    ---------------
                 Net current deferred tax assets                  3,102,152            780,000
                                                             ---------------    ---------------
      Noncurrent deferred tax assets:
            Property and equipment                                    9,250              --
            Acquired research and development                       430,401              --
                                                             ---------------    ---------------
      Total noncurrent deferred tax assets                          439,651              --
      Noncurrent deferred tax liabilities:
            Property and equipment                               (2,652,850)        (2,678,000)
                                                             ---------------    ---------------
                 Net noncurrent deferred tax liabilities         (2,213,199)        (2,678,000)
                      Net deferred tax assets (liabilities)        $888,953        $(1,898,000)
                                                             ---------------    ---------------
                                                             ---------------    ---------------

                      SUNRIVER CORPORATION AND SUBSIDIARIES

At December 31, 1994, the valuation allowance for deferred tax assets related primarily to tax benefits applicable to inventory and reserves and net operating loss carryforwards. The tax benefits subsequently recognized in 1995 were allocated first to reduce goodwill ($1,311,137), then to reduce other non-current intangibles related to the SunRiver Data Acquisition ($243,079) and the remaining balance to reduce income tax expense ($1,120,784).

10.    Debt

Notes Payable
- - -------------

Notes payable at December 31, 1995 consisted of a $20,000,000 revolving credit agreement entered into with Chase in October 1995 for loans and letters of credit, based upon the availability of collateral, generally a percentage of inventory and accounts receivable as specified in the agreement. The interest rate is prime (8.5% at December 31, 1995) plus 1.25% or the applicable eurocurrency rate (5.75% at December 31, 1995) plus 2.5%, generally at the option of the Company. The revolving loan outstanding at December 31, 1995 was $8,000,000. Each drawing under a trade letter of credit is subject to a drawing fee equal to a minimum of 0.25% of the amount drawn. In addition, a letter of credit fee of 2% per annum of the average face amount of all standby letters of credit outstanding is payable quarterly. There were letters of credit totaling $4,274,360 outstanding at December 31, 1995. The maximum amount of additional credit available under the revolving loan at December 31, 1995 was $6,787,621, subject to limitations base on the amount of eligible collateral.

The commitment fee is 0.5% per year on the average daily unused principal balance of the revolving loan and the outstanding letters of credit. The weighted average interest rate on short-term borrowings was 10.5% and 9.4% for the years ended December 31, 1995 and 1994, respectively.

Long-term Debt
- - --------------

Long-term debt at December 31, 1995 consisted of the following:

                                                         1995          1994
                                                    ------------  --------------
Note payable to AT&T-GIS, bearing interest at 8%
  quarterly, principal due on or before January
  31, 1999, collateralized by land and building...  $  8,000,000  $   8,000,000
Term loan payable to banks, collateralized by
  accounts receivable, inventories and substan-
  tially all other assets of the Company,
  bearing interest at a variable rate payable
  quarterly (9.75% at December 31, 1995)...........    20,000,000      4,654,922
Note payable to shareholder of SunRiver Group,
  bearing interest at 9% payable quarterly,
  principal due June 1996.........................       168,559        168,559
Note payable to a corporation, non-interest
  bearing due in installments through 1997 at
  an effective rate of 9%.........................       773,535
Other.............................................       313,062
                                                    ------------- --------------
                                                      29,255,156     12,823,481
Less current maturities on long-term debt.........    (6,630,531)         --
                                                    ------------- --------------
                                                    $ 22,624,625   $ 12,823,481
                                                    ------------- --------------
                                                    ------------- --------------

                      SUNRIVER CORPORATION AND SUBSIDIARIES

Acquisition is the legal obligor of the note payable to NCR. The note is payable on or before January 31, 1999. However, the note and accrued interest is immediately due should Acquisition make an offering of its stock or debt pursuant to the Securities and Exchange Act of 1933.

The term and revolving loan agreement outstanding at December 31, 1995 required SunRiver Data to maintain at all times certain financial ratios, including specified levels of tangible net worth, fixed charge coverage, interest coverage and cash flow leverage.

SunRiver Data is prohibited from declaring or paying dividends on its stock, or redeeming or otherwise acquiring any class of capital stock during the term of the agreement. The maximum aggregate amount that SunRiver Data may loan or advance to the Company in a fiscal year is $200,000 less the total cash dividend SunRiver Data paid to the Company in that year. As of December 31, 1995, SunRiver Data and TradeWave had restricted net assets of $16,779,000 and none, respectively. The term and revolving loan agreement requires the Company to make contingent payments on the term loan should the Company obtain financing above a certain level by issuing stock.

The Company guaranteed the obligations of SunRiver Data under the Bank Financing, which was collateralized by all of the outstanding common stock of Acquisition . Acquisition also guaranteed the obligations of SunRiver Data under the Bank Financing and collateralized its guarantee with all of the outstanding common stock of SunRiver Data. SunRiver Group collateralized its guarantee of SunRiver Data's obligations to Chase with 21,439,380 shares of common stock of the Company.

The revolving loan payable to a financial institution outstanding at December 31, 1994 was at an interest rate of prime (8.5% at December 31, 1994) plus two percent, due monthly. The revolving loan was paid in full during October 1995 pursuant to the Bank Financing described in Note 5.

Aggregate debt scheduled maturities at December 31, 1995 were as follows:

       1996......................................  $  6,630,531
       1997......................................     8,554,804
       1998......................................     6,069,821
       1999......................................     8,000,000
                                                   -------------
                                                   $ 29,255,156


11.    Options and Warrants

Options and warrants to purchase 11,557,293 shares of common stock were outstanding at December 31, 1995. The options and warrants are exercisable through 2002 at exercise prices ranging from $1.35 to $8.25. Options and warrants to purchase 7,472,093 shares were exercisable at December 31, 1995. None were exercised in 1995, 1994 or 1993.

In March 1995, the Company adopted an Incentive Stock Plan (the "1995 Plan") which permits the Board of Directors to grant performance shares, stock awards, stock options, stock appreciation rights, stock units and incentive awards to employees, non-employee directors and others. The maximum number of shares to be issued under the 1995 Plan is not to exceed 6,000,000.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

In March 1995, the Company amended the Amended and Restated 1991 Employee and Director Stock Option Plan to provide that the options no longer automatically expire upon termination of the grantee's employment.

TradeWave has reserved 1,500,000 shares of common stock to be issued upon exercise of incentive stock options (ISO) or non-qualified stock option (NQSO) to purchase common stock to be granted under the TradeWave Corporation 1995 Stock Option Plan (the "Plan"). Options to purchase common stock may be granted to key employees, officers, directors and independent agents or consultants. Under the Plan, options to purchase common stock may be granted at prices not less than fair market value (ISO) (110% of fair market value in certain instances), or 75% of fair market value (NQSO). The term of an option is fixed by the Board of Directors, but in no event less than one year or more than ten years. The Plan is administered by the Board of Directors of the Company. No options have been granted. However, the Company has committed by letter to grant approximately 800,000 shares to thirty-five employees. Vesting is generally ratably over a four year period, except for "founding employees", whose initial options will vest twenty to forty percent immediately, and the balance ratably over three years. Options vested would be exercisable on or after April 1, 1996 as described in the commitment letter.

12.  Related Party Transactions

The Company sells display desktop devices to and purchases components from NCR and its subsidiaries. The Company's sales to NCR and its subsidiaries were $39,600,000 and $1,841,000 for 1995 and the period from acquisition to December 31, 1994, respectively. Purchases from NCR and its subsidiaries were $13,088,399 and $125,000 for those same periods, respectively. The Company had accounts receivable outstanding of approximately $5,166,000 and $1,662,000 and accounts payable of $452,070 and $125,000 at December 31, 1995 and 1994, respectively.

The Company has entered into agreements with NCR, which have an initial term of approximately five years, under which NCR will purchase display desktop devices from the Company, which NCR will market and sell under its own logo. NCR will supply computer system platform products to the Company for resale with its system software. To support this ongoing relationship, NCR will also provide field support services to the Company's customers. Under the agreements, NCR must purchase from the Company a minimum percentage of the Seller's total volume of purchases of this type of desktop device for domestic delivery. Pricing of the product sold under the agreements is a specified percentage of list price, such percentage to be negotiated annually.

The former President of All-Quotes Capital provided certain consulting services to the Company during 1995 related to the Digital Assets acquisition, obtaining financing, and miscellaneous corporate matters. Compensation to the individual for the services amounted to approximately $440,000, including approximately $104,000 paid in cash and $335,000 paid in common stock of the Company.

Effective January 1, 1995, the Company entered into an agreement with an individual whose sons are significant shareholders of SunRiver Group. Under the agreement, the individual provided consulting services to the Company for a monthly fee of $10,000 plus additional fees for services outside the scope of that required by the base fee. During 1995 the Company granted the individual 425,000 shares of common stock valued at $901,563 at the date of grant for performing the special services.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

13.  Leases

The Company leases certain sales offices and miscellaneous office equipment under operating lease agreements which expire at various times through May 2001. Total rent expense was $622,887, $122,825 and $71,100 in 1995, 1994 and 1993,
respectively.

Future minimum rental commitments as of December 31, 1995 were as follows:

1996.................................               $     633,639
1997.................................               $     546,700
1998.................................               $     388,581
1999.................................               $     251,044
2000.................................               $     155,148
Beyond...............................               $      24,035
                                                    -------------
                                                    $   1,999,147

14.  Contingencies

The Company is subject to lawsuits and claims that arose in the normal course of business. Management is of the opinion that all such matters are without merit, or are of such kind, or involve such amounts, as would not have a significant effect on the financial position, results of operations or cash flows of the Company if disposed unfavorably.

In accordance with the terms of the SunRiver Group Acquisition agreements, the sellers have agreed to assume the defense of these legal proceedings initiated prior to the date of the acquisitions at their own expense, including all potential liability that may result from an adverse judgment in any of these matters. While the Company believes that the indemnification will be sufficient to protect the Company from loss, there can be no assurance that the Company will be fully indemnified for losses, if any, it may incur in connection with pending litigation.

15.  Preferred Stock

In March 1995, the Company amended its Certificate of Incorporation to authorize the Board of Directors to issue up to 1,000,000 shares of preferred stock in one or more series, with preference and other rights as determined from time to time by the Board of Directors. No such shares had been issued at December 31, 1995.

16.  Concentration of Credit Risk

The Company is required by FASB Statement 105, "Disclosure of Information about Financial Instruments with Concentrations of Credit Risk," to disclose concentrations of credit risk regardless of the degree of such risk. The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company's cash policy limits credit exposure, however, for limited periods of time during the year bank balances may exceed the FDIC insurance coverage. The Company routinely assesses the financial strength of its customers and as a consequence, believes that its accounts receivable credit risk exposure is limited. No collateral is required. The Company extends credit in the normal course of business to a number of distributors and value-added resellers in the computer industry.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

Net export sales were approximately $15,912,000, $1,127,000 and $1,537,000 for 1995, 1994 and 1993, respectively. The following table shows the approximate percentage of total revenue attributable to export sales to the regions described for each of the years ended December 31:

                                         1995        1994        1993
                                      ----------  ----------  ----------
     Europe..........................    13.0%        5.2%        5.6%
     Canada..........................     1.2%        6.1%       12.6%
     Other...........................     2.4%        2.2%        0.9%
                                      ----------  ----------  ----------

           Total.....................    16.6%       13.5%       19.1%
                                      ----------  ----------  ----------
                                      ----------  ----------  ----------

17.  Defined Contribution Plan

The Company provides a 401(k) retirement savings plan (the "401(k) Plan") for its full-time employees. Under the provisions of the 401(k) Plan, each participant may elect to contribute up to 15% of his or her annual salary. At its discretion, the Company may make contributions to the 401(k) Plan, however no such contributions were made in the year ended December 31, 1995.

18.  Discontinued Operations

In 1995,  the Company  sold  substantially  all of the  operating  assets of its
dial-up  market  data  services  business  to  Global  Market   Information  for
$1,800,000.

Pursuant to the SunRiver Group Acquisition agreement, the Company disposed of substantially all of its interest in diamond mining properties in Sierra Leone (through All-Quotes Data, Ltd. which changed its name to AmCan Minerals, Ltd. ("AmCan")) by granting to Bronson Conrad and J. Gerald Combs (who simultaneously resigned as Chairman of the Board and President and director, respectively, of the Company) a proxy to vote all shares of common stock of Capital owned by the Company (which then constituted 100% of Capital's outstanding common stock) on all matters upon which the common stock had the right to vote such shares. As a result, the common stock relinquished its indirect beneficial ownership of approximately 67% of AmCan. Capital subsequently issued 15,000,000 shares of its common stock to Deston Holdings, Ltd., a company beneficially owned by Bronson Conrad. The Company's ownership of Capital's common stock was thereby reduced from 100% to less than 1% and stockholders' equity of the Company was reduced by approximately $2,357,530, which was its basis in Capital. The Company's remaining interest in Capital was subsequently repurchased by Capital in exchange for 736,501 shares of the Company's common stock, which were retired.

The results of these discontinued operations at December 31, 1995 are summarized below:

Loss on discontinued operations....................  $   (223,442)
Gain on disposal of part of discontinued
  operations.......................................     1,372,239
                                                    --------------

Income from discontinued operations................  $  1,148,797
                                                    --------------
                                                    --------------

                      SUNRIVER CORPORATION AND SUBSIDIARIES

The gain on the sale of a portion of the discontinued operations had no tax effect due to the availability of net operating loss carry-forwards which are not available for offset against the Company's income from continuing operations.

In addition, no tax benefit is given for the loss on discontinued operations as these operations are not included in consolidation for tax purposes.

19.  Subsequent Events

Regulation S Offerings

The Company completed several offerings of securities under Regulation S of the Securities Act of 1933 (a "Regulation S Offering") subsequent to December 31, 1995 described below:

1. In January 1996, the Company received gross proceeds of $1,000,000 by selling 496,124 shares of common stock for $2.012 per share, a price equal to 75% of the closing bid price of the common stock on January 2, 1996. In connection with this offering, the Company issued warrants to financial advisors to purchase 50,000 shares of common stock at an exercise price of $2.69. The warrants were valued at approximately $77,000. Approximately $505,000 of the proceeds of this offering was used by TradeWave for working capital. The balance of the proceeds of this offering was used by the Company to repurchase 275,000 restricted shares of its common stock at $1.80 per share.


2. In January 1996, the Company received gross proceeds of $500,000 by selling convertible non-interest bearing notes which require the holders to convert the notes by March 10, 1997 into a maximum of 312,500 shares of common stock. In connection with this offering, the Company issued warrants to financial advisors to purchase 50,000 shares of common stock at an exercise price of $2.74 per share, exercisable through January 26, 1999. These options were valued at approximately $85,000. The proceeds of this offering were used by the Company to repurchase 273,333 restricted shares of its common stock at $1.80 per share.

3. In February 1996, the Company received gross proceeds of $1,000,000 by selling convertible non-interest bearing notes which require the holders to convert the notes by March 10, 1997 into a maximum of 625,000 shares of common stock. In connection with this offering, the Company issued warrants to financial advisors to purchase 100,000 shares of common stock at an exercise price of $2.69 per share, exercisable through February 7, 1999. These warrants were valued at approximately $164,000. A portion of the proceeds of this offering, $318,000, were used by the Company to repurchase 176,667 restricted shares of its common stock at $1.80 per share.

Other (unaudited)
- - -----------------

In connection with the $1,000,000 offering in January 1996, as permitted by their agreement with the Company, the purchasers elected to adjust the price per share to $1.68 per share, which is 75% of the average closing bid price of the common stock during the five business days immediately preceding such election. As a result of such adjustment, an additional 98,119 shares of common stock were issued, bringing the total to 594,243.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

In connection with the $500,000 and $1,000,000 offerings in January and February 1996, respectively, holders of approximately $158,000 of the notes had converted their notes into 79,606 shares of common stock through April 10, 1996.

Employee Stock Options Granted and Warrants Granted
- - ---------------------------------------------------

Options to purchase a total of 628,810 of common stock of the Company were granted subsequent to December 31, 1995 under the 1995 Plan to employees. The options are exercisable from 1997 to 2001 at exercise prices from $2.57 to $2.82.

A warrant to purchase 50,000 shares of common stock of the Company was granted in consideration for ongoing services provided in the area of financial public relations. A warrant to purchase 75,000 shares of common stock of the Company was granted in consideration for obtaining an equipment leasing line of $1,000,000 for expansion requirements of TradeWave.

                     SUNRIVER CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                          March 31,       December 31,
                                                                                            1996              1995
                                                                                       ---------------  ---------------
                                                                                         (unaudited)

Current assets:
   Cash and cash equivalents.......................................................        $2,100,902         $448,237
   Trade accounts receivable (including $2,438,000 and $6,206,007 from related
      parties at March 31, 1996 and December 31, 1995, respectively), net..........        21,421,302       18,768,338
   Inventories.....................................................................        25,875,190       25,758,040
   Deferred income taxes...........................................................         3,359,628        3,102,152
   Prepaid expenses and other current assets.......................................           401,773        1,571,617
                                                                                       ---------------  ---------------
           Total current assets....................................................        53,158,795       49,648,384
Property and equipment, net........................................................        12,263,304       12,114,000
Goodwill, net......................................................................        10,299,229       10,607,714
Other assets.......................................................................         4,189,431        3,910,235
                                                                                       ---------------  ---------------

                                                                                          $79,910,759      $76,280,333
                                                                                       ---------------  ---------------

                                                                                       ---------------  ---------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Notes payable...................................................................       $11,000,000       $8,000,000
   Current portion of long-term debt (including $168,559 due to a related party)...         7,101,725        6,630,531
   Accounts payable................................................................        15,177,859       14,506,202
   Accrued expenses................................................................         4,765,428        4,255,508
   Deferred revenue................................................................           393,684          826,844
                                                                                       ---------------  ---------------
           Total current liabilities...............................................        38,438,696       34,219,085
Long-term liabilities:
   Long-term debt, less current maturities (including $8,000,000 of
      debt to a related party at March 31, 1996 and December 31, 1995).............        20,483,864       22,624,625
   Deferred income taxes...........................................................         2,652,850        2,213,198
   Other...........................................................................           748,420          831,775
                                                                                       ---------------  ---------------
           Total long-term liabilities.............................................        23,885,134       25,669,598
                                                                                       ---------------  ---------------
                Total liabilities..................................................        62,323,830       59,888,683

Commitments and contingencies

Mandatorily redeemable preferred stock of subsidiary...............................         3,554,692        3,554,692
Stockholders' equity:
   Preferred stock, $0.01 par value, 1,000,000 shares authorized, none issued......              -                -
   Common stock, $0.01 par value, 60,000,000 shares authorized, 45,888,969 and
      45,550,214 shares issued at March 31, 1996 and December 31, 1995,
      respectively.................................................................           458,890          455,502
   Additional paid-in capital......................................................        24,724,545       23,769,379
   Accumulated deficit.............................................................       (11,151,198)     (11,387,923)
                                                                                       ---------------  ---------------
           Total stockholders' equity..............................................        14,032,237       12,836,958
                                                                                       ---------------  ---------------

                                                                                          $79,910,759      $76,280,333
                                                                                       ---------------  ---------------
                                                                                       ---------------  ---------------

   The accompanying notes are an integral part of these financial statements.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      For the Three Months Ended March 31,


                                                                    1996                    1995
                                                               -------------            ---------------
                                                                (unaudited)               (unaudited)
Sales (including sales to a related party of $7,205,000
      and $8,482,000 in 1996 and 1995, respectively)
                                                                 $38,407,167             $19,166,497
Cost of sales ................................................    29,666,386              13,615,278
                                                                 -----------             -----------
           Gross margin ......................................     8,740,781               5,551,219
Operating expenses:
   Sales and marketing .......................................     2,525,447               1,758,375
   General and administrative ................................     2,298,462               1,216,841
   Research and development ..................................     1,862,988               1,326,360
                                                                 -----------             -----------
      Total operating expenses ...............................     6,686,897               4,301,576
                                                                 -----------             -----------
           Operating income ..................................     2,053,884               1,249,643
Other expense:
   Interest expense ..........................................     1,072,718                 304,080
   Other .....................................................       210,268                  32,815
                                                                 -----------             -----------
      Total other expense ....................................     1,282,986                 336,895
                                                                 -----------             -----------
Income before income taxes and discontinued operations .......       770,898                 912,748
Income tax expense ...........................................       410,000                 347,550
                                                                 -----------             -----------
Income before discontinued operations ........................       360,898                 565,198
Income from discontinued operations ..........................          --                 1,240,283
                                                                 -----------             -----------
Net income ...................................................       360,898               1,805,481
Dividend on preferred stock of subsidiary ....................       124,173                    --
Accretion to preferred stock of subsidiary ...................          --                   196,016
                                                                 -----------             -----------
                                                                 -----------             -----------
Earnings available for common shareholders ...................   $   236,725             $ 1,609,465
                                                                 -----------             -----------
                                                                 -----------             -----------
Weighted average common shares outstanding ...................    49,253,619              40,158,218
                                                                 -----------             -----------
                                                                 -----------             -----------
Earnings per common share before extraordinary items:
   Continuing operations .....................................   $      0.00             $      0.01
   Discontinued operations ...................................          0.00                    0.03
                                                                 -----------             -----------
                                                                 -----------             -----------
Earnings per common share ....................................   $      0.00             $      0.04
                                                                 -----------             -----------
                                                                 -----------             -----------

   The accompanying notes are an integral part of these financial statements.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      For the Three Months Ended March 31,



                                                         1996          1995
                                                     -----------   ------------
                                                     (unaudited)    (unaudited)
Cash flows from operating activities:
  Net income.......................................  $   360,898   $ 1,805,481
  Adjustments to reconcile net income to cash
    provided by (used in) operating activities:
    Income from discontinued operations............        --       (1,240,283)
    Depreciation and amortization..................      986,218       704,830
    Deferred revenues..............................     (433,160)        --
    Provisions for doubtful accounts...............     (499,283)       66,631
    Provisions for excess and obsolete inventory...      654,264        61,314
    Estimated value of compensatory warrants.......       74,700         --
  Changes in assets and liabilities:
    Trade accounts receivable.......................   (2,153,681)   (5,501,851)
    Inventories....................................     (771,414)    1,158,295
    Other assets...................................    1,163,698        88,880
    Accounts payable and accrued expenses..........    1,614,936     1,265,380
                                                     ------------   -----------
          Net cash provided by (used in)
            operating activities...................      997,176    (1,591,323)
                                                     ------------   -----------
Cash flows from investing activities:
  Capital expenditures.............................     (545,610)     (163,343)

          Net cash used in investing activities....     (545,610)     (163,343)
                                                     ------------   -----------
Cash flows from financing activities:
  Proceeds from issuance of common stock...........    1,066,666       694,094
  Decrease in short-term debt, net.................      (30,000)        --
  Proceeds from debt issuance......................    1,500,000         --
  Purchase of treasury stock.......................   (1,305,000)        --
  Net change in revolving loan payable.............    1,500,000       952,966
  Payment on term loan.............................   (1,500,000)        --
  Payments on capital leases.......................      (30,567)        --
                                                     ------------   -----------

          Net cash provided by financing
            activities.............................    1,201,099     1,647,060
                                                     ------------   -----------
Net increase (decrease) in cash and cash
  equivalents......................................    1,652,665      (107,606)
Cash and cash equivalents at beginning of period...      448,237       111,081
                                                     ------------   -----------
Cash and cash equivalents at end of period.........  $ 2,100,902    $    3,475
                                                     ------------   -----------
                                                     ------------   -----------

Non-cash transactions:
  Accretion to preferred stock of subsidiary.......                 $  196,016
  Dividend on preferred stock of subsidiary........  $   124,173         --
  Conversion of notes payable to common stock......      109,000         --
  Estimated value of compensatory warrants.........      490,625         --
  Issuance of common stock for consulting services.      893,364         --

Cash paid for:
  Interest.........................................      781,540       304,080
  Taxes............................................      205,352       347,550

   The accompanying notes are an integral part of these financial statements.

                      SUNRIVER CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.   Condensed Consolidated Financial Statements

Basis of Presentation


The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation have been included. Certain prior period amounts in these financial statements have been re-classified to conform with current period presentation. Operating results for the three month period ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. For further information refer to the consolidated financial statements and footnotes thereto in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, which are incorporated by reference herein.

2.   Background

SunRiver Corporation (the "Company") has two operating subsidiaries, SunRiver Data Systems, Inc. ("SunRiver Data") and TradeWave Corporation ("TradeWave"). SunRiver Data develops, manufactures and markets hardware, firmware and software for corporate computing environments including legacy, UNIX, Windows and Internet applications. SunRiver Data's strategy is to offer a complete family of products which include network computers, graphics, text and Internet terminals. TradeWave develops and markets a suite of secure Web access software products, TradeVPI. In addition, TradeWave owns and operates the Galaxy, an Internet search directory and it offers Virtual Private Internet ("VPI") and electronic commerce consulting services.

In an attempt to secure the capital required for TradeWare, the Company is discussing various avenues of financing, including commercial lending and equity investment. There are no definitive agreements or understandings regarding the terms or conditions upon which any such financing will be provided and there can be no assurance that such efforts will be successful or on terms beneficial to TradeWare or the Company.

3.   Inventories

Inventories are stated at the lower of cost or market. Cost is determined on a first-in first-out basis. The major components of inventories are as follows:

                                                   March 31,    December 31,
                                                     1996           1995
                                                -------------- --------------
Raw materials and purchased components.........  $ 15,395,066   $ 13,280,390
Finished goods.................................     9,905,869     11,901,819
Demonstration equipment........................       244,616        222,130
Service parts..................................       329,639        353,701
                                                -------------- --------------
                                                 $ 25,875,190   $ 25,758,040
                                                -------------- --------------
                                                -------------- --------------

4.   Financings

Regulation S Offerings

The Company completed several offerings of securities under Regulation S of the Securities Act of 1933 during the first quarter of 1996 as described below:

o In January 1996, the Company received gross proceeds of $1 million by selling 594,243 shares of Common Stock for $1.68 per share. In connection with this offering, the Company issued warrants to financial advisors to purchase 50,000 shares of Common Stock at an exercise price of $2.69, valued at $77,000 and exercisable through January 3, 1999. Approximately $500,000 of the proceeds of this offering was used by TradeWave for working capital. The balance of the proceeds of this offering was used by the Company to repurchase 275,000 restricted shares of its Common Stock at $1.80 per share.

o In January 1996, the Company received gross proceeds of $500,000 by selling convertible non-interest bearing notes which require the holders to convert the notes by March 10, 1997 into a maximum of 312,500 shares of Common Stock. In connection with this offering, the Company issued warrants to financial advisors to purchase 50,000 shares of Common Stock at an exercise price of $2.74 per share, valued at $85,000, exercisable through January 26, 1999. The proceeds of this offering were used by the Company to repurchase 273,333 restricted shares of its Common Stock at $1.80 per share.

o In January 1996, the Company received gross proceeds of $1 million by selling convertible non-interest bearing notes which require the holders to convert the notes by March 10, 1997 into a maximum of 625,000 shares of Common Stock. In connection with this offering, the Company issued warrants to financial advisors to purchase 100,000 shares of Common Stock at an exercise price of $2.69 per share, valued at $200,000, exercisable through February 7, 1999. A portion of the proceeds of this offering, approximately $300,000, was used by the Company to repurchase 176,667 restricted shares of its Common Stock at $1.80 per share.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Directors of
Digital Equipment Corporation:

 We have audited the accompanying Statement of Assets Sold of the Selected Text Terminal Products of the Video Business Segment of the Components and Peripherals Business Unit of Digital Equipment Corporation (the "Business") as of July 1, 1995, and the related Statements of Revenue and Direct Operating Expenses, for each of the three fiscal years in the period ended July 1, 1995, with the exception of Note 4, which is unaudited. The statement of assets sold and statements of revenue and direct operating expenses are the responsibility of Digital Equipment Corporation's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of Assets sold and statements of Revenue and direct operating expenses are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of assets Sold and Statements of Revenue and Direct Operating Expenses. We believe that our audits provide a reasonable basis for our opinion.


The accompanying statements were prepared to present the assets sold to SunRiver Data Systems, Inc. of the Business and the Revenues and Direct Operating Expenses of the Business pursuant to the acquisition agreement described in note 1, and are not intended to be a complete presentation of the Business' financial position, results of operations or cash flows.

As discussed in Note 2, expenses include only those costs directly attributable to the products sold. They do not contain any other costs which are not directly attributable to the products sold. Such allocations are provided in Note 4 (unaudited) of the statements, which reflects a summary of the applicable expenses that were excluded. As a result, the statements presented may not be indicative of the results of operations that would have been achieved had the Business operated as a nonaffiliated entity.

In our opinion, with the exception of note 4, which is unaudited, the statements referred to above present fairly, in all material respects, the assets sold of the Business as of July 1, 1995, and its Revenues and Direct Operating Expenses for each of the three fiscal years in the period ended July 1, 1995, pursuant to the acquisition agreement described in note 1, in conformity with generally accepted accounting principles.

December 20, 1995
Boston, Massachusetts                                   COOPERS & LYBRAND L.L.P.

             SELECTED TEXT TERMINAL PRODUCTS OF THE VIDEO BUSINESS SEGMENT OF THE COMPONENTS & PERIPHERALS BUSINESS UNIT
                        OF DIGITAL EQUIPMENT CORPORATION

                            STATEMENT OF ASSETS SOLD


                                  July 1, 1995
                                 (in thousands)


                                     ASSETS


Inventory (Note3):
     Work in process                                                     $   506
     Finished goods                                                       12,467
                                                                         -------
          Total inventories                                               12,973
                                                                         -------

Equipment (Note 3):
     Production and other equipment                                        1,006
     Less accumulated depreciation                                           765
                                                                         -------
          Net equipment                                                      241
                                                                         -------
               Total assets sold                                         $13,214
                                                                         -------
                                                                         -------

     The accompanying notes are an integral part of the statements.

              SELECTED TEXT TERMINAL PRODUCTS OF THE VIDEO BUSINESS SEGMENT OF THE COMPONENTS & PERIPHERALS BUSINESS UNIT
                        OF DIGITAL EQUIPMENT CORPORATION

               STATEMENTS OF REVENUE AND DIRECT OPERATING EXPENSES

                                 (in thousands)

                                                       Year Ended
                                      ------------------------------------------
                                      July 1, 1995   July 2, 1994   July 3, 1993
                                      ------------   ------------   ------------

Revenue:
     External                         $     45,136   $     21,931
     Affiliates                             26,138         16,709
                                      ------------   ------------
          Total revenue                     71,274         38,680
                                      ------------   ------------

Direct operating expenses:
     Cost of external sales                 25,459         12,458
     Cost of affiliated sales               14,128          8,510
     Research and engineering                2,048          3,442     $    3,489
                                       -----------   ------------     ----------
Total direct operating expenses        $    41,635   $     24,410     $    3,489
                                       -----------   ------------     ----------

Excess revenue over direct
   operating expenses                  $    29,639   $     14,230     $  (3,489)
                                       ===========   ============     ==========

     The accompanying notes are an integral part of the statements.

              SELECTED TEXT TERMINAL PRODUCTS OF THE VIDEO BUSINESS SEGMENT OF THE COMPONENTS & PERIPHERALS BUSINESS UNIT
                        OF DIGITAL EQUIPMENT CORPORATION

                             NOTES TO THE STATEMENTS



1.   Background:

     Pursuant to an Asset Purchase Agreement (the "Agreement") dated October 20, 1995, between Digital Equipment Corporation ("Digital") and SunRiver Data Systems, Inc. ("SunRiver"), effective October 21, 1995, Digital sold to SunRiver certain tangible assets consisting principally of inventory and equipment, and certain contract rights and intellectual property (carried at zero value) of Selected Text Terminal products (the "Products") of the Video Business Segment of the Components & Peripherals ("C&P") Business Unit of Digital. Digital and SunRiver are also entering into certain related service and supply agreements.

     The Video Business Segment is involved in the design, manufacture, and marketing of Text Terminal products as general purpose, asynchronous serial, character cell, interactive display stations using ANSI or ASCII command and control protocols.

2.   Basis of Presentation:

     The Statement of Assets Sold and the Statements of Revenue and Direct Operating Expenses (the "Statements") are derived from the historical books and records of the Video Business Segment of the C&P Business Unit of Digital and present assets sold and revenue and direct operating expenses of the Products sold. The assets and the revenue and direct expenses in the Statements represent the assets and the revenues and direct expenses of the Products of the Video Business Segment sold in the Agreement.

     The Statements of Revenue and Direct Operating Expenses include the manufacturing and overhead costs relating to the Products sold, which have been incurred at the primary manufacturing location in Taiwan. The facility in Taiwan also supports other product lines within the C&P business unit of Digital as well as other business units of Digital. The Statements of Revenue and Direct Operating Expenses include allocations of costs incurred within the Taiwan plant applicable to the Products sold. They do not contain any other allocations of expense by Digital because they are not directly attributable to the products sold. Such allocations are provided in Note 4 (unaudited) of the Statements, which reflects a summary of the applicable expenses that were excluded from the Statements.

     Average standard cost was used in calculating the cost of external sales and the cost of affiliated sales. The cost of external sales and the cost of affiliated sales only reflect direct product costs. This includes direct material, labor, and overhead, and includes all direct Taiwan plant incurred costs (i.e., plant variances, plant period costs, inventory valuation changes). It does not include costs incurred outside of Taiwan (i.e., freight, duty and order fulfillment costs, C&P Business Unit sales and marketing costs, order administration costs, and product delivery costs, and Digital corporate overhead costs) because they are not directly attributable to the products sold. Such allocations are provided in Note 4 (unaudited) of the Statements, which reflects a summary of the applicable expenses that were excluded from the Statements.

     Administrative functions, and services performed for the C&P Business Unit by centralized service functions within Digital and allocated to the C&P business were not allocated to the reported products sold because these costs are not directly attributable to the products sold. Such allocations are provided in Note 4 (unaudited) of the Statements, which reflects a summary of the applicable expenses that were excluded from the Statements.

     Research and engineering expenses only include direct costs of engineering development, product management, and support. Allocated research and engineering costs were not included. Such allocations are provided in Note 4 (unaudited) of the Statements, which reflects a summary of the applicable expenses that were excluded from the Statements.

     The Products sold were supported by a general sales force within the C&P Business Unit of Digital that were not dedicated specifically to the discrete Products sold. Such costs have not been allocated to the products within the business unit for the purposes of the Statements because these costs are not directly attributable to the products sold. Such allocations are provided in Note 4 (unaudited) of the Statements, which reflects a summary of the applicable expenses that were excluded from the Statements.

     The Statements do not reflect the results of operations for either Digital's recently launched "Multia" brand or for other products that were not included in the acquisition. Digital has retained all rights related to inventory, licenses, patents, and trademarks for sales of such products to its customers through its own distribution channels.

3. Summary of Significant Accounting Policies:

     As a result of the above, the Statements presented may not be indicative of the results of operations that would have been achieved had the products been operated as a nonaffiliated entity. The following policies were followed in each year presented on the Statements:

     Fiscal Year

     The fiscal year of Digital is the fifty-two/fifty-three week period ending the Saturday nearest the last day of June. The fiscal years ended July 1, 1995 and July 2, 1994 included 52 weeks. The fiscal year ended July 3, 1993 included 53 weeks.

     Translation of Foreign Currencies

     For non-U.S. operations, the U.S. dollar is the functional currency. Monetary assets and liabilities are translated into U.S. dollars at current exchange rates. Nonmonetary assets such as inventories and property, plant and equipment are translated at historical rates. Income and expense items are translated at average exchange rates prevailing during the year, except that inventories and depreciation charged to operations are translated at historical rates.

     Revenue Recognition

     Revenues from external and affiliate product sales are recognized at the time the product is shipped to the external customer. All terminal sales include a keyboard. Keyboard revenues were determined using average sales values.

     Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market.

     Research and Engineering Costs

     Research and engineering costs are charged to expense when incurred.

     Equipment

     Equipment is recorded at cost. Expenditures for maintenance and repairs are charged to expense while the costs of significant improvements are capitalized. Depreciation expense on production and other equipment is computed principally using straight-line methods with asset lives of two to eight years.

4.   Excluded Historical Expenses (unaudited):

     The following expenses were excluded from the Statements of Revenue and Direct Operating Expenses because they were not directly attributable to the products sold. The allocations below represent the expense allocations of the Products sold in the Agreement. The expenses have been allocated based on a variety of methods depending on the nature of the expense including by unit produced, by proportion of the total product revenue or expense to the total business segment or business unit revenue or expense and by management estimate. Management believes that these assumptions are reasonable under the circumstances. Such allocations include freight, duty, and order fulfillment costs, research and engineering costs, C&P Business Unit sales and marketing costs, order administration costs, and product delivery costs, and Digital corporate overhead costs and are provided below:


                                                     (in thousands)
                                                       Year Ended
                                      ------------------------------------------
                                      July 1, 1995   July 2, 1994   July 3, 1993
                                      ------------   ------------   ------------

Cost of sales
 Freight, duty and order fulfillment   $    17,300   $     10,300

Research and engineering                       898            553     $       63

Selling, general and administrative
          expenses allocations:
     Sales and marketing                    15,891          4,970            163
     Order administration                      443            198
     Corporate overhead                      3,322          1,563     $
                                       -----------   ------------     ----------
Total allocations omitted              $    37,844    $    17,584     $      226
                                       ===========   ============     ==========

              Selected Text Terminal Products of the Video Business Segment of the Components & Peripherals Business Unit
                        of Digital Equipment Corporation

                            Statement of Assets Sold

                               September 30, 1995
                                 (in thousands)
                                   (unaudited)

                                     ASSETS
                                     ------


Inventory:
                Work in process                                         $ 1,769
                Finished goods                                           13,206

                         Total inventories                               14,975

Equipment:
               Production and other equipment                             1,006
              Less accumulated depreciation                                (794)
                                                                           -----
                       Net equipment                                        212
                                                                           -----

                  Total assets sold                                     $15,187

              Selected Text Terminal Products of the Video Business Segment of the Components & Peripherals Business Unit
                        of Digital Equipment Corporation

               Statements of Revenue and Direct Operating Expenses

                                 (in thousands)
                                   (unaudited)



                                                   Three months ended
                                                   ------------------
                                            September 30,     September 30,
                                                1995              1994
                                            -------------     -------------

Revenue:
         External                            $11,419          $  6,924
         Affiliates                            4,739             6,772
                                             -------          --------

Total revenue                                 16,158            13,696
                                             -------          --------

Direct operating expenses:
         Cost of external sales                6,360             3,905
         Cost of affiliated sales              2,640             3,661
         Research and engineering                494               440
                                             -------          --------

Total direct operating expenses                9,494             8,006
                                             -------          --------

Excess revenue over direct operating
  expenses                                   $ 6,664          $  5,690
                                             -------          --------
                                             -------          --------

          The accompanying notes are an integral part of the statements.

              Selected Text Terminal Products of the Video Business Segment of the Components & Peripherals Business Unit
                        of Digital Equipment Corporation

                             Notes to the Statements

1.   Background:
     ----------

     Pursuant to an Asset Purchase Agreement (the "Agreement") dated October 20, 1995, between Digital Equipment Corporation ("Digital") and SunRiver Data Systems, Inc. ("SunRiver"), effective October 21, 1995, Digital sold to SunRiver certain tangible assets consisting principal of inventory and equipment, and certain contract rights and intellectual property (carried at zero value) of Selected Text Terminal products (the "Products") of the Video Business Segment of the Components & Peripherals ("C&P") Business Unit of Digital. Digital and SunRiver are also entering into certain related service and supply agreements.

     The Video Business Segment is involved in the design, manufacture, and marketing of Text Terminal products as general purpose, asynchronous serial, character cell, interactive display stations using ANSI or ASCII command and control protocols.

2.   Basis of Presentation:
     ---------------------

     The accompanying unaudited statement of assets sold and statements of revenue and direct operating expenses have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period ended September 30, 1995, are not necessarily indicative of the results that may be expected for the year ended June 29, 1996. The accompanying unaudited statement of assets sold and statements of revenue and direct operating expenses should be read in conjunction with the statement of assets sold and statements of revenue and direct operating expenses and footnotes included in this Form S-1.

     The statement of assets sold and the statements of revenue and direct operating expenses (the "Statements") are derived from the historical books and records of the Video Business Segment of the C&P Business Unit of Digital and present assets sold and revenue and direct operating expenses of the Products sold. The assets and the revenue and direct expenses in the Statements represent the assets and the revenues and direct expenses of the Products of the Video Business Segment sold in the Agreement.

     The statements of revenue and direct operating expenses include the manufacturing and overhead costs relating to the Products sold, which have been incurred at the primary manufacturing location in Taiwan. The facility in Taiwan also supports other product lines within the C&P business unit of

              Selected Text Terminal Products of the Video Business Segment of the Components & Peripherals Business Unit
                        of Digital Equipment Corporation

                       Notes to the Statements, continued

     Digital as well as other business units of Digital. The statements of revenue and direct operating expenses include allocations of costs incurred within the Taiwan plant applicable to the Products sold. They do not contain any other allocations of expense by Digital because they are not directly attributable to the products sold. Such allocations are provided in Note 3 of the Statements, which reflects a summary of the applicable expenses that were excluded from the Statements.

     Average standard cost was used in calculating the cost of external sales and the cost of affiliated sales. The cost of external sales and the cost of affiliated sales only reflect direct product costs. This includes direct material, labor, and overhead, and includes all direct Taiwan plant incurred costs (i.e., plant variances, plant period costs, inventory valuation changes). It does not include costs incurred outside of Taiwan (i.e., freight, duty and order fulfillment costs, C&P Business Unit sales and marketing costs, order administration costs, and product delivery costs, and Digital corporate overhead costs) because they are not directly attributable to the Products sold. Such allocations are provided in Note 3 of the Statements, which reflects a summary of the applicable expenses that were excluded from the Statements.

     Administrative functions and services performed for the C&P Business Unit by centralized service functions within Digital and allocated to the C&P business were not allocated to the reported Products sold because these costs are not directly attributable to the Products sold. Such allocations are provided in Note 3 of the Statements, which reflects a summary of the applicable expenses that were excluded from the Statements.

     Research and engineering expenses only include direct costs of engineering development, product management, and support. Allocated research and engineering costs were not included. Such allocations are provided in Note 3 of the Statements, which reflects a summary of the applicable expenses that were excluded from the Statements.

     The Products sold were supported by a general sales force within the C&P Business Unit of Digital that were not dedicated specifically to the discrete Products sold. Such costs have not been allocated to the products within the business unit for the purposes of the Statements because these costs are not directly attributable to the Products sold. Such allocations are provided in Note 3 of the Statements, which reflects a summary of the applicable expenses that were excluded from the Statements.

     The Statements do not reflect the results of operations for either Digital's recently launched "Multia" brand or for other products that were not included in the acquisition. Digital has retained all rights related to inventory, licenses, patents, and trademarks for sale of such products to its customers through its own distribution channels.

              Selected Text Terminal Products of the Video Business Segment of the Components & Peripherals Business Unit
                        of Digital Equipment Corporation

                       Notes to the Statements, continued

3.   Excluded Historical Expenses:
     ----------------------------

     The following expenses were excluded from the statements of revenue and direct operating expenses because they were not directly attributable to the products sold. The allocations below represent the expense allocations of the Products sold in the Agreement. The expenses have been allocated based on a variety of methods depending on the nature of the expense including by units produced, by proportion of the total product revenue or expense to the total business segment or business unit revenue or expense, and by management estimate. Management believes that these assumptions are reasonable under the circumstances. Such allocations include freight, duty, and order fulfillment costs, research and engineering costs, C&P Business Unit sales and marketing costs, order administration costs and product delivery costs, and Digital corporate overhead costs and are provided below:

                                                     (in thousands)
                                                   Three months ended
                                                   ------------------

                                                   September 30,   September 30,
                                                        1995            1994
                                                   -------------   -------------

Cost of sales
         Freight, duty, and order fulfillment         $  4,325        $  3,720

Research and engineering                                   217             193

Selling, general and administrative expense
      allocations:
         Sales and marketing                             2,513           3,417
         Order administration                               87              93
         Corporate overhead                                996             714
                                                      --------        --------

Total allocations omitted                             $  8,138        $  8,137
                                                      --------        --------
                                                      --------        --------

                      SUNRIVER CORPORATION AND SUBSIDIARIES


           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                                (PARENT COMPANY)

                            CONDENSED BALANCE SHEETS


                                                                                                              December 31,
                                                                                                  ----------------------------------
                                 ASSETS                                                                 1995               1994
                                                                                                  ---------------    ---------------
Current assets:
   Cash and cash equivalents .............................................................        $    105,824         $    107,455
   Other current assets ..................................................................                --                   --
                                                                                                  ------------         ------------
           Total current assets ..........................................................             105,824              107,455
Investments in and advances from subsidiaries (eliminated in consolidation):
   Investments, at equity ................................................................           5,169,767            5,677,959
   Advances to (from) subsidiaries, net ..................................................           8,339,306           (3,853,056)
Assets held for sale .....................................................................                --              1,208,733
Other assets .............................................................................              39,763
                                                                                                  ------------         ------------

                                                                                                  $ 13,654,660          $ 3,141,091
                                                                                                  ============          ===========

                  LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
   Accounts payable and accrued expenses .................................................        $    817,702         $    755,034
                                                                                                  ------------         ------------
           Total current liabilities .....................................................             817,702              755,034
                                                                                                  ------------         ------------
           Total liabilities .............................................................             817,702              755,034
Commitments and contingencies
Stockholder's equity:
   Preferred stock, $0.01 par value, 1,000,000 shares authorized, none ...................                --                   --
      issued
   Common Stock purchased but unissued, $.01 par value per share,
      24,936,589 shares to be issued at December 31, 1995 ................................                --                249,366
   Common stock, $0.01 par value, 60,000,000 shares authorized,
      45,550,214 and 13,887,923 shares issued at December 31, 1995
      and 1994, respectively .............................................................             455,502              138,879
   Additional paid-in capital ............................................................          23,769,379           13,553,473
   Accumulated deficit ...................................................................         (11,387,923)         (11,555,661)
                                                                                                  ------------         ------------
           Total stockholder's equity ....................................................          12,836,958            2,386,057
                                                                                                  ------------         ------------

                                                                                                  $ 13,654,660         $  3,141,091
                                                                                                  ============         ============


The financial statements should be read in conjunction with the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, which information is included elsewhere herein.

                      SUNRIVER CORPORATION AND SUBSIDIARIES


           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                                (PARENT COMPANY)

                       CONDENSED STATEMENTS OF OPERATIONS

                               For the Years Ended


                                                                                                     December 31,
                                                                                   -------------------------------------------------
                                                                                        1995             1994              1993
                                                                                   ---------------  ---------------  ---------------

Sales ........................................................................     $     --          $  3,180,351      $  2,814,477
Cost of sales ................................................................                          1,692,323         1,637,590
                                                                                   ------------      ------------      ------------
           Gross margin ......................................................                          1,488,028         1,176,887
Expenses:
   Operating .................................................................          651,234         1,636,341         1,222,604
   Interest ..................................................................            1,667            32,996            35,774
   Other (income) and expenses ...............................................                             77,872           (11,323)
                                                                                   ------------      ------------      ------------
                                                                                        652,901         1,747,209         1,247,055
                                                                                   ------------      ------------      ------------
Loss before benefit for income taxes and other items shown below .............         (652,901)         (259,181)          (70,168)
Benefit for income taxes .....................................................          215,036              --
                                                                                   ------------      ------------      ------------
Loss before equity in loss from consolidated subsidiaries ....................         (437,865)         (259,181)          (70,168)
Equity in income (loss) of consolidated subsidiaries .........................         (543,193)          232,959
                                                                                   ------------      ------------      ------------
Loss from continuing operations ..............................................         (981,058)          (26,222)          (70,168)
Equity from gain on disposal of discontinued operations ......................        1,148,797
                                                                                   ------------      ------------      -------------

           Net income (loss) .................................................     $    167,739      $    (26,222)     $    (70,168)
                                                                                   ------------      ------------      ------------
                                                                                   ------------      ------------      ------------
Weighted average number of common and common
      equivalent shares outstanding ..........................................       43,656,273        27,185,879        26,435,288
                                                                                   ------------      ------------      ------------
                                                                                   ------------      ------------      ------------
Earnings (loss) per share:
      From continuing operations .............................................     $      (0.02)     $       0.00      $       0.00
      From disposal of discontinued operations ...............................     $       0.02
                                                                                   ------------      ------------      ------------
Net income (loss) ............................................................     $       0.00      $       0.00      $       0.00
                                                                                   ------------      ------------      ------------
                                                                                   ------------      ------------      ------------

The financial statements should be read in conjunction with the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, which information is included elsewhere herein.

                     SUNRIVER CORPORATION AND SUBSIDIARIES


           SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                                (PARENT COMPANY)

                       CONDENSED STATEMENTS OF CASH FLOWS
                               For the Years Ended


                                                                                                    December 31,
                                                                                 --------------------------------------------------
                                                                                       1995             1994              1993
                                                                                 ---------------  ---------------   ---------------
Net cash flows used in operating activities ...............................       $(1,619,703)       $   214,412        $   (95,904)
Cash flows from investing activities:
      Decrease (increase) in net advances to subsidiaries .................        (5,629,363)         3,700,343
      Increase in investment in consolidated subsidiaries, net ............           508,192         (5,677,960)
      Payments for other assets ...........................................              --              (22,381)           (20,552)
                                                                                  -----------        -----------        -----------
Net cash provided by (used in) investing activities .......................        (5,121,171)        (1,999,998)           (20,552)
Cash flows from financing activities:
      Proceeds from sale of convertible notes .............................         4,575,000
      Proceeds from issuance of common stock ..............................         2,164,243          1,825,857              2,000
      Decrease in short-term debt .........................................              --                                 (40,360)
      Proceeds from debt issuance .........................................              --                                  41,055
      Payments on capital lease obligations ...............................              --                                 (58,136)
      Advance payment on strategic alliance ...............................              --                                  75,000
      Retirement of preferred stock .......................................              --                                  (5,612)
                                                                                  -----------        -----------        -----------
Net cash provided by financing activities .................................         6,739,243          1,825,857             13,947
                                                                                  -----------        -----------        -----------
Net increase (decrease) in cash and cash equivalents ......................            (1,631)            40,271           (102,509)
Cash and cash equivalents at beginning of year ............................           107,455             67,184            169,693
                                                                                  -----------        -----------        -----------

 Cash and cash equivalents at end of year .................................       $   105,824        $   107,455        $    67,184
                                                                                  -----------        -----------        -----------
                                                                                  -----------        -----------        -----------
Non-cash transactions: ....................................................              --
      Conversion of convertible notes into common stock ...................       $ 4,575,000
      Compensatory value of warrants ......................................         3,216,267
      Common stock issued for consulting services .........................           380,250
      Accrual of services to be paid in common stock ......................           856,562
      Distribution of assets of discontinued operations ...................         2,357,530
      Issuance of common stock in Digital purchase ........................         3,000,000



The financial statements should be read in conjunction with the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, which information is included elsewhere herein.

                     SUNRIVER CORPORATION AND SUBSIDIARIES


                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                        For the Years Ended December 31,


                              Balance at
                             Beginning of                                                        Balance at
       Description              Period                Additions           Deductions           End of Period
- - --------------------------  ---------------       ---------------       ---------------       ---------------
Allowances:
   Doubtful accounts:
      1993................      $   --            $   --                $     --              $   --
      1994................      $   --            $1,176,000  (A)       $  109,000  (B)       $1,067,000
      1995................      $1,067,000        $1,072,000            $  732,000  (C)       $1,407,000
   Inventory reserves:
      1993................      $   --            $   --                $     --              $   --
      1994................      $   --            $4,046,000  (D)       $   48,000            $3,998,000
      1995................      $3,998,000        $   99,000            $1,065,000  (E)       $3,032,000

A) Includes $1,128,000 of allowance for accounts acquired in the SunRiver Data Acquisition.

B)   Includes accounts written off during the period.

C)   Includes accounts written off during the period.

D) Includes $4,004,000 of reserves for inventory acquired in the SunRiver Data Acquisition.

E)   Includes inventory written off during the period.


=================================================      ====================================================


    No dealer, salesman or other person has
been authorized to give any information or to
make any representations, other than those
contained in this Prospectus, and, if given or
made, such information or representations must
not be relied upon as having been authorized by                        SUNRIVER CORPORATION
the Company or by the Underwriter.  This
Prospectus does not constitute an offer to sell,                        14,444,210 Shares
or a solicitation of an offer to buy, any                                of Common Stock
securities offered hereby by anyone in any
jurisdiction in which such offer or solicitation is
not qualified and to do so or to anyone to whom
it is unlawful to make such offer of solicitation.



    Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

               TABLE OF CONTENTS
                                           Page                            PROSPECTUS
Prospectus Summary............................2
Risk Factors..................................4
Reorganization...............................10
Recent Developments..........................14
Use of Proceeds..............................18
Dividend Policy..............................19
Price Range of Common Stock..................19
Selected Consolidated Financial Data.........19
SunRiver Corporation and Selected Digital
 Text Terminal Products Pro Forma
 Financial Statements........................21
Management's Discussion and Analysis of                                       , 1996
  Financial Condition and Results of
  Operations.................................24
Business.....................................38
Management...................................49
Security Ownership of Certain Beneficial
  Owners and Management......................54
Selling Stockholders.........................56
Plan of Distribution.........................59
Certain Transactions.........................60
Description of Capital Stock.................61
Legal Matters................................63
Experts......................................63
Change In Accountants........................63
Additional Information.......................64
Index to Financial Statements...............F-1
=================================================      ====================================================

                                     PART II


INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the shares of Common Stock offered hereby, all of which will be borne by Registrant.

SEC registration fee ........................................ $      14,734
Nasdaq listing fee...........................................         7,500
Legal fees and expenses......................................        75,000
Accountants' fees and expenses...............................       100,000
Printing expenses............................................        15,000
Transfer agent fees and expenses.............................         1,000
Miscellaneous expenses....................................... $      11,766
                                                              -------------

Total........................................................ $     225,000
                                                              -------------
                                                              -------------




Item 14.  Indemnification of Directors and Officers

     Paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) a breach of the director's duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct, or a knowing violation of the law; (iii) an unlawful payment of dividend, stock purchase or redemption under Section 174 of such law; or (iv) for any transaction wherein the director derived an improper personal benefit.
Section 145 of such law provides, generally, that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation in nonderivative suits for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. In the case of criminal actions and proceedings, such person must have had no reasonable cause to believe his conduct was unlawful. Indemnification of expenses is authorized in stockholder derivative suits where such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and so long as he had not been found liable for negligence or misconduct in the performance of his duty to the corporation. Even in this latter instance, the court may determine that, in view of all the circumstances, such person is entitled to indemnification for such expenses as the court deems proper. A person sued as a director, officer, employee or agent of a corporation who has been successful in defense of the action must be indemnified by the corporation against expenses.

     Registrant's  Certificate  of  Incorporation,   as  amended,  contains  the
indemnification provisions set forth below:

     "ELEVENTH:  The  corporation  shall,  to the fullest  extent  permitted  by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify and advance the expenses of any and all persons whom it shall have power to indemnify or advance the expenses of under said section from and against any and all of the expenses, judgments, fines, amounts paid in settlements, liabilities, or other matters referred to in or covered by said section, and the indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     "TWELFTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit."

     The Registrant maintains policies insuring the Company's directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act 1933, as amended ("Securities Act").

Item 15.  Recent Sales of Unregistered Securities

     During the last three years, the Registrant has sold and issued the following unregistered securities:

     In connection with the Registrant's December 1994 acquisition of SunRiver Group, Inc. (formerly named SunRiver Corporation ("SunRiver Group")), the Registrant issued (1) in December 1994 5,594,001 shares of its common stock, par value $.01 ("Common Stock"), to SunRiver Group in consideration for the assets and business of SunRiver Group; (2) in October 1995 20,845,379 additional shares of Common Stock to SunRiver Group for such consideration; (3) in October 1995 a warrant to SunRiver Group to purchase 4,174,704 shares of Common Stock at $1.84 per share as consideration for SunRiver Group's guarantee of the Registrant's obligations under a put option granted to NCR Corporation (formerly known as AT&T Global Information Solutions Company) ("NCR" or "AT&T-GIS"); and (4) in November 1995 4,091,210 shares of its Common Stock to RAS Securities Corp. ("RAS") and its designees in consideration for, among other matters, RAS's introducing the Registrant to SunRiver Group and advising the Registrant with respect to its acquisition of SunRiver Group and Applied Digital Data Systems, Inc. In addition, in December 1994, the Registrant issued 288,000 shares of Common Stock to Venture First II, L.P. in satisfaction of a SunRiver Group obligation assumed by the Registrant and 300,000 shares of Common Stock to Rosbro Capital Corporation in exchange for the release of certain obligations of the Registrant.

     In April 1995, the Registrant issued to Vortex Capital Corp., One World Asset Management and Tremont Bermuda Ltd. warrants to purchase a total of 88,889 shares of Common Stock at $1.50 per share in consideration for consulting and financial services provided and to be provided to the Registrant. In January 1996, the Registrant issued to The Research Works, Inc. a warrant to purchase 50,000 shares of Common Stock at $3.50 per share, adjusted to $3.00 per share, in consideration for services relating to the production and distribution of certain reports on behalf of the Registrant.

     In connection with the acquisition by Registrant's wholly-owned subsidiary, SunRiver Data Systems, Inc., in October 1995 of certain assets of Digital Equipment Corporation ("Digital"), the Registrant issued in October 1995 (1) a warrant to The Chase Manhattan Bank, N.A. to purchase 1,000,000 shares of Common Stock at $3.6875 per share in consideration for providing financing for the Registrant; (2) a warrant to NCR to purchase 500,000 shares of Common Stock at $3.875 per share in partial consideration for NCR's agreeing to a restructuring of the Registrant's obligations to NCR; (3), for $3,000,000 of the purchase price of Digital's assets, 793,389 shares of Common Stock to Digital, and granted to Digital the right to receive up to an additional 206,611 shares of Common Stock in the event the closing price of the Common Stock on The NASDAQ SmallCap Market on the date the registration relating to such shares becomes effective is less than $3-25/32. Digital is one of the selling stockholders whose shares of Common Stock (including the additional 206,611 shares which may be issued to Digital) are being registered by this Registration Statement.

     In January 1996, the Registrant issued to Kempisty & Company, CPA's P.C., its former accountant, 10,000 shares of Common Stock in consideration for services rendered. Kempisty & Company is one of the selling stockholders whose 10,000 shares are being registered by this Registration Statement.

     In January 1996, the Registrant issued to Lehman Brothers Inc. 20,000 shares of Common Stock in consideration for financial services rendered.

     The above transactions were private transactions not involving a public offering and were exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof. The sales of securities were made pursuant to Regulation D under such act without the use of an underwriter, and the certificates or documents evidencing the securities bear a restrictive legend permitting the transfer thereof only upon registration of the shares or an exemption under the Securities Act.

     In December 1994 and March 1995 the Registrant issued, at $.50 per share, a total of 7,000,000 shares of its Common Stock in a private placement to accredited investors under Regulation D of the Securities Act in which RAS
Securities Corp. acted as the exclusive placement agent and received a commission of 10% and a non-accountable expense allowance of 3% of the gross proceeds of the private placement and an investment banking fee of $250,000 and a consulting fee of $240,000. The purchasers of the Common Stock in this private placement are among the selling stockholders whose shares of Common Stock are being registered by this Registration Statement.

     The Registrant has sold convertible notes and Common Stock in offerings under Regulation S ("Reg. S") under the Securities Act. The Company relied upon Rule 903(c)(2) of Reg. S with respect to its Reg. S offerings and the basis of the exemption in each such offering was as follows: (i) the offer and sale of the securities were made in an "off shore transaction" as defined in Rule 902(i), subsections (1)(i) and (1)(ii)(A); (ii) no directed selling efforts, as defined in Rule 902(b), were made in the United States by the Registrant, a distributor, any of their respective affiliates, or any person acting on behalf of any of foregoing; (iii) the Registrant is a reporting issuer; (iv) offering restrictions were implemented--the subscription agreements and convertible notes contained statements to the effect that the securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available; and the offer and sale of the securities were not made pursuant to an offering circular or prospectus, as none was prepared or provided; (v) the purchasers agreed that securities could not be transferred or resold to any U.S. person, until at least the 41st day following the date of their issuance and then only in accordance with the Securities Act and applicable state laws and each purchaser also agreed that it was solely responsible for compliance with the Securities Act and applicable state laws with respect to any such transfer or resale.

     In two Reg. S offerings, the Registrant in April 1995 sold $1,000,000 principal amount of 10% convertible notes ("$1,000,000 TradeWave Notes") and in August 1995 sold $400,000 principal amount of 10% convertible notes ("$400,000 TradeWave Notes"). The $1,000,000 TradeWave Notes and $400,000 TradeWave Notes were converted into 1,270,375 shares (between June and August 1995) and 189,796 shares (in October 1995) of Common Stock, respectively. The conversion price for both the $1,000,000 TradeWave Notes and the $400,000 TradeWave Notes was equal to 60% of the average closing price for the Common Stock on The Nasdaq SmallCap Market for the five business days immediately preceding the date of each conversion. For financial services rendered in connection with the $1,000,000 TradeWave Notes and the $400,000 TradeWave Notes and to be rendered to the Registrant pursuant to a consulting arrangement, the Registrant issued to financial advisors warrants to purchase prior to April 21, 2000 88,889 shares of Common Stock at the exercise price of $1.50.

     In a Reg. S offering completed October 12, 1995, the Registrant received gross proceeds of $750,000 by selling convertible non-interest bearing notes (the "$750,000 Note"). The $750,000 Note was converted into 359,691 shares of Common Stock.

     In Reg. S offerings completed October 20, 1995, the Registrant received gross proceeds of $2,500,000 by selling convertible non-interest bearing notes (the "$2,500,000 Notes"). The $2,500,000 Notes were converted into 1,236,855 shares of Common Stock.

     In a Reg. S offering completed on October 30, 1995, the Registrant received gross proceeds of $1,000,000 by selling 315,457 shares of Common Stock for $3.17 per share, a price equal to 87.5% of the closing price of the Common Stock on October 27, 1995. Pursuant to agreement, the Company issued to the purchasers an additional 78,632 shares of Common Stock under this Reg. S offering.

     The Registrant issued 78,500 shares of Common Stock, which were valued at $3.625 per share, and warrants to purchase 500,000 shares of Common Stock to financial advisors in connection with the October 20, 1995 and October 30, 1995 Reg S. offerings. These warrants are exercisable for three years at the market price of the Common Stock on the date of the warrants' issuance (ranging from $3.625 to $3.78125 per share) and the holders have registration rights with respect to the shares issuable upon exercise of the warrants.

     The Registrant borrowed $1,000,000 on October 20, 1995, that was repayable in ten days, and issued to a financial advisor warrants to purchase 25,000 shares of Common Stock at $3.875 per share and otherwise having the terms of the warrants which are referred to in the preceding paragraph. This loan was repaid out of the proceeds of a Reg. S offering completed October 30, 1995, described above.

     In an offering under Reg. S completed on January 5, 1996, the Registrant received gross proceeds of $1,000,000 by selling 496,124 shares of Common Stock for $2.02 per share, a price equal to 75% of the closing bid price of the Common Stock on January 2, 1996. As permitted by their agreement with the Registrant, the purchasers elected to adjust the $2.02 price per share to $1.68 per share, which is 75% of the average closing bid price of the Common Stock during the five business days immediately preceding such election. As a result of such adjustment, an additional 98,119 shares of Common Stock were issued, bringing the total to 594,243 shares. In connection with this offering, the Registrant issued warrants, exercisable within three years, to financial advisors to purchase 50,000 shares of Common Stock at an exercise price of $2.6875.


     In Reg. S offerings commenced in January and completed in February 1996, the Registrant received gross proceeds of $1,500,000 by selling convertible non-interest bearing notes (the "$1,500,000 Notes") which allowed the holders to convert the $1,500,000 Notes during the period beginning on the 41st day following their issuance until March 10, 1997 into that number of shares of Common Stock determined by dividing $1,500,000 by (i) 87-1/2% of the average closing bid price for the Common Stock for the five business days immediately preceding the conversion date ("Average Bid Price") if such price is less than $3.15 per share; or (ii) seventy-five percent of the Average Bid Price if such price is not less than $3.15 per share; however, the conversion price would be no less than $1.60 per share nor more than $3.00 per share. The maximum number of shares into which the $1,500,000 Notes were convertible was 937,500. As of May 8, 1996, holders of all of the $1,500,000 Notes had converted their notes into 783,313 shares of Common Stock at the average price of $1.91 per share. In connection with this Reg. S offering, the Registrant issued warrants, exercisable within three years, to financial advisors to purchase 150,000 shares of Common Stock at an exercise price ranging from $2.41 to $2.6875 per share.



Item 16(a). List of Exhibits

Exhibit No.*   Description of Exhibit


2(a)[2] Asset Purchase Agreement, dated as of October 20, 1995, between Digital Equipment Corporation, as Seller, and SunRiver Data Systems, Inc., as Purchaser.

2(b)[2] Basic Order Agreement for Text Terminals Products and Parts, dated as of October 20, 1995, between Digital Equipment
               Corporation, as Buyer, and SunRiver Data Systems, Inc., as Seller, with All-Quotes, Inc. as guarantor of the obligations of SunRiver Data Systems, Inc. thereunder.

2(c)[2] Manufacturing Services Agreement, dated as of October 20, 1995, between Digital Equipment Corporation and SunRiver Data Systems, Inc.

2(d)[2] Interim Services Agreement, dated as of October 20, 1995, between Digital Equipment Corporation and SunRiver Data Systems, Inc.

2(e)[2]        Maintenance  Service  Agreement,  dated as of October  20,  1995,
               between  SunRiver  Data  Systems,   Inc.  and  Digital  Equipment
               Corporation.

2(f)[2] Trademark Assignment, dated as of October 20, 1995, from Digital Equipment Corporation to SunRiver Data Systems, Inc.

2(g)[2] Software License Agreement, dated as of October 20, 1995, between Digital Equipment Corporation and SunRiver Data Systems, Inc.

2(h)[2] Patent Assignment and License Agreement, dated as of October 20, 1995, between Digital Equipment Corporation and SunRiver Data Systems, Inc.

2(i)[2]        Registration   Agreement   relating   to  the  common   stock  of
               All-Quotes,   Inc.,  dated  as  of  October  20,  1995,   between
               All-Quotes, Inc. and Digital Equipment Corporation.

2(j)[2] Stipulation for Permanent Injunction and Final Order Thereon, entered October 30, 1995, relating to action by Sun Microsystems, Inc. against SunRiver Corporation, et al.

2(k)[2] Credit Agreement and Guaranty, dated as of October 20, 1995, among SunRiver Data Systems, Inc., as Borrower, SunRiver Acquisition Corp. and All-Quotes, Inc., as Guarantors, SunRiver Group, Inc., as Hypothecator, and The Chase Manhattan Bank, N.A., as Agent and Bank.

2(l)[2] Revolving Credit Note, dated October 20, 1995, of SunRiver Data Systems, Inc. payable to The Chase Manhattan Bank, N.A.

2(m)[2] Term Loan Note, dated October 20, 1995, of SunRiver Data Systems, Inc. payable to The Chase Manhattan Bank, N.A.

2(n)[2] Security Agreement, dated as of October 20, 1995, between The Chase Manhattan Bank, N.A., as agent and bank, and SunRiver Data Systems, Inc.

2(o)[2] Patent Security Interest Agreement, dated as of October 20, 1995, between The Chase Manhattan Bank, N.A., as agent and bank, and SunRiver Data Systems, Inc.

2(p)[2] Trademark Security Interest Agreement, dated October 20, 1995, between The Chase Manhattan Bank, N.A. and SunRiver Data Systems, Inc.

2(q)[2] Copyright Security Interest Agreement, dated as of October 20, 1995, between The Chase Manhattan Bank, N.A., as agent and bank, and SunRiver Data Systems, Inc.

2(r)[2] Pledge Agreement, dated October 20. 1995, between The Chase Manhattan Bank, N.A. and All-Quotes, Inc.

2(s)[2] Pledge Agreement, dated October 20, 1995, between The Chase Manhattan Bank, N.A. and SunRiver Acquisition Corp.

2(t)[2] Hypothecation Agreement, dated October 20, 1995, between The Chase Manhattan Bank, N.A. and SunRiver Group, Inc.

2(u)[2] Release and Reassignment Agreement, dated October 20, 1995, between SunRiver Data Systems, Inc. and Congress Financial Corporation.

2(v)[2] Supplementary Agreement, dated October 20, 1995, among SunRiver Group, Inc., SunRiver Acquisition Corp., SunRiver Data Systems, Inc. and AT&T Global Information Solutions Company.

2(w)[2] Cancellation of Pledge Agreements, dated October 20, 1995, executed by AT&T Global Information Solutions Company.

2(x)[2] Pledge Agreement, dated October 20, 1995, between AT&T Global Information Solutions Company, as pledgee, and SunRiver Group, Inc., as pledgor.

2(y)[2] Amended and Restated Call Option, dated October 20, 1995, granted to SunRiver Data Systems, Inc. relating to 1,000 shares of preferred stock of SunRiver Data Systems, Inc.

2(z)[2] Amended and Restated Put Option, dated October 20, 1995, granted to AT&T Global Information Solutions Company relating to 1,000 shares of preferred stock of SunRiver Data Systems, Inc.

2(aa)[2]       Agreement to Extend  Promissory Note and Mortgage,  dated October
               20,  1995,  among  SunRiver  Acquisition  Corp.,   SunRiver  Data
               Systems, Inc. and AT&T Global Information Systems, Inc.

2(bb)[3] Acquisition Agreement by and among SunRiver Corporation (now SunRiver Group, Inc.), All-Quotes, Inc., and All-Quotes Capital Corp., dated December 9, 1994 (filed as exhibit 2(a) to Registrant's December 12, 1994 Form 8-K).

2(cc)[3] Amendment No. 1 to the Acquisition Agreement, dated December 9, 1994 (filed as exhibit 2(b) to Registrant's December 12, 1994 Form 8-K).

2(dd)[3] Stock Purchase Agreement by and among AT&T Global Information Solutions Company, Applied Digital Data Systems, Inc., and SunRiver Corporation (now SunRiver Group, Inc.), dated November 23, 1994 (filed as exhibit 2(c) to Registrant's December 12, 1994 Form 8-K).

2(ee)[3] Promissory Note Secured by Real Estate Mortgage from SunRiver Acquisition Corp. payable to AT&T Global Information Solutions Company, dated December 9, 1994 (filed as exhibit 2(f) to Registrant's December 12, 1994 Form 8-K).

2(ff)[3] Guarantee by SunRiver Corporation (now SunRiver Group, Inc.) to AT&T Global Information Solutions Company, dated December 9, 1994 (filed as exhibit 2(i) to Registrant's December 12, 1994 Form 8-K).

2(gg)[3]       Agency  Agreement  between  All-Quotes,  Inc. and RAS  Securities
               Corp.,   dated  October  27,  1994  (filed  as  exhibit  2(n)  to
               Registrant's December 12, 1994 Form 8-K).

2(hh)[3] RAS Assignment and Transfer Agreement between All-Quotes, Inc. and RAS Securities Corp., dated December 9, 1994 (filed as exhibit 2(o) to Registrant's December 12, 1994 Form 8-K).

2(ii)[3] Letter Agreement from All-Quotes, Inc. to RAS Securities Corp. regarding Gross Fees payable by All-Quotes, Inc. to RAS Securities Corp., dated December 9, 1994 (filed as exhibit 2(p) to Registrant's December 12, 1994 Form 8-K).

2(jj)[3]       Consulting  Fee  Agreement  between  All-Quotes,   Inc.  and  RAS
               Securities Corp., dated December 8, 1994 (filed as exhibit 2(q) to Registrant's December 12, 1994 Form 8-K).

2(kk)[7] Agreement of Purchase and sale by and between All-Quotes, Inc. and Global Market Information, Inc. dated October 13, 1994 (filed as Exhibit A to Registrant's December 5, 1994 Information Statement).

2(ll)[4] Asset Purchase Agreement, dated as of March 22, 1995, between Microelectronics and Computer Technology Corporation and EiNet Acquisition Corp. (now TradeWave Corporation) (filed as exhibit 2(s) to Registrant's 1994 10-K/A). (This Agreement has been revised. See Exhibits 2(mm) and 2(nn), below.)

2(mm)[10]      Amendment  No. 1,  dated  March 4,  1996,  to the Asset  Purchase
               Agreement between MCC and TradeWave Corporation.

2(nn)[10]      Amendment  No. 1, dated  March 4, 1996,  to the  Addendum  to the
               Research  and  Development  Agreement  between MCC and  TradeWave
               Corporation.


3.1**          Certificate  of  Incorporation  and  Certificates   of  Amendment
               thereto.


3.2[8]         By-Laws

4(a)[2] Warrant granted to The Chase Manhattan Bank, N.A. to purchase 1,000,000 shares of the common stock of All-Quotes, Inc.

4(b)[2] Warrant granted to AT&T Global Information Solutions Company to purchase 500,000 shares of the common stock of All-Quotes, Inc.

4(c)[9] Warrant granted to SunRiver Group, Inc. to purchase 4,174,704 shares of All-Quotes, Inc. Common Stock.

4(d)[3] Two Proxy and Voting Agreements, each appointing William Long and Gerald Youngblood as attorneys and proxies to vote shares of All-Quotes, Inc., dated December 9, 1994 (filed as exhibit 4(b) to Registrant's December 12, 1994 Form 8-K).

4(e)[3]        Amended and Restated Voting Trust Agreement


4(f)** Agreement of SunRiver Group, Inc. not to exercise warrants to purchase 2,654,565 shares of SunRiver Corporation Common Stock.


5**            Opinion of Fischbein Badillo Wagner Harding

10(a)[3] Joint Marketing and Volume Purchase Agreement by and between Applied Digital Data Systems, Inc. and AT&T Global Information Solutions Company, dated December 12, 1994.

10(b)[3] Master OEM Maintenance Agreement by and between Applied Digital Data Systems, Inc. and AT&T Global Information Solutions Company, dated December 9, 1994.

10(c)[3] ADDS Computer Systems Purchase Agreement by and between Applied Digital Data Systems, Inc. and AT&T Global Information Solutions Company, dated December 9, 1994.

10(d)[3] Registration Rights Agreement between All-Quotes, Inc. and RAS Securities Corp., dated December 9, 1994.

10(e)[5] Lease, dated August 22, 1994, between International Software Systems, Inc. and SunRiver Corporation (now SunRiver Group, Inc.) of the premises located at Suite 201, Building IV, 9430 Research Blvd. Austin, Texas.

10(f)[5] Lease, dated March 16, 1992, between Aetna Life Insurance Company and NCR Corporation of the premises located at Heathrow, I Office Building, 250 International Parkway, Heathrow, Florida.

10(g)[4] Operating Agreement for General Automation LLC, dated as of May 22, 1995, between SunRiver Data Systems, Inc. and General Automation, Inc.

10(h)[4] Consulting Agreement, dated as of January 1, 1995, between SunRiver Data Systems, Inc. and NAFCO Consulting, Inc.

10(i)[9] Addendum to Consulting Agreement, dated as of January 2, 1995, among SunRiver Data Systems, Inc., NAFCO Consulting, Inc. and William M. Moore.

10(j)[4] Stock Option Agreement, dated October 3, 1994, between the Company and J. Gerald Combs, granting to Mr. Combs the option to purchase 700,000 shares of Common Stock (filed as exhibit 10(i) to Registrant's 1994 Form 10-K/A).

10(k)[4] Letter Agreement, dated January 24, 1995, from SunRiver Group, Inc. to All-Quotes, Inc. and RAS Securities Corp. agreeing not to register shares of Common Stock prior to June 9, 1996 (filed as exhibit 10(j) to Registrant's 1994 Form 10-K/A).

10(l)[6] All-Quotes, Inc. 1995 Incentive Plan (filed as Exhibit E to Registrant's Information Statement, dated September 28, 1995).

10(m)[10]      Exchange of Shares  Agreement,  dated  August 14,  1995,  between
               All-Quotes, Inc. and All- Quotes Capital Corp. involving the exchange of common stock of the respective companies, general releases and release from escrow of common stock of All-Quotes
               Data, Ltd.

11[10]         Statement re Computation of Per Share Earnings.

16[4] Letter of Philip Kempisty, former accountant to All-Quotes, Inc., regarding change of the Company's certifying accountant.

21[9]          List of Subsidiaries

23(a)**        Consent of Fischbein Badillo Wagner Harding  (included in Exhibit
               5)

23(b)1**       Consent of Coopers & Lybrand L.L.P.-Austin, Texas

23(b)2**       Consent of Coopers & Lybrand L.L.P.-Boston, Massachusetts

- - ----------------------

* Numbers inside brackets indicate documents from which exhibits have been incorporated by reference.

               Unless otherwise indicated, documents incorporated by reference refer to the identical exhibit number in the documents from which they are being incorporated.

**             Filed herewith.

[2] Incorporated by reference to Registrant's Current Report on Form 8-K dated October 23, 1995.

[3] Incorporated by reference to Registrant's Current Report on Form 8-K dated December 12, 1994.

[4] Incorporated by reference to Registrant's amended Annual Report on Form 10-K/A for the transition period July 1 through December 31, 1994.

[5] Incorporated by reference to Registrant's Annual Report on Form 10-K for the transition period July 1 through December 31, 1994.

[6] Incorporated by reference to Registrant's Information Statement dated September 28, 1995.

[7] Incorporated by reference to Registrant's Information Statement dated December 5, 1994.

[8] Incorporated by reference to Registrant's Registration Statement on Form S-18 (File No. 33-32396-NY).

[9] Incorporated by reference to the original Registration Statement on Form S-1 (File No. 33- 80319).

[10] Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.


[11] Incorporated by reference to Amendment No. 2 to the Registration Statement in Form S-1 (File No. 33-80319).



Item 17. Undertakings.

The Company hereby undertakes:

     (a) To file,  during any period in which  offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement;

     (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (d) That, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions of the General Corporation Law of the State of Delaware, the Company's Certificate of Incorporation, employment agreements with certain officers of the Company or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas on the 30th day of May, 1996.


                                                   SUNRIVER CORPORATION




                                                   By: /s/ Gerald Youngblood
                                                       -------------------------
                                                          Gerald Youngblood
                                                          Chairman of the Board



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Gerald Youngblood  Chairman of the Board of Directors,        May 30, 1996
- - ---------------------
Gerald Youngblood      President, and Director
                       (Principal Executive Officer)

/s/ William C. Long    Executive Vice President,                  May 30, 1996
- - ---------------------
William C. Long        and Director


/s/ Toni McElroy       Executive Vice-President, Finance,         May 30, 1996
- - ---------------------
Toni McElroy           Treasurer, Secretary, and
                       Director (Principal Financial
                       Officer and Principal Accounting Officer)

/s/ Sam Smith          Director                                   May 30, 1996
- - ---------------------
Sam Smith

                                 E X H I B I T S


Exhibit No.    Description of Exhibit Page


3.1            Certificate of Incorporation and Certificates of Amendment therto

4(f) Agreement of SunRiver, Inc. not to exercise warrants to purchase 2,654,565 shares of SunRiver Corporation Common Stock


5              Opinion of Fischbein Badillo Wagner Harding

23(a)          Consent of Fischbein Badillo Wagner Harding
               (included in Exhibit 5)

23(b)1         Consent of Coopers & Lybrand L.L.P.-Austin, Texas

23(b)2         Consent of Coopers & Lybrand L.L.P.-Boston, Massachusetts